Filed with the Securities and Exchange Commission on February 25, 1994

                                                     Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                                F O R M   S - 4

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             BANC ONE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                     Ohio
         (State or other jurisdiction of incorporation or organization)

                                     6711
            (Primary Standard Industrial Classification Code Number)

                                  31-0738296
                      (I.R.S. Employer Identification No.)

           100 East Broad Street, Columbus, Ohio 43271, (614) 248-5944 (Address, including Zip Code, and telephone number, including area code, of Registrant's principal executive offices)

                  Roman J. Gerber, Esq., BANC ONE CORPORATION
           100 East Broad Street, Columbus, Ohio 43271, (614) 248-5903 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                With Copies to:

                            Carter K. McDowell, Esq.
                              BANC ONE CORPORATION
                             100 East Broad Street
                             Columbus, Ohio  43271
                                  614/248-6697

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Capital Bancorp with and into a wholly owned subsidiary of the Registrant pursuant to the Merger Agreement described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        Calculation of Registration Fee

                                          Proposed    Proposed
                                           maximum     maximum
Title of each class         Amount        offering    aggregate      Amount of
   of securities            to be           price     offering     registration
 to be registered         registered(1)   per unit(2)  price(2)        fee(2)

Common Stock                 433,850       $17.00     $7,375,450      $2,543.27


(1) Based on an estimate of the maximum number of shares of common stock of the Registrant to be issued in connection with the merger of Capital Bancorp with and into a wholly owned subsidiary of the Registrant and the merger of Capital City Bank, a subsidiary of Capital Bancorp, with and into a wholy owned bank subsidiary of Registrant.
(2) Estimated solely for purpose of computing the registration fee based upon the book value of the Common Stock, par value $10.00 per share, of Capital Bancorp as of January 31, 1994 in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                              BANC ONE CORPORATION
                             Cross Reference Sheet


                                                   Caption in Prospectus
           Item of Form S-4                         and Proxy Statement

A.  Information about the Transaction

    Item 1 - Forepart of Registration      Outside Front Cover Page
    Statement and Outside Front Cover      Reference Sheet
    Page of Prospectus

    Item 2 - Inside Front and Outside      Available Information; Incorpora-
    Back Cover Pages of Prospectus         tion by Reference; Table of
                                           Contents

    Item 3 - Risk Factors, Ratio of        Information About the Transactions
    Earnings to Fixed Charges and
    Other Information

    Item 4 - Terms of the Transaction      Merger and Consolidation;
                                           Comparative
                                           Rights of Shareholders

    Item 5 - Pro Forma Financial Infor-    Incorporation by Reference
    mation

    Item 6 - Material Contacts with        Background of Transactions
    the Company Being Acquired

    Item 7 - Additional Information                         *
    Required for Reoffering by
    Persons and Parties Deemed To Be
    Underwriters

    Item 8 - Interests of Named            Interests of Named Experts
    Experts

    Item 9 - Disclosure of Commission                       *
    Position on Indemnification for
    Securities Act Liabilities


B.  Information about the Registrant

    Item 10 - Information with Respect     Information about BANC ONE
    to S-3 Registrants                     CORPORATION; Comparative Rights
                                           of Shareholders

    Item 11 - Incorporation of Certain     Incorporation of Certain Informa-
    Information by Reference               tion About BANC ONE by Reference

    Item 12 - Information with Respect                      *
    to S-2 or S-3 Registrants

    Item 13 - Incorporation of Certain                      *
    Information by Reference

    Item 14 - Information with Respect                      *
    to Registrants Other Than S-2 or
    S-3 Registrants

C.  Information about the Company
    Being Acquired

    Item 15 - Information with Respect                      *
    to S-3 Companies

    Item 16 - Information with Respect                      *
    to S-2 or S-3 Companies

    Item 17 - Information with Respect     Information About Capital Bancorp;
    to Companies Other Than S-2 or         Information About Capital City Bank;
    S-3 Companies                          Information About the Transactions

D.  Voting and Management Information

    Item 18 - Information if Proxies,      The Special Meeting of Stockholders;
    Consents or Authorizations Are To      Voting and Management Information
    Be Solicited

    Item 19 - Information if Proxies,                       *
    Consents or Authorizations Are
    Not To Be Solicited or in an
    Exchange Offer


*  Omitted because item is inapplicable or answer to item is negative



                                                       , 1994





Capital Bancorp                            Capital City Bank
2200 South State Street                    2200 South State Street
Salt Lake City, Utah  84115                Salt Lake City, Utah  84115



                   Notice of Special Meeting of Stockholders
                       To be Held                 , 1994


To the Shareholders of Capital Bancorp
and the Shareholders of Capital City Bank:

The documents following this letter are notices of special meetings of the shareholders of Capital Bancorp ("CAPITAL") and the shareholders of Capital City Bank ("CCB") and a Prospectus and Joint Proxy Statement for the special meetings of the shareholders of CAPITAL and CCB, each of which will be held at 2200 South State Street, Salt Lake City, Utah. The special meeting of
CAPITAL's shareholders will be held on                   , 1994 at   :   P.M.
and the special meeting of CCB shareholders will commence at   :   P.M. that
same day.

The special meetings are of great importance to the shareholders of CAPITAL and CCB. CAPITAL shareholders will be asked to approve a Merger Agreement between Banc One Arizona Corporation ("Banc One Arizona") and CAPITAL, joined in by BANC ONE CORPORATION ("BANC ONE"), the parent of Banc One Arizona, dated September 17, 1993, as amended, (the "Merger Agreement"). The shareholders of CCB will be asked to ratify and confirm a Bank Merger Agreement (the "Consolidation Agreement") between CCB and Bank One, Utah, N.A. ("Bank One Utah"), a wholly owned subsidiary of Banc One Arizona and an indirect subsidiary of BANC ONE.

BANC ONE is a bank holding company owning substantially all of the capital stock of 81 commercial banks located in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. Banc One Arizona is a wholly owned subsidiary of BANC ONE and is the direct parent of 3 commercial banks located in Arizona, California and Utah, including Bank One Utah.

If the shareholders of CAPITAL approve the Merger Agreement and if the shareholders of CCB ratify and confirm the Consolidation Agreement, subject to receipt of regulatory approval and satisfaction of other conditions, CAPITAL will combine its business and operations with those of Banc One Arizona through a statutory merger (the "Merger") of CAPITAL with Banc One Arizona and CCB will combine its business and operations with those of Bank One Utah through a consolidation (the "Consolidation") of CCB and Bank One Utah.

Shareholders of Capital Bancorp
Shareholders of Capital City Bank
                , 1994
Page Two



If the Merger and Consolidation become effective, as described in the Prospectus and Joint Proxy Statement, shareholders of CAPITAL will become entitled to receive shares of BANC ONE Common Stock in exchange for their shares of CAPITAL Common Stock at the "Merger Exchange Rate" and shareholders of CCB, other than CAPITAL (or Banc One Arizona, as successor by merger to CAPITAL), will become entitled to receive BANC ONE Common Stock for each share of BANK Common Stock held by them at the "Bank Exchange Rate."

No fractional shares of BANC ONE Common Stock will be issued in the proposed transactions. In lieu thereof, shareholders of CAPITAL and CCB with an entitlement to fractional shares of BANC ONE Common Stock will be entitled to receive cash equal to the applicable fractional share times the market value of BANC ONE Common Stock as provided in the Merger Agreement and Consolidation Agreement. Shareholders of CAPITAL and of CCB are advised to consult their tax advisors with respect to income tax consequences of the transaction. Details of the proposed transactions are set forth in the accompanying Prospectus and Joint Proxy Statement.

The Board of Directors of CAPITAL has unanimously approved the terms of the Merger Agreement and recommends that all the shareholders of CAPITAL vote to approve the Merger Agreement. The Board of Directors of CCB has unanimously agreed to the terms of the Consolidation Agreement and recommends that all the shareholders of CCB vote to ratify and confirm the Consolidation Agreement. The Boards believe that the Merger and the Consolidation will benefit the shareholders of CAPITAL and CCB and the customers and employees of CCB.

IN ORDER TO APPROVE THE MERGER AGREEMENT, IT IS NECESSARY THAT NOT LESS THAN A MAJORITY OF ALL THE OUTSTANDING SHARES OF CAPITAL VOTE AFFIRMATIVELY IN FAVOR OF THE MERGER AGREEMENT AND IN ORDER TO RATIFY AND CONFIRM THE CONSOLIDATION AGREEMENT, IT IS NECESSARY THAT NOT LESS THAN TWO-THIRDS OF ALL THE OUTSTANDING SHARES OF CCB BE VOTED TO RATIFY AND CONFIRM THE CONSOLIDATION AGREEMENT.


Very truly yours,






Norton Parker
Chairman, Capital Bancorp
Chairman and President, Capital City Bank




Enclosure
                                   PROSPECTUS
                                 433,850 Shares
                              BANC ONE CORPORATION
                                  Common Stock


            CAPITAL BANCORP                       CAPITAL CITY BANK
            PROXY STATEMENT                        PROXY STATEMENT
                  for                                    for
    Special Meeting of Stockholders        Special Meeting of Stockholders
                            , 1994                                 , 1994


This Prospectus and Joint Proxy Statement (the "Prospectus" or "Prospectus and Joint Proxy Statement") relates to the proposed merger of Capital Bancorp ("CAPITAL") with Banc One Arizona Corporation ("Banc One Arizona"), a wholly owned subsidiary of BANC ONE CORPORATION ("BANC ONE") and the subsequent merger of CAPITAL's sole subsidiary, Capital City Bank ("CCB"), with and into Banc One Arizona's subsidiary, Bank One, Utah, N.A. ("Bank One Utah"). If the proposed merger of CAPITAL with and into Banc One Arizona (the "Merger") is consummated, each outstanding share of CAPITAL Common Stock, par value $10.00 per share ("CAPITAL Common Stock"), will be converted into shares of BANC ONE Common Stock, no par value ("BANC ONE Common Stock") as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger.

See "MERGER--Exchange Rate." The Merger is subject to the approval of not less than a majority of the holders of the outstanding shares of CAPITAL Common Stock entitled to vote thereon and to the satisfaction of certain other conditions, including obtaining various regulatory approvals.

Following the Merger, if the proposed merger of CCB with and into Bank One Utah (the "Consolidation") is consummated, the shares of CCB Common Stock not owned by CAPITAL, or Banc One Arizona or BANC ONE as the successors to Capital ("CCB Common"), will be converted into BANC ONE Common (the "Consolidation Exchange Rate") as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into 3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger.


See "Consolidation--Exchange Rate." The Consolidation is subject to approval of not less than two-thirds of the holders of the outstanding shares of CCB Common Stock entitled to vote thereon and to the satisfaction of certain other conditions, including obtaining various regulatory approvals.

This Prospectus and Proxy Statement does not cover any resales of BANC ONE Common Stock received by affiliates of CAPITAL and CCB upon consummation of the Merger and Consolidation, respectively, and no person is authorized to make use of this Prospectus and Joint Proxy Statement in connection with any such resale.


BANC ONE Common Stock is traded on the New York Stock Exchange. The closing price of BANC ONE Common Stock on the New York Stock Exchange on Friday, February 18, 1994 was $32.375. On July 20, 1993, BANC ONE announced a five shares for four shares common stock split payable to shareholders of record on August 3, 1993 and to be distributed August 31, 1993 and on January 25, 1994 BANC ONE announced a 10% stock dividend payable March 4, 1994 to shareholders of record on February 16, 1994. However, the exchange rates mentioned above have been adjusted to reflect the split and the dividend.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


A Special Meeting of Stockholders of CAPITAL and CCB will be held at 2200 South
State Street, Salt Lake City, Utah, on              , 1994, to consider a
proposal to approve the Merger Agreement and the Consolidation Agreement, respectively, (as hereinafter defined).





The date of this Prospectus and Joint Proxy Statement is                , 1994.

                             AVAILABLE INFORMATION


BANC ONE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by BANC ONE can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1600, Chicago, Illinois 60661, and 75 Park Place, New York, New York 10007. Reports, proxy and information statements and other information concerning BANC ONE can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which BANC ONE has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") and to which reference is hereby made.


                           INCORPORATION BY REFERENCE

THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY CAPITAL OR CCB SHAREHOLDER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON ORAL OR WRITTEN REQUEST TO WILLIAM C. LEITER, CONTROLLER, BANC ONE CORPORATION, 100 EAST BROAD STREET, COLUMBUS, OHIO 43271-0251, TELEPHONE NUMBER 614/248-5905. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE
BY                   , 1994.

BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, BANC ONE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 and BANC ONE's Current Reports on Form 8-K, including both forms filed February 4, 1993, the Form 8-K filed February 16, 1993, the Form 8-K filed August 20, 1993, the Form 8-K filed November 9, 1993, the Form 8-K filed November 16, 1994, the Form 8-K filed November 24, 1993, the 8-K filed January 28, 1994 and the Form 8-K filed February 17, 1994, in each case filed with the Commission pursuant to Section 13 of the Exchange Act and the description of BANC ONE Common Stock which is contained in its registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, are incorporated into this Prospectus and Proxy Statement by reference.

All documents filed by BANC ONE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Special Meeting of Stockholders of CAPITAL and CCB shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus and Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by BANC ONE, CAPITAL or CCB. This Prospectus and Joint Proxy Statement does not constitute an offering within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction.


                               TABLE OF CONTENTS

                                                                          Page


A. INFORMATION ABOUT THE TRANSACTION  . . . . . . . . . . . . . . . . .     1

   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      Capital Bancorp Special Meeting . . . . . . . . . . . . . . . . .     1
      Capital City Bank Special Meeting . . . . . . . . . . . . . . . .     1
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      BANC ONE CORPORATION and Banc One Arizona Corporation . . . . . .     1

   SUMMARY OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . . .     2
      Terms of Merger Agreement and Exchange Rate . . . . . . . . . . .     2
      Terms of Consolidation Agreement
        and Consolidation Exchange Rate . . . . . . . . . . . . . . . .     2
      Management After the Merger . . . . . . . . . . . . . . . . . . .     3
      Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . .     3
      Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . .     4
      Rights of Dissenting Stockholders . . . . . . . . . . . . . . . .     4
      Differences in Shareholder Rights . . . . . . . . . . . . . . . .     4
      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .     5
      Conditions; Termination . . . . . . . . . . . . . . . . . . . . .     5
      Selected Financial Data   . . . . . . . . . . . . . . . . . . . .     5
      Comparative Per Share Data  . . . . . . . . . . . . . . . . . . .     8

   THE SPECIAL MEETING OF STOCKHOLDERS of CAPITAL . . . . . . . . . . .    12
      Purpose of the Special Meeting of Stockholders  . . . . . . . . .    12
      Record Date and Voting Rights . . . . . . . . . . . . . . . . . .    12
      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

   THE SPECIAL MEETINTING OF STOCKHOLDERS OF CCB. . . . . . . . . . . .    13
      Purpose of the Special Meeting of Stockholders  . . . . . . . . .    13
      Record Date and Voting Rights . . . . . . . . . . . . . . . . . .    13
      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

   MERGER and CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . .    14
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
      Exchange Rate and Consolidation Exchange Rate . . . . . . . . . .    15
      Operations After the Merger and Consolidation . . . . . . . . . .    16
      Background of Transaction . . . . . . . . . . . . . . . . . . . .    16
      Merger and Consolidation Recommendations
        and Reasons for Transactions  . . . . . . . . . . . . . . . . .    17
      Conditions to the Merger; Termination   . . . . . . . . . . . . .    19
      Conditions to the Consolidation . . . . . . . . . . . . . . . . .    21
      Federal Income Tax  . . . . . . . . . . . . . . . . . . . . . . .    22
      Federal Tax Income Tax Consequences of the Merger . . . . . . . .    22
      Federal Income Tax Consequences of the Consolidation  . . . . . .    23
      Tax Consequences -- General . . . . . . . . . . . . . . . . . . .    23
      Conversion of Shares and Exchange of Certificates . . . . . . . .    23
      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . .    24
      Resales by Affiliates . . . . . . . . . . . . . . . . . . . . . .    24
      Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . .    25
      Description of BANC ONE Stock . . . . . . . . . . . . . . . . . .    26
      Special Voting Requirements for Certain Transactions  . . . . . .    28
      Comparison of BANC ONE Common Stock,
        CAPITAL Common Stock and CCB Common Stock . . . . . . . . . . .    30

   MISCELLANEOUS INFORMATION  . . . . . . . . . . . . . . . . . . . . .    34
      Transfer and Exchange Agents  . . . . . . . . . . . . . . . . . .    34
      Interests of Named Experts  . . . . . . . . . . . . . . . . . . .    34
      Sources of Information  . . . . . . . . . . . . . . . . . . . . .    34
      Registration Statement  . . . . . . . . . . . . . . . . . . . . .    35
      Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . .    35

B. INFORMATION ABOUT BANC ONE CORPORATION . . . . . . . . . . . . . . .    36

   General--Business  . . . . . . . . . . . . . . . . . . . . . . . . .    36
   Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . .    36
   Certain Regulatory Matters . . . . . . . . . . . . . . . . . . . . .    37
   Market Prices of and Dividends Paid on BANC ONE Common Stock . . . .    40
   Incorporation of Certain Information About BANC ONE
      CORPORATION by Reference  . . . . . . . . . . . . . . . . . . . .    41


C. INFORMATION ABOUT Capital Bancorp and Capital City Bank  . . . . . .    42

   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
   Dividends Paid on CAPITAL and CCB Common Stock . . . . . . . . . . .    42
   Management Discussion and Analysis of Financial
     Condition and Results of Operations  . . . . . . . . . . . . . . .    46
   Capital Interim Consolidated Financial Statements  . . . . . . . . .    61
   CCB Interim Consolidated Financial Statements  . . . . . . . . . . .    67
   Financial Statements for CAPITAL . . . . . . . . . . . . .   . . . .    72
   Financial Statements for CCB   . . . . . . . . . . . . . . . . . . .    91

D. VOTING AND MANAGEMENT INFORMATION  . . . . . . . . . . . . . . . . .    109

   Voting -- CAPITAL and CCB  . . . . . . . . . . . . . . . . . . . . .    109
   Rights of Dissenting Stockholders  . . . . . . . . . . . . . . . . .    110
   Management and Principal Shareholders of BANC ONE  . . . . . . . . .    112
   Management and Principal Stockholders of CAPITAL and CCB . . . . .      112

EXHIBITS

   Exhibit A  - Opinion of Gerrish & McCreary, P.C.

   Exhibit B  - Sections 16-10a-1301 to 16-10a-1331 of the Utah Code Annotated







PROSPECTUS AND JOINT PROXY STATEMENT

                                Capital Bancorp
                                      and
                               Capital City Bank

                        SPECIAL MEETINGS OF SHAREHOLDERS
                     A.  INFORMATION ABOUT THE TRANSACTION

                                  INTRODUCTION


Capital Bancorp Special Meeting

This Prospectus and Joint Proxy Statement ("the Prospectus") is furnished in connection with the Special Meeting of shareholders of Capital Bancorp
("CAPITAL") to be held on              , 1994 for the purpose of approving a
Merger Agreement dated September 17, 1993, as amended, (the "Merger Agreement"), by and between CAPITAL and Banc One Arizona Corporation ("Bank One Arizona"), a wholly owned subsidiary of BANC ONE CORPORATION ("BANC ONE"), a registered multi-bank holding company headquartered in Columbus, Ohio, and joined in by BANC ONE. The Merger Agreement provides for the merger of CAPITAL with and into Banc One Arizona.

Capital City Bank Special Meeting

This Prospectus is also furnished in connection with a Special Meeting of
shareholders of Capital City Bank ("CCB") to be held on              , 1994 for
the purpose of ratifying and confirming a Bank Merger Agreement dated December 14, 1993 (the "Consolidation Agreement"), by and between CCB and Bank One, Utah, N.A. ("Bank One Utah"), a wholly owned subsidiary of Banc One Arizona and an indirect subsidiary of BANC ONE. The Consolidation Agreement provides for the consolidation of CCB and Bank One Utah.

General

The principal office of BANC ONE is 100 East Broad Street, Columbus, Ohio 43271 and its telephone number is 614/248-5944. The principal office of both CAPITAL and CCB is 2200 South State Street, Salt Lake City, Utah 84115 and the telephone number for both CAPITAL and CCB is 801/486-4800.

BANC ONE CORPORATION and Banc One Arizona Corporation

BANC ONE is a multi-bank holding company incorporated under the laws of the State of Ohio which as of September 30, 1993 owned all of the outstanding stock of one Arizona, one California, six Colorado, six Illinois, eight Indiana, two Kentucky, one Texas, four Michigan, eighteen Ohio, one Utah, sixteen West Virginia and fourteen Wisconsin commercial banks. As of September 30, 1993, these 78 banks operated more than 1,340 offices in this twelve-state area and, at September 30, 1993, BANC ONE, its affiliate banks and its non-bank subsidiaries had total assets of approximately $76.5 billion and total deposits of approximately $59.3 billion. Banc One Arizona, a direct subsidiary of BANC ONE, is the direct parent of BANC ONE's commercial banks situated in the states of Arizona, California and Utah. See "INFORMATION ABOUT BANC ONE CORPORATION," which includes information about pending acquisitions.

                           SUMMARY OF THE TRANSACTION

Terms of Agreement and Exchange Rate

Upon the Merger becoming effective, each of the outstanding shares of CAPITAL Common Stock, par value $10.00 per share ("CAPITAL Common Stock"), will be converted into shares of BANC ONE Common Stock, no par value ("BANC ONE Common Stock"), after giving effect to the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable March 4, 1994 to shareholders of record on February 16, 1994 as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger (the "Exchange Rate").


Upon the consummation of the Merger, CAPITAL will be merged into Banc One Arizona and the separate corporate existence of CAPITAL will cease. Banc One Arizona, as the surviving corporation in the Merger and a wholly owned subsidiary of BANC ONE, will continue operations under the name Banc One Arizona Corporation. See "MERGER--Exchange Rate."

Terms of Consolidation Agreement and Consolidation Exchange Rate

As a result of and contemporaneously with the Merger, Banc One Arizona will become the owner of 114,768 of the 140,767 (after the exercise of all outstanding options to acquire CCB Common Stock) shares of CCB Common Stock outstanding and will, provided that shareholders of CCB approve the Consolidation Agreement, effect the merger of CCB and Bank One Utah (the "Consolidation") pursuant to federal law, the laws of the State of Utah and the Consolidation Agreement between CCB and Bank One Utah. Pursuant to the terms of the Consolidation Agreement, the CCB Common Stock, other than CCB Common Stock owned by CAPITAL or BANC ONE or Banc One Arizona as the successor to CAPITAL, will be converted into shares of BANC ONE Common Stock, after giving effect to the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable March 4, 1994 to shareholders of record on February 16, 1994, as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined above), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into 3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common.

See "Consolidation--Exchange Rate."


Management After the Merger

Banc One Arizona will operate with Banc One Arizona's current officers and employees, with its principal place of business in Phoenix, Arizona. Banc One Arizona's current directors will serve as the directors of the surviving corporation following the Merger. It is anticipated that following the Merger, CCB will merge with Banc One Arizona's subsidiary, Bank One Utah, (the "Consolidation") and operate under the name of Bank One, Utah, National Association (the "Resulting Bank"). The Resulting Bank will conduct its banking operations at its present offices and, except for offices which are consolidated, CCB's offices will become branches of the Resulting Bank.

The Resulting Bank, as a BANC ONE affiliate after the Consolidation, will continue to operate under BANC ONE's operating philosophy whereby it will have autonomy to match its products and services to the needs of its local communities. BANC ONE bank affiliates have authority to make decisions locally in "people-related" matters such as lending, personnel, charitable contributions and other community and related matters, relying upon BANC ONE and its state holding companies for "paper and computer related" matters such as assistance in accounting, certain legal matters, investment portfolio management, regulatory compliance, data processing and other matters which are generally best performed by specialists on a centralized basis.

Tax Consequences

Consummation of the Merger is conditioned on receipt by CAPITAL and BANC ONE of an opinion dated February 11, 1994 from Gerrish & McCreary, P.C. to the effect that no gain or loss will be recognized by CAPITAL's stockholders for Federal income tax purposes as a result of the exchange of their CAPITAL Common Stock for BANC ONE Common Stock in the Merger. The tax consequences of the proposed transaction to stockholders of CAPITAL are summarized under "MERGER-Federal Income Tax Consequences." The Consolidation is not expected to qualify as a tax-free transaction and the tax opinion of Gerrish & McCreary, P.C. will not address the Consolidation.

Vote Required

Not less than a majority of the outstanding shares of CAPITAL Common Stock entitled to vote thereon must vote in favor of the approval of the Merger Agreement in order for the transaction to be completed. Not less than two-thirds of the outstanding shares of CCB Common Stock entitled to vote thereon must vote in favor of approval of the Consolidation Agreement in order for the Consolidation to be completed. The directors and executive officers of CAPITAL and their affiliates and associates are entitled to vote 66.1% of the outstanding shares of CAPITAL Common Stock and each such holder has indicated his or her intent to vote such shares for approval of the Merger Agreement.
The directors and executive officers of CCB, together with their affiliates, are entitled to vote 3.6% of the outstanding shares of CCB Common Stock. Additionally, CAPITAL owns 86.4% (81.53% after the exercise of all outstanding options) of CCB Common Stock and will vote such shares to approve the Consolidation Agreement. It is not necessary for the shareholders of BANC ONE to approve the merger or consolidation proposals. However, BANC ONE, as the sole shareholder of Banc One Arizona, has approved the Merger and the Merger Agreement and Banc One Arizona as the sole shareholder of Bank One Utah will approve the Consolidation and Consolidation Agreement. For information concerning voting by stockholders of CAPITAL or CCB on the proposed Merger or Consolidation. See "MERGER-General" and "VOTING AND MANAGEMENT INFORMATION-Voting."

Rights of Dissenting Stockholders

Under Utah law, certain rights are available to a stockholder of CAPITAL and CCB who does not vote his or her shares in favor of the Merger or Consolidation, respectively, and delivers to CAPITAL or CCB, before the vote is taken, written notice of intent to demand payment for his or her CAPITAL Common Stock or CCB Common Stock if the Merger or Consolidation, respectively, are consummated. See "VOTING AND MANAGEMENT INFORMATION--Rights of Dissenting Stockholders."

Differences in Shareholder Rights

There are differences between the rights of CAPITAL stockholders and BANC ONE shareholders and the rights of CCB Stockholders and BANC ONE shareholders.
Both Ohio law and BANC ONE's Amended Articles of Incorporation contain "control share acquisition" provisions which mandate certain procedures and shareholder consents to approve certain share acquisitions. In addition, under Ohio law, in evaluating an acquisition proposal, directors of an Ohio corporation such as BANC ONE are permitted, in determining whether any matter is in the best interest of the corporation, to take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy and community and societal considerations in the interest of the corporation and its shareholders. The Utah Code Annotated does not contain any similar provisions, nor do CAPITAL's Articles of Incorporation ("CAPITAL's Articles") or CCB's Articles of Incorporation ("CCB's Articles"). Utah law provides that a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets may be effected upon a vote of a majority of a corporation's outstanding shares entitled to vote. CAPITAL's Articles do not contain provisions similar to the provisions of BANC ONE's Amended Articles of Incorporation relating to control share acquisitions. BANC ONE's Articles contain a so-called "fair price" provision which mandates certain procedures and approvals for a business combination. CAPITAL's Articles and CCB's Articles do not contain similar provisions. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Special Voting Requirements for Certain Transactions." In addition, Ohio law contains provisions prohibiting certain business combinations between corporations and "Interested Stockholders." Utah law does not contain a similar provision. The effect of the supermajority and fair price provisions contained in BANC ONE's Articles may be to discourage certain potential business combinations which some shareholders may believe to be in their best interests and to make more difficult management changes which might occur if the potential business combination were successful. See "COMPARATIVE RIGHTS OF SHAREHOLDERS-- Comparisons of BANC ONE Common Stock and CAPITAL Common Stock."

Cumulative voting is not used in the election of the Boards of Directors of BANC ONE, CAPITAL or CCB. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Comparison of BANC ONE Common Stock and CAPITAL's Common Stock."

Regulatory Approvals

In order for the proposed transactions to be completed, approval of BANC ONE's acquisition of CAPITAL must be obtained from the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Utah Commissioner of Financial Institutions (the "Utah Commissioner"). The Consolidation must also be approved by the Office of the Comptroller of the Currency (the "OCC") and the Utah Commissioner. The parties expect to receive these regulatory approvals by March 31, 1994.

Conditions; Termination

Consummation of the Merger is subject to satisfaction or waiver of various conditions, including compliance with respective covenants and confirmation of respective representations and warranties, the absence of any material adverse change in the financial condition or business of CAPITAL, CCB or BANC ONE, the fulfillment of certain earnings tests and other matters. CAPITAL, by action of its Board of Directors, may elect to terminate the Merger Agreement, whether before or after approval of the Merger by the stockholders of CAPITAL, by giving written notice of such election to BANC ONE within two NYSE trading days after the Valuation Period (the ten consecutive days on which shares of BANC ONE Common are traded on the NYSE ending on the sixth NYSE trading day immediately prior to the consummation of the merger) provided that the average price during the Valuation Period is less than $31.82. The Merger Agreement provides that either party may abandon the Merger if it is not consummated on or before July 15, 1994. See "MERGER-Conditions to the Merger" for a more complete discussion of the conditions to the Merger. Consummation of the Consolidation is subject to approval of the Consolidation Agreement by not less than two-thirds of the outstanding shares of CCB Common and all of the outstanding shares of Bank One Utah Common and procurement of all required regulatory approvals. See "Merger--Conditions to the Consolidation" for a more complete discussion of the conditions to the Consolidation.

Selected Financial Data

On March 30, 1993 BANC ONE acquired Valley National Corporation ("Valley"); on May 3, 1993 BANC ONE acquired Key Centurion Bancshares, Inc. ("Key") and First Community Bancorp, Inc. ("First Community"); on November 1, 1993 BANC ONE acquired Colorado Western Bancorp, Inc. ("Colorado Western"); on December 17, 1993 BANC ONE acquired First Financial Associates, Inc. ("First Financial"); and on December 31, 1993 BANC ONE acquired Capital Banking Group ("CBG"). On November 2, 1993 BANC ONE entered into an Agreement to acquire Liberty National Bancorp, Inc. ("Liberty"), Louisville, Kentucky. BANC ONE has also announced three other acquisitions which are not material individually or in the aggregate, and, are therefore not included in the accompanying selected financial data. For further discussion on these acquisitions, see "INFORMATION ABOUT BANC ONE CORPORATION".

All balance sheets and income statements presented for BANC ONE have been restated to include the poolings of interests with Valley, Key and First Community. CAPITAL will be accounted for as a pooling of interests.

The following table presents on a historical basis selected unaudited consolidated financial data for BANC ONE; CAPITAL; and CCB. The financial data is based on the consolidated financial statements of BANC ONE and CAPITAL, respectively, and the financial statements of CCB incorporated herein by reference.



                                                                                      SELECTED FINANCIAL DATA (2)

                                                                                      (UNAUDITED)
                                             Nine months
                                                ended
                                            September 30,                        Year ended December 31,
                                            ----------------------------------------------------------------------------------------
                                                1993            1992           1991           1990           1989           1988
                                            -------------   ------------   ------------   ------------   ------------   ------------
  Total interest income
    and other income:

   BANC ONE..............................     $5,398,958     $7,358,393     $6,828,327     $6,151,959     $5,473,099     $4,844,127
   CAPITAL ..............................          8,266         10,044          8,464          7,704          7,301          6,478
   CCB...................................          8,253         10,027          8,462          7,702          7,295          6,476


  Income (loss) from
    continuing operations:

   BANC ONE..............................       $834,338       $876,588       $664,288       $536,066       $304,916       $485,533
   CAPITAL ..............................          1,162          1,336          1,114            620            533            226
   CCB...................................          1,527          1,510          1,199            948            850            508


  Income (loss) from
    continuing operations
    per common share:

   BANC ONE..............................          $2.18          $2.29          $1.82          $1.57          $0.97 (1)      $1.57
   CAPITAL ..............................           7.44           8.72           8.22           6.01           5.04           2.26
   CCB...................................          10.49          10.70           9.46           7.65           7.05           4.23

  Historical dividends
    declared per
    common share:

   BANC ONE..............................          $0.79          $0.89          $0.76          $0.69          $0.63          $0.55
   CAPITAL ..............................           1.00              -              -              -              -              -
   CCB...................................           4.00           3.20           1.90           5.52           3.72           3.08

  Total assets
    (end of period):

   BANC ONE..............................    $76,461,592    $76,739,119    $73,840,498    $56,610,126    $48,111,384    $46,972,739
   CAPITAL ..............................        122,041        118,519         90,658         71,862         61,523         64,600
   CCB...................................        121,815        118,212         90,604         71,829         61,449         64,508


  Long-term borrowings
    (end of period):

   BANC ONE..............................     $1,708,953     $1,357,462       $943,726       $810,197       $624,232       $798,177
   CAPITAL ..............................          1,056          1,210          1,385          1,635          1,858          2,023
   CCB...................................            727            756              -              -              -              -


  Total stockholders' equity
    (end of period):

   BANC ONE..............................     $6,759,920     $6,241,586     $5,559,370     $4,514,652     $3,633,542     $3,474,513
   CAPITAL ..............................          6,840          5,829          3,538          2,425          1,909          1,377
   CCB...................................          8,945          8,033          5,509          4,551          4,145          3,705


  (1) The decrease in 1989's income
      from continuing operations
      per common share is due
      principally to a significant
      increase in Valley's provision
      for loan losses.

  (2) Gives effect to the 10% stock dividend on BANC ONE common stock payable on March 4, 1994 to BANC ONE common stockholders of record as of February 16, 1994.






Based upon the Merger Exchange Rates and Consolidation Exchange Rates, the following tables set forth per common share income from continuing operations, dividends, book value, and market value of (i) BANC ONE, (ii) CAPITAL;
(iii) CCB; (iv) pro forma equiv one share of CAPITAL Common Stock based on BANC ONE Common Stock; and (v) pro forma equivalent of one share of CCB
Common Stock based on BANC ONE Common Stock.





                                                                (iv) Per Share of       (v) Per Share of CCB
                                                                CAPITAL common stock    CCB common stock
                                                                assuming an exchange    assuming an exchange
                                                                rate of one share of    rate of one share of
                                                                CAPITAL common stock    CCB common stock
                                                                for 2.587 shares of     for 3.403 shares of
                            (i)         (ii)        (iii)       BANC ONE common stock   BANC ONE common stock
                            ---------   ---------   ---------   ---------------------   ---------------------
                              BANC                                      BANC                    BANC
                               ONE       CAPITAL       CCB               ONE                     ONE
                            ---------   ---------   ---------   ---------------------   ---------------------


Income from continuing
 operations per common
 share:

December  31, 1988             $1.57       $2.26       $4.23                   $4.06                   $5.34
December  31, 1989              0.97 (5)    5.04        7.05                    2.51                    3.30
December  31, 1990              1.57        6.01        7.65                    4.06                    5.34
December  31, 1991              1.82        8.22        9.46                    4.71                    6.19
December  31, 1992              2.29        8.72       10.70                    5.92                    7.79
September 30, 1993              2.18        7.44       10.49                    5.64                    7.42

Dividends per common
 share:

December  31, 1988              0.55           -        3.08                    1.42                    1.87
December  31, 1989              0.63           -        3.72                    1.63                    2.14
December  31, 1990              0.69           -        5.52                    1.79                    2.35
December  31, 1991              0.76           -        1.90                    1.97                    2.59
December  31, 1992              0.89           -        3.20                    2.30                    3.03
September 30, 1993              0.79        1.00        4.00                    2.04                    2.69

Book value per
 common share as of
 September 30, 1993            17.35       45.49       58.30                   44.88                   59.04


Market value per
 common share as of
 August 10, 1993         (1)   39.45 (2)         (3)         (3)              102.06                  134.25


Market value per
  common share as of
  February __, 1994      (4)         (2)         (3)         (3)




(1) The business day
    immediately preceding
    public announcement
    of the proposed
    merger.

(2) Based on the closing
    price of BANC ONE
    common stock as
    reported on the New
    York Stock Exchange,
    adjusted for the five
    shares for four
    shares common stock
    split effective
    August 31, 1993 and
    the 10% common stock
    dividend payable on
    March 4, 1994 to
    BANC ONE common
    stockholders of
    record as of
    February 16, 1994.

(3) No active trading
    exists for CAPITAL or
    CCB common stock.

(4) A recent business day
    preceding the date
    of this Prospectus.

(5) The decrease in
    1989's income from
    continuing operations
    per common share is
    due principally to a
    significant increase
    in Valley's provision
    for loan losses.



                                                                (iv) Per Share of       (v) Per Share of CCB
                                                                CAPITAL common stock    CCB common stock
                                                                assuming an exchange    assuming an exchange
                                                                rate of one share of    rate of one share of
                                                                CAPITAL common stock    CCB common stock
                                                                for 2.364 shares of     for 3.109 shares of
                            (i)         (ii)        (iii)       BANC ONE common stock   BANC ONE common stock
                            ---------   ---------   ---------   ---------------------   ---------------------
                              BANC                                      BANC                    BANC
                               ONE       CAPITAL       CCB               ONE                     ONE
                            ---------   ---------   ---------   ---------------------   ---------------------



Income from continuing
 operations per common
 share:

December  31, 1988             $1.57       $2.26       $4.23                   $3.71                   $4.88
December  31, 1989              0.97 (5)    5.04        7.05                    2.29                    3.02
December  31, 1990              1.57        6.01        7.65                    3.71                    4.88
December  31, 1991              1.82        8.22        9.46                    4.30                    5.66
December  31, 1992              2.29        8.72       10.70                    5.41                    7.12
September 30, 1993              2.18        7.44       10.49                    5.15                    6.78

Dividends per common
 share:

December  31, 1988              0.55           -        3.08                    1.30                    1.71
December  31, 1989              0.63           -        3.72                    1.49                    1.96
December  31, 1990              0.69           -        5.52                    1.63                    2.15
December  31, 1991              0.76           -        1.90                    1.80                    2.36
December  31, 1992              0.89           -        3.20                    2.10                    2.77
September 30, 1993              0.79        1.00        4.00                    1.87                    2.46

Book value per
 common share as of
 September 30, 1993            17.35       45.49       58.30                   41.02                   53.94


Market value per
 common share as of
 August 10, 1993         (1)   39.45 (2)         (3)         (3)               93.26                  122.65


Market value per
  common share as of
  February __, 1994      (4)         (2)         (3)         (3)




(1) The business day
    immediately preceding
    public announcement
    of the proposed
    merger.

(2) Based on the closing
    price of BANC ONE
    common stock as
    reported on the New
    York Stock Exchange,
    adjusted for the five
    shares for four
    shares common stock
    split effective
    August 31, 1993 and
    the 10% common stock
    dividend payable on
    March 4, 1994 to
    BANC ONE common
    stockholders of
    record as of
    February 16, 1994.

(3) No active trading
    exists for CAPITAL or
    CCB common stock.

(4) A recent business day
    preceding the date
    of this Prospectus.

(5) The decrease in
    1989's income from
    continuing operations
    per common share is
    due principally to a
    significant increase
    in Valley's provision
    for loan losses.




                                                                (iv) Per Share of       (v) Per Share of CCB
                                                                CAPITAL common stock    CCB common stock
                                                                assuming an exchange    assuming an exchange
                                                                rate of one share of    rate of one share of
                                                                CAPITAL common stock    CCB common stock
                                                                for 2.140 shares of     for 2.815 shares of
                            (i)         (ii)        (iii)       BANC ONE common stock   BANC ONE common stock
                            ---------   ---------   ---------   ---------------------   ---------------------
                              BANC                                      BANC                    BANC
                               ONE       CAPITAL       CCB               ONE                     ONE
                            ---------   ---------   ---------   ---------------------   ---------------------



Income from continuing
 operations per common
 share:

December  31, 1988             $1.57       $2.26       $4.23                   $3.36                   $4.42
December  31, 1989              0.97 (5)    5.04        7.05                    2.08                    2.73
December  31, 1990              1.57        6.01        7.65                    3.36                    4.42
December  31, 1991              1.82        8.22        9.46                    3.89                    5.12
December  31, 1992              2.29        8.72       10.70                    4.90                    6.45
September 30, 1993              2.18        7.44       10.49                    4.67                    6.14

Dividends per common
 share:

December  31, 1988              0.55           -        3.08                    1.18                    1.55
December  31, 1989              0.63           -        3.72                    1.35                    1.77
December  31, 1990              0.69           -        5.52                    1.48                    1.94
December  31, 1991              0.76           -        1.90                    1.63                    2.14
December  31, 1992              0.89           -        3.20                    1.90                    2.51
September 30, 1993              0.79        1.00        4.00                    1.69                    2.22

Book value per
 common share as of
 September 30, 1993            17.35       45.49       58.30                   37.13                   48.84


Market value per
 common share as of
 August 10, 1993         (1)   39.45 (2)         (3)         (3)               84.42                  111.05


Market value per
  common share as of
  February __, 1994      (4)         (2)         (3)         (3)




(1) The business day
    immediately preceding
    public announcement
    of the proposed
    merger.

(2) Based on the closing
    price of BANC ONE
    common stock as
    reported on the New
    York Stock Exchange,
    adjusted for the five
    shares for four
    shares common stock
    split effective
    August 31, 1993 and
    the 10% common stock
    dividend payable on
    March 4, 1994 to
    BANC ONE common
    stockholders of
    record as of
    February 16, 1994.

(3) No active trading
    exists for CAPITAL or
    CCB common stock.

(4) A recent business day
    preceding the date
    of this Prospectus.

(5) The decrease in
    1989's income from
    continuing operations
    per common share is
    due principally to a
    significant increase
    in Valley's provision
    for loan losses.






                 THE SPECIAL MEETING OF STOCKHOLDERS OF CAPITAL


This Prospectus and Joint Proxy Statement is being furnished to the stockholders of CAPITAL in connection with the solicitation of proxies by the CAPITAL Board for use at CAPITAL's Special Meeting of Stockholders and at any adjournment or adjournments thereof (the "CAPITAL Special Meeting"). The
Special Meeting of Stockholders of CAPITAL will be held on              , 1994,
at   :     .m., local time at 2200 South State Street, Salt Lake City, Utah.

Purpose of the Special Meeting of Stockholders

At the CAPITAL Special Meeting, the holders of CAPITAL Common Stock will vote on the approval of the Merger Agreement.

Record Dates and Voting Rights

The CAPITAL Board has fixed the close of business on February 28, 1994 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, CAPITAL had outstanding and entitled to vote 150,345 shares of CAPITAL Common Stock. Each share of CAPITAL Common Stock is entitled to one vote. The Merger Agreement must be approved by a majority of CAPITAL's stockholders.

Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by CAPITAL. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the CAPITAL Special Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum. In accordance with Utah law and CAPITAL's Articles and Bylaws, such abstentions have the effect of a "no" vote since state law requires the Merger Agreement to be authorized and approved by the affirmative vote of not less than a majority of the CAPITAL Common Stock entitled to be voted, rather than a majority of those shares actually voting.

Proxies

Proxies for use at the CAPITAL Special Meeting accompany this Proxy Statement. A stockholder may use a proxy whether or not he or she intends to attend the Special Meeting in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of CAPITAL, by submitting a later dated proxy or by attending and voting in person at the CAPITAL Special Meeting. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. The CAPITAL Board is not aware of any other matters which may be presented for action at the CAPITAL Special Meeting, but if other matters do properly come before the meeting it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with their best judgment.

Solicitation of proxies will be made in person, by mail, or by telephone or telegraph by present and former directors, officers and employees of CAPITAL and CCB for which no additional compensation will be paid. CAPITAL will bear the cost of solicitation of proxies from its stockholders and may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of its voting stock.

CAPITAL held its 1993 Annual Meeting of Shareholders on May 18, 1993.

                   THE SPECIAL MEETING OF STOCKHOLDERS OF CCB

This Prospectus and Joint Proxy Statement is being furnished to the stockholders of CCB in connection with the solicitation of proxies by the CCB Board for use at CCB's Special Meeting of Stockholders and at any adjournment or adjournments thereof (the "CCB Special Meeting"). The Special Meeting of
Stockholders of CCB will be held on              , 1994, at   :     .m., local
time at 2200 South State Street, Salt Lake City, Utah.

Purpose of the Special Meeting of Stockholders

At the CCB Special Meeting, the holders of CCB Common Stock will vote on the approval of the Consolidation Agreement.

Record Dates and Voting Rights

The CCB Board has fixed the close of business on February 28, 1994 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, CCB had outstanding and entitled to vote 132,850 shares of CCB Common Stock (prior to the consolidation, all outstanding options to acquire CCB Common Stock will be exercised and CCB will have 140,767 shares of CCB Common Stock outstanding). Each share of CCB Common Stock is entitled to one vote, except for any shares owned by CAPITAL. The Consolidation Agreement must be approved by two-thirds of CCB's stockholders.

Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by CCB. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the CCB Special Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum. In accordance with Utah law and CCB's Articles and Bylaws, such abstentions have the effect of a "no" vote since state law requires the Consolidation Agreement to be authorized and approved by the affirmative vote of not less than a majority of the CCB Common Stock entitled to be voted, rather than two-thirds of those shares actually voting.

Proxies

Proxies for use at the CCB Special Meeting accompany this Proxy Statement. A stockholder may use a proxy whether or not he or she intends to attend the Special Meeting in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of CCB, by submitting a later dated proxy or by attending and voting in person at the CCB Special Meeting. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. The CCB Board is not aware of any other matters which may be presented for action at the CCB Special Meeting, but if other matters do properly come before the meeting it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with their best judgment.

Solicitation of proxies will be made in person, by mail, or by telephone or telegraph by present and former directors, officers and employees of CAPITAL and CCB for which no additional compensation will be paid. CCB will bear the cost of solicitation of proxies from its stockholders and may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of its voting stock.

CCB held its 1993 Annual Meeting of Shareholders on May 18, 1993.

                            MERGER AND CONSOLIDATION

The information in this Prospectus and Joint Proxy Statement concerning the terms of the Merger and Consolidation is a summary only and is qualified in its entirety by reference to the Merger Agreement and Consolidation Agreement.

General

The Merger Agreement provides for the Merger of CAPITAL with and into Banc One Arizona. As a result of the Merger, CCB will become a subsidiary of BANC ONE and Banc One Arizona. Upon the effectiveness of the Merger (the "Effective Time") each of the outstanding shares of CAPITAL Common Stock will be converted into shares of BANC ONE Common Stock (subject to adjustments in certain circumstances), which shares of BANC ONE Common Stock will be issued as a result of the Merger. See "MERGER--Exchange Rate."

The Consolidation Agreement provides for the merger of CCB with and into Bank One Utah. Upon the effectiveness of the Consolidation (the "Consolidation Effective Time") each of the outstanding shares of CCB Common Stock not owned by Capital or BANC ONE or Banc One Arizona following the Merger will be converted into shares of BANC ONE Common Stock (subject to adjustments in certain circumstances), which shares of BANC ONE Common Stock will be issued as a result of the Consolidation.

The affirmative vote of a majority of the outstanding shares of CAPITAL Common Stock entitled to vote at the Capital Special Meeting is required in order to approve the Merger Agreement. See "VOTING AND MANAGEMENT INFORMATION-Voting." However, it is a condition to BANC ONE's obligation to consummate the Merger that not more than 10% of the maximum aggregate total number of shares of BANC ONE Common Stock which could be issued by BANC ONE in the Merger and Consolidation are to be settled in cash as a result of fractional share interests or are to be issued to CAPITAL stockholders who have asserted rights of dissenting shareholders. The affirmative vote of two-thirds of the outstanding shares of CCB Common Stock entitled to vote at the CCB Special Meeting is required in order to approve the Consolidation Agreement. See "VOTING AND MANAGEMENT INFORMATION-Rights of Dissenting Stockholders."

Subject to such stockholder approval and the satisfaction of certain conditions and receipt of all requisite regulatory approvals, in each case as provided for in the Merger Agreement, the Merger will become effective upon the issuance by the Secretary of State of the State of Utah of a certificate of merger with respect thereto as provided in applicable provisions of the Utah Code Annotated.

The Boards of Directors of BANC ONE, Banc One Arizona and CAPITAL have approved the Merger Agreement and the Boards of Directors of Bank One Utah and CCB have approved the Consolidation Agreement. BANC ONE, as the sole shareholder of Banc One Arizona, has approved the Merger Agreement and Banc One Arizona, as the sole shareholder of Bank One Utah, will approve the Consolidation Agreement. Approval of the Merger Agreement by the shareholders of BANC ONE is not required for consummation of the Merger or Consolidation.

Exchange Rate and Consolidation Exchange Rate

At the Effective Time, stock issued by reason of the Merger will be allocated to the stockholders of record of CAPITAL as of the Effective Time as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger (the "Exchange Rate").


The Exchange Rate gives effect to the 5 for 4 shares Common Stock split declared by BANC ONE's Board of Directors on July 20, 1993, payable August 31, 1993 to BANC ONE Common shareholders of record on August 3, 1993 and the 10% Common Stock dividend declared by BANC ONE's Board of Directors on January 25, 1994, payable March 4, 1994 to BANC ONE Common Shareholders of record on February 16, 1994.

At the Effective Time, stock issued by reason of the Consolidation will be allocated to the stockholders of record of CCB, other than CAPITAL or BANC ONE or Banc One Arizona following the Merger, as of the Effective Time as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined above), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into 3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common (the "Consolidation Exchange Rate").


The Consolidation Exchange Rate gives effect to the 5 for 4 shares Common Stock split declared by BANC ONE's Board of Directors on July 20, 1993, payable August 31, 1993 to BANC ONE Common shareholders of record on August 3, 1993 and the 10% Common Stock dividend declared by BANC ONE's Board of Directors on January 25, 1994, payable March 4, 1994 to BANC ONE Common Shareholders of record on February 16, 1994.

Operations After the Merger and Consolidation

Upon the consummation of the Merger, CAPITAL will be merged into Banc One Arizona and the separate corporate existence of CAPITAL will cease. Banc One Arizona, as the surviving corporation in the Merger and a wholly owned subsidiary of BANC ONE, will continue operations under the name "Banc One Arizona Corporation" and will operate with Banc One Arizona's current officers and employees, with its principal place of business at Phoenix, Arizona. Banc One Arizona's current directors will serve as the directors of the surviving corporation following the Merger. It is anticipated that following the Merger, the Consolidation will occur. Following the Consolidation, the present directors, officers and employees of Bank One Utah will continue in those same capacities for the Resulting Bank. The Resulting Bank will conduct its banking operations at its present offices.

The Resulting Bank, as a BANC ONE affiliate after the Merger and Consolidation, will operate under BANC ONE's operating philosophy whereby it will have autonomy to match its products and services to the needs of its local communities. Similarly, BANC ONE bank affiliates have authority to make decisions locally in "people-related" matters such as lending, personnel, charitable contributions and other community and related matters, relying upon BANC ONE and its state holding companies for "paper and computer related" matters such as assistance in accounting, certain legal matters, investment portfolio management, regulatory compliance, data processing and other matters which are generally best performed by specialists on a centralized basis.

As of February 11, 1994, there were no outstanding unexercised options for shares of CAPITAL Common Stock held by officers and directors of CAPITAL. As of February 11, 1994, there were 7,917 unexercised options outstanding for shares of CCB Common Stock held by an individual not affiliated with CCB or CAPITAL. The Consolidation Agreement requires that these options be exercised prior to the Consolidation.

Background of Transaction

During 1992, the Board of Directors of CAPITAL and CCB (collectively, "CAPITAL") spent considerable time discussing which direction CAPITAL should proceed in order to maximize shareholder value. In early 1993, the Board hired an additional senior level management officer as President of Capital Bancorp. This new officer was to assist the Board in analyzing three long-term strategies and to assist in implementing the strategy of choice. The three strategies considered were:

1. Sell or merge CAPITAL with a larger institution whose stock is publicly traded.

2. Merge with or acquire other small banking institutions in order to grow in size and gain the economies of scale whereby public registration and trading of CAPITAL's stock would be economically justified.

3.  Continue to operate as a closely held community bank and grow internally.

After considerable analysis and discussion, the Board of Directors chose to pursue the option of growth through acquisition or merger with other banking institutions. The Board felt it appropriate, however, to retain the option to consider any future unsolicited offers from larger banks seeking to acquire CAPITAL.

In April 1993, the CEO of Bank One Utah, on an unsolicited basis, made contact with the Chairman of CAPITAL. He stated BANC ONE's desire to discuss the possibility of acquiring CAPITAL in an exchange of stock. In late May 1993, CAPITAL's senior management met with Bank One Utah's senior management where BANC ONE was told that further discussions would be pursued only if BANC ONE presented an offer which warranted such discussions. BANC ONE then gave an indicated exchange ratio which equated to approximately 2.3 times CAPITAL's book value. CAPITAL's Board met and determined such an offer was fair and in the best interest of shareholders. The Board instructed CAPITAL's senior management to cooperate with BANC ONE in performing preliminary due diligence which would lead to a formal written offer.

CAPITAL contacted several law firms and elected to retain the law firm of Gerrish & McCreary, P.C. to assist CAPITAL's Board and management in structuring and negotiating the various terms of the transaction. Gerrish & McCreary specializes in bank legal work and has represented numerous banks in merger and acquisition transactions.

In July 1993, BANC ONE presented a written offer of a stock for stock exchange, the value of which equated to 2.3 times CAPITAL's book value at the time. The offer was subject to the satisfactory completion of certain due diligence reviews. CAPITAL's Board met shortly thereafter and discussed extensively the merits of accepting BANC ONE's offer. It was determined that the offer was fair and in the best interest of shareholders. CAPITAL's Board voted unanimously to move forward with exclusive merger discussions with BANC ONE. CAPITAL's Board instructed senior management to negotiate the numerous terms and conditions of the merger with BANC ONE and to work toward signing a Definitive Merger Agreement.

On September 17, 1993, two separate Definitive Agreements wherein Capital Bancorp would be merged into Banc One Arizona and subsequently Capital City Bank would be consolidated with Bank One Utah were unanimously approved by CAPITAL's Board and signed by CAPITAL and BANC ONE.

The Agreements were subject to various representations and warranties made by all parties including due diligence procedures yet to be performed by BANC ONE.

After completion of all due diligence, both parties negotiated and signed an Amendment to the Merger Agreement reducing by five percent the number of shares of BANC ONE stock to be received by CAPITAL's shareholders.

Merger and Consolidation Recommendations and Reasons for Transaction

The terms of the merger and consolidation as outlined in the Merger Agreement and Consolidation Agreement were the result of arms-length negotiations between CAPITAL, CCB and BANC ONE and their respective representatives. In the course of reaching its decision to approve the Merger Agreement and Consolidation Agreement, the Boards of Directors of CAPITAL and CCB, respectively, consulted with their legal advisors and with senior management. Numerous factors, including, but not limited to, the following were considered:

1. The current condition and growth prospects for CAPITAL, including historical and prospective results of operations, financial condition and capital position.

2. The economic environment and competitive banking climate in Utah, with special consideration given to the increased competition coming from out-of-state financial institutions.

3. That a business combination with a larger bank holding company, like BANC ONE, would provide greater short term and long term risk adjusted returns to CAPITAL and CCB's shareholders and would benefit CCB's depositors, loan customers and the community in which CAPITAL and CCB operate.

4. General industry conditions, including a regulatory environment especially burdensome for small community banks, increased competition for deposits and loans from non-regulated financial institutions, and the heightened competitive environment created by the rapid consolidation occurring in the banking industry.

5. BANC ONE's proposed exchange ratios in monetary value to CAPITAL and CCB's shareholders, both in absolute terms and as compared to other similar merger and consolidation transactions.

CAPITAL and CCB's Boards of Directors believe that the affiliation with BANC ONE will result in a competitively stronger combined entity with increased financial and human resources which will lead to enhanced financial performance and a larger and more geographically diverse banking operation.

As of January 31, 1994, the directors and executive officers of CAPITAL, together with their affiliates and associates, as a group, were entitled to vote approximately 99,336 shares of CAPITAL Common Stock representing approximately 66.1% of the shares outstanding. These persons will be entitled to receive the same consideration for their shares as any other CAPITAL stockholder upon approval of the Merger. The directors and executive officers of CCB, together with their affiliates are entitled to vote 3.6% of the outstanding shares of CCB Common Stock. Additionally, CAPITAL owns 114,768 representing approximately 86.4% (81.53% after the exercise of all outstanding options) of the shares outstanding. The CCB shares owned by CAPITAL will not be converted into BANC ONE Common. CAPITAL believes that all of the directors' and executive officers' shares will be voted in favor of the Merger and it will vote all of the CCB shares it owns in favor of the Consolidation. After the Merger, CAPITAL's directors and executive officers will own less than 1% of the shares of BANC ONE Common Stock outstanding.

CAPITAL AND CCB'S BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE MERGER AGREEMENT AND CONSOLIDATION AGREEMENT BE APPROVED BY THE STOCKHOLDERS OF CAPITAL AND CCB, RESPECTIVELY.

BANC ONE believes that the affiliation of CAPITAL with BANC ONE and the acquisition of CCB thereby will provide BANC ONE with a more meaningful presence in the Salt Lake City, Utah area and an expansion of BANC ONE's customer base and assets. Such expansion will provide BANC ONE with the opportunity to realize increased economies of scale while serving new customers with the expertise and assistance of the capable and experienced staff of CCB.

Conditions to the Merger; Termination

Consummation of the Merger is subject to satisfaction of a number of conditions, including:

 (1) the receipt of all necessary approvals of the acquisition by governmental agencies and authorities, including the Federal Reserve and the Utah Commissioner of financial Institutions, and each of such approvals shall remain in full force and effect at the Effective Time;

 (2) there being no change in the consolidated financial condition, aggregate net assets, shareholders' equity, business or operating results of CAPITAL and CCB, taken as a whole, or BANC ONE and its subsidiaries, taken as a whole, from June 30, 1993 to the Effective Time, that has had a material adverse effect;

 (3) compliance by CAPITAL, BANC ONE and Banc One Arizona with their respective covenants and confirmation of their respective representations and warranties as set forth in the Merger Agreement, including the agreement of CAPITAL that, except with the approval of BANC ONE or as otherwise permitted by the Merger Agreement, it will not

     (a) from June 30, 1993 to the Effective Time, pay any cash dividends, except as permitted under the Merger Agreement;

     (b)  effect any changes in connection with its equity capitalization; or

     (c) conduct its banking operations other than in the ordinary course of business;

 (4) approval of the Merger Agreement and the Merger by the requisite vote of stockholders of CAPITAL Common Stock (see "MERGER-General" and "VOTING AND MANAGEMENT INFORMATION-Voting");

 (5) receipt by CAPITAL and BANC ONE of the opinion relative to the Federal income tax consequences referred to under the caption "MERGER-Federal Income Tax Consequences";

 (6) receipt by BANC ONE of an opinion from CAPITAL's counsel and receipt by CAPITAL of an opinion from counsel for BANC ONE and Banc One Arizona, which opinions are to be in the general form of those annexed to the Merger Agreement;

 (7) satisfaction by BANC ONE and CAPITAL of the respective earnings tests set forth in the Merger Agreement or as otherwise agreed between the parties;

 (8) fractional share interests in BANC ONE Common Stock to be paid to former holders of CAPITAL Common Stock in cash in the exchange (see "MERGER-Fractional Shares") and shares of BANC ONE Common Stock to which holders of CAPITAL Common Stock would have been entitled as of the consummation of the Merger, but who have taken steps to perfect their rights as dissenting stockholders pursuant to applicable law, shall not exceed 10% of the maximum aggregate number of shares of BANC ONE Common Stock which could be issued as a result of the Merger and Consolidation;

 (9) the shares of BANC ONE Common Stock to be issued in exchange for CAPITAL Common Stock shall have been listed on the NYSE;

(10) receipt by BANC ONE of the written opinion of Coopers & Lybrand, independent certified public accountants, that the transaction contemplated by the Merger Agreement may be properly accounted for as a pooling-of-interests;

(11) the total number of shares of CAPITAL Common Stock issued and outstanding shall not be more than 150,345 shares; and

(12) Receipt of an opinion from an Investment Banker to the effect that the Merger and Consolidation are fair to the shareholders of CAPITAL and CCB, respectively, from a financial point of view.


The provisions of the Merger Agreement, including the foregoing conditions, may be waived at any time by the party which is entitled to the benefits thereof. However, after the stockholders of CAPITAL have approved the Merger Agreement, CAPITAL may only amend the Merger Agreement if, in the opinion of CAPITAL's Board of Directors, such amendment will not have a material adverse effect on the benefits intended under the Merger Agreement for the stockholders of CAPITAL.

The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the stockholders of CAPITAL, by written notice from BANC ONE to CAPITAL, or from CAPITAL to BANC ONE, as the case may be, upon the occurrence of any of the following: (i) if any material condition to either party's obligations under the Merger Agreement is not satisfied or waived at the time or times contemplated thereby (each party's right to terminate under this clause (i) shall relate only to conditions to that party's obligations); (ii) in the event of a material breach by a party of any representation, warranty, condition or agreement contained in the Merger Agreement that is not cured within 30 days of the giving of notice to such party by the other party; or (iii) if the Merger shall not have been consummated on or before July 15, 1994. The Merger Agreement also may be terminated, and the Merger thereby abandoned, by the mutual consent of the Boards of Directors of CAPITAL and BANC ONE at any time prior to the effective date of the Merger.

CAPITAL, by action of its Board of Directors, may elect to terminate the Merger Agreement, whether before or after approval of the Merger by the stockholders of CAPITAL, by giving written notice of such election to BANC ONE within two NYSE trading days after the Valuation Period (the ten consecutive days on which shares of BANC ONE Common are traded on the NYSE ending on the sixth NYSE trading day immediately prior to the consummation of the merger) provided that the average price during the Valuation Period is less than $31.82.

If the Merger is not consummated other than by reason of a willful breach of any party to the Merger Agreement, CAPITAL, BANC ONE and Banc One Arizona will each pay all of its own expenses incurred incident to such transaction, except for printing expenses which will be paid by BANC ONE.

Conditions to the Consolidation

Consummation of the Consolidation is subject to certain conditions including (but not limited to) the following significant conditions:

(1)  approval of the Consolidation by the Utah Commissioner and the OCC;

(2) ratification and confirmation of the Consolidation Agreement by the requisite vote of CCB shareholders and the Bank One Utah shareholder, Banc One Arizona, (see "Consolidation--General" and "Voting by CCB Shareholders");

(3) redemption of the preferred stock of CCB and the exercise of all outstanding options for CCB Common Stock; and

(4)  Consummation of the Merger.

As a result of the Consolidation being conditioned upon consummation of the Merger, the conditions of the Merger could be viewed as indirect conditions of the Consolidation.

The Consolidation Agreement may be amended at any time by agreement between Bank One Utah and CCB. The Consolidation may be terminated at any time by CCB and Bank One Utah and by either bank in the event the Merger Agreement is terminated.

FEDERAL INCOME TAXES

Federal Income Tax Consequences of the Merger

The following is a summary of certain material U.S. Federal income tax consequences of the Merger, including certain consequences to holders of CAPITAL Common Stock who are citizens or residents of the United States and who hold their shares as capital assets. It does not discuss all tax consequences that may be relevant to CAPITAL stockholders subject to special Federal income tax treatment (such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons), or to CAPITAL stockholders who acquired their shares of CAPITAL Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary does not address the state, local or foreign tax consequences of the Merger, if any.

Pursuant to the terms of the Merger Agreement, CAPITAL and BANC ONE will receive the opinion of Gerrish & McCreary, P.C., dated as of the Effective Time, to the effect that, for Federal income tax purposes:

(1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code;

(2) No gain or loss will be recognized by BANC ONE or CAPITAL as a consequence of the transactions contemplated by the Merger Agreement;

(3) No gain or loss will be recognized by the stockholders of CAPITAL on the exchange of their shares of CAPITAL Common Stock for shares of BANC ONE Common Stock, except as described below with respect to cash received pursuant to the exercise of statutory dissenters' rights or for fractional share interests;

(4) The Federal income tax basis of the BANC ONE Common Stock (including fractional share interests) received by holders of CAPITAL Common Stock will be the same as the Federal income tax basis of the CAPITAL Common Stock surrendered in exchange therefor; and

(5) The holding period of the BANC ONE Common Stock received by a holder of CAPITAL Common Stock will include the period for which the CAPITAL Common Stock exchanged therefor was held, provided the exchanged CAPITAL Common Stock was held as a capital asset by such holder on the date of the exchange.


A CAPITAL stockholder who receives cash in lieu of a fractional share interest in BANC ONE Common Stock will be treated as having received the cash in redemption of the fractional share interest. The receipt of cash in lieu of a fractional share interest should generally result in capital gain or loss to the holder equal to the difference between the amount of cash received and the portion of the holder's Federal income tax basis in the CAPITAL Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the BANC ONE Common Stock received, determined as set forth above, is longer than one year.

A dissenting stockholder who receives cash in exchange for shares of CAPITAL Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's Federal income tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the holder has held the shares for more than one year as of the Effective Time of the Merger.

Federal Income Tax Consequences of the Consolidation

A tax ruling from the Internal Revenue Service with respect to the tax consequences of the Consolidation has not been requested. Tax counsel for CAPITAL, CCB and BANC ONE have, however, advised CAPITAL and CCB that the exchange by CCB's minority shareholders of their shares of CCB Common Stock for shares of BANC ONE Common may result in a taxable event to such shareholders. It is uncertain whether the exchange of CCB Common Stock for shares of BANC ONE Common by the minority shareholders of CCB pursuant to the Consolidation Agreement will require such shareholders to recognize gain or loss equal to the difference of the tax basis of their shares of CCB Common Stock and the fair market value of the BANC ONE Common they receive pursuant to the Consolidation.

Tax Consequences -- General

THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE INTERNAL REVENUE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROSPECTUS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY STOCKHOLDER. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

Conversion of Shares and Exchange of Certificates

Upon consummation of the Merger and the Consolidation, the outstanding shares of CAPITAL Common Stock and CCB Common Stock will be converted into shares of BANC ONE Common Stock at the Exchange Rate calculated as described under the captions "MERGER--Exchange Rate" and "Consolidation--Exchange Rate," respectively. Except in the event that CAPITAL, CCB or BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine their respective Common Stock or declare a dividend, or make a distribution, on their respective Common Stock in any security convertible into such Common Stock prior to the time the Merger and Consolidation become effective, no further adjustments will be made in the Exchange Rate or the Consolidation Exchange Rate. However, in the event of such a transaction, appropriate adjustment will be made in the Exchange Rate and the Consolidation Exchange Rate. The Exchange Rate and the Consolidation Exchange Rate have been adjusted to reflect the 5 shares for 4 shares common stock split declared by BANC ONE's Board of Directors on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993 and the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable on March 4, 1994 to shareholders of record on February 16, 1994.

As soon as practicable after the Merger and Consolidation become effective, instructions and forms will be furnished to the stockholders of CAPITAL and CCB for use in exchanging their CAPITAL and CCB share certificates for certificates of BANC ONE Common Stock. If any certificate for shares of BANC ONE Common Stock is to be issued in a name other than that in which the certificate for shares of CAPITAL Common Stock or CCB Common Stock surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to BANC ONE or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificate.

Until so surrendered, certificates formerly representing shares of CAPITAL Common Stock and CCB Common Stock will be deemed for all purposes to evidence ownership of the number of shares of BANC ONE Common Stock into which such shares have been converted. Dividends and other distributions, if any, that become payable on BANC ONE Common Stock pending exchange of certificates representing shares of CAPITAL Common Stock and CCB Common Stock will be retained by BANC ONE until surrender of such certificates, at which time such dividends and distributions will be paid, without interest. In addition, after the Effective Time the holders of certificates formerly representing shares of CAPITAL Common Stock and CCB Common Stock shall cease to have rights with respect to such shares (except such rights, if any, as holders of certificates representing CAPITAL Common Stock or CCB Common Stock may have as dissenting stockholders), and, except as aforesaid, their sole rights shall be to exchange such certificates for shares of BANC ONE Common Stock in accordance with the Merger Agreement and Consolidation Agreement.

Fractional Shares

No fractional shares of BANC ONE Common Stock will be exchanged for shares of CAPITAL Common Stock or CCB Common Stock. In lieu thereof, each stockholder of CAPITAL and CCB having a fractional interest resulting from the exchange of CAPITAL Common Stock and CCB Common Stock for BANC ONE Common Stock will be paid by BANC ONE an amount in cash equal to the value of such fractional interest based upon the closing price of BANC ONE Common Stock on the NYSE on the fifth day immediately preceding the day on which the merger is consummated during which shares of BANC ONE Common Stock are traded on the NYSE as reported in The Wall Street Journal for NYSE Composite Transactions.

Resales by Affiliates

The shares of BANC ONE Common Stock issuable to CAPITAL and CCB stockholders upon consummation of the Merger and Consolidation, respectively, have been registered under the Securities Act, but such registration does not cover resales by affiliates of CAPITAL and CCB ("Affiliates"). BANC ONE Common Stock received and beneficially owned by those CAPITAL and CCB stockholders who are deemed to be Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term Affiliate is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with CAPITAL or CCB at the time the Merger Agreement is submitted for approval by a vote of the stockholders of CAPITAL Common Stock or CCB Common Stock. Each Affiliate who desires to resell the BANC ONE Common Stock received in the Merger must sell such BANC ONE Common Stock either (i) pursuant to an effective registration statement under the Securities Act, (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act or (iii) in a transaction which, in the opinion of counsel for such Affiliate or as described in a "no-action" or interpretive letter from the Staff of the Commission, in each case reasonably satisfactory in form and substance to BANC ONE, states that such resale is exempt from the registration requirements of the Securities Act.

Rule 145(d) requires that persons deemed to be Affiliates resell their BANC ONE Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such BANC ONE Common Stock is sold within the first two years after the receipt thereof. After two years, if such person is not an affiliate of BANC ONE and BANC ONE is current in the filing of its periodic securities law reports, a former Affiliate of CAPITAL or CCB may freely resell the BANC ONE Common Stock received in the Merger without limitation. After three years from the issuance of the BANC ONE Common Stock, if such person is not an affiliate of BANC ONE at the time of sale or for at least three months prior to such sale, such person may freely resell such BANC ONE Common Stock, without limitation, regardless of the status of BANC ONE's periodic securities law reports.

CAPITAL and CCB have agreed to provide BANC ONE with a list of those persons who may be deemed to be Affiliates at the time of the CAPITAL Special Meeting and CCB Special Meeting. CAPITAL and CCB will use their best efforts to cause each such person to deliver to BANC ONE prior to the Effective Time a written agreement to the effect that no sale will be made of any shares of BANC ONE Common Stock received in the Merger or Consolidation by an Affiliate of CAPITAL or CCB except (i) in accordance with the Securities Act and (ii) if, as it expects to do, BANC ONE utilizes pooling-of-interests accounting in accounting for the Merger, until such time as BANC ONE shall first publish the financial results of at least 30 days of post-merger combined operations of CAPITAL and BANC ONE, and CCB and Bank One Utah, provided that BANC ONE shall publish such results not later than four months from the Effective Time. The certificates of BANC ONE Common Stock issued to Affiliates of CAPITAL and CCB in the Merger or Consolidation may contain an appropriate restrictive legend, and appropriate stop transfer orders may be given to the transfer agent for such certificates.

Accounting Treatment

BANC ONE expects to account for the acquisition of CAPITAL as a pooling of interests. BANC ONE does not expect to account for the acquisition of the minority of CCB shares not owned by CAPITAL as a pooling of interests.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

Description of BANC ONE Stock

General. The authorized capital stock of BANC ONE consists of 600,000,000 shares of BANC ONE Common Stock and 35,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), divided into 10,000,000 shares of Class A Preferred Stock, 1,000,000 shares of Class B Convertible Preferred Stock ("Class B Preferred Stock") and 24,000,000 shares of Class C Preferred Stock of which the $3.50 Cumulative Convertible Preferred Stock constitutes a series ("Series C Preferred Stock"). As of September 30, 1993, there were issued and outstanding 5,000,000 shares of Series C Preferred Stock and 341,046,391 shares of BANC ONE Common Stock, after giving effect to the 5 for 4 share stock split in BANC ONE Common Stock.

The following summary of the terms of BANC ONE's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Ohio General Corporation Law and BANC ONE's Articles.

Common Stock. Holders of BANC ONE Common Stock are entitled to receive dividends out of funds legally available therefor as and if declared by the Board of Directors, provided that, so long as any shares of Preferred Stock are outstanding, no dividends (other than dividends payable in BANC ONE Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the BANC ONE Common Stock unless full cumulative dividends on the shares of Preferred Stock have been paid.

Holders of shares of BANC ONE Common Stock are entitled to one vote for each share for the election of directors and on all other matters. Holders of BANC ONE Common Stock vote together as a class with holders of Class B Preferred Stock. Generally, holders of Series C Preferred Stock have no voting rights.

The issued and outstanding shares of BANC ONE Common Stock are fully paid and nonassessable. The holders of BANC ONE Common Stock are not entitled to preemptive rights or conversion or redemption rights. The BANC ONE Common Stock does not have cumulative voting rights in the election of directors.

In the event of the voluntary or involuntary dissolution, liquidation or winding up of BANC ONE, holders of BANC ONE Common Stock will be entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors (including holders of BANC ONE's indebtedness) and holders of Preferred Stock, all the remaining assets of BANC ONE available for distribution.

Preferred Stock. The Board of Directors has the authority to issue each class of Preferred Stock in one or more series and to fix the designations, number of shares, dividends, redemption rights, sinking fund requirements, liquidation prices, conversion rights and other rights, qualifications, limitations or restrictions thereon (except voting rights) as the Board of Directors may from time to time be permitted by law to fix or change.

Currently, there are outstanding shares of Series C Preferred Stock. Holders of Series C Preferred Stock are entitled to receive out of funds legally available therefor cumulative cash dividends at the annual rate of $3.50 per share payable quarterly on the last day of March, June, September and December in each year.

In the event that full cumulative dividends on outstanding shares of Series C Preferred Stock have not been paid, no dividends may be declared or paid on, and no amounts may be set aside or applied to the redemption or purchase of, any shares of BANC ONE Common Stock or any other shares of capital stock of BANC ONE ranking junior to shares of Series C Preferred Stock.

Upon the voluntary or involuntary dissolution, liquidation or winding up of BANC ONE, holders of Series C Preferred Stock are entitled to receive a preferential distribution of $50 per share plus accrued and unpaid dividends, if any.

Generally holders of shares of Series C Preferred Stock have no voting rights. The approval of a majority of the outstanding shares of Series C Preferred Stock voting together as a class is required in order to amend BANC ONE's Articles to affect adversely the rights of the holders of the Series C Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Series C Preferred Stock. Holders of Series C Preferred Stock also have the right to elect two additional directors during any period in which dividends on Series C Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends.

At the option of the holder of any shares of Series C Preferred Stock, such shares may be converted into shares of BANC ONE Common Stock at the conversion rate then in effect. The present conversion rate is 1.75360 shares of BANC ONE Common Stock for each share of Series C Preferred Stock and is subject to adjustment for stock dividends, subdivisions, splits (the conversion rate has been adjusted to reflect the 5 shares for 4 shares common stock split declared by Banc One's Board of Directors on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993 and the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable March 4, 1994 to shareholders of record on February 16, 1994) and combinations and any distribution of rights or warrants to purchase BANC ONE Common Stock at a price per share less than the BANC ONE Common Stock's then-current market value.

The issued shares of Series C Preferred Stock may be redeemed, in whole or in part, by BANC ONE at its election at any time after April 15, 1995, at a redemption price of [$52.10] per share during the period from April 15, 1995, to but not including March 31, 1996, and thereafter at the redemption prices during the 12-month periods beginning on March 31 of the years shown below, plus accrued and unpaid dividends, if any.

           Year                                    Redemption Price

           1996  . . . . . . . . . . . . . . . .        $51.75
           1997  . . . . . . . . . . . . . . . .        $51.40
           1998  . . . . . . . . . . . . . . . .        $51.05
           1999  . . . . . . . . . . . . . . . .        $50.70
           2000  . . . . . . . . . . . . . . . .        $50.35
           2001 and thereafter . . . . . . . . .        $50.00

Special Voting Requirements for Certain Transactions

Article Eleventh of BANC ONE's Articles incorporates, to a large extent, the provisions of the Ohio control share acquisition statute (Section 1701.831 of the Ohio Revised Code). Article Eleventh sets forth procedures for obtaining shareholder consent of "control share acquisitions" subject to the right of the Board of Directors to screen out proposals that do not meet certain standards set forth in Article Eleventh. Article Eleventh defines a "control share acquisition" as any acquisition, directly or indirectly, of shares of BANC ONE which, when added to all other shares of BANC ONE owned or controlled by the acquiror, would entitle the acquiror, alone or with others, to exercise or direct the exercise of voting power in BANC ONE in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; and (c) a majority or more. A bank, broker, nominee, trustee, or other person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing Article Eleventh shall, however, be deemed to have voting power only of shares in respect of which such person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under Article Eleventh. A control share acquisition which meets certain criteria set forth in Article Eleventh as determined by the Board of Directors must be presented to a meeting of the shareholders of BANC ONE and approved by the affirmative vote of both (a) a majority of the voting power represented at the meeting and (b) a majority of that portion of such voting power excluding any "interested shares"; that is, those shares held by the acquiring person, executive officers of BANC ONE and employees of BANC ONE who are also directors. Article Eleventh may be amended by a vote of 85% of the votes entitled to be cast by all holders of voting stock.

BANC ONE's Articles also include a "fair price" provision which is designed to provide reasonable assurances to shareholders that in the event any shareholder or group of shareholders acquires 20% or more of BANC ONE's voting stock (the "Acquiror") and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction which would force a change or termination of the other shareholders' ownership interests (a "Business Combination"), such other shareholders must receive consideration at least equivalent to that paid by the Acquiror in acquiring its 20% stock interest, unless the Business Combination is approved either (i) by a majority of directors who are unrelated to the Acquiror or (ii) by the affirmative vote of 75% of all the votes entitled to be cast by all holders of voting stock and 67% of the votes entitled to be cast by all holders of voting stock held by shareholders other than the Acquiror ("Special Shareholder Vote").

This provision operates by requiring that after an Acquiror emerges, any Business Combination which has the effect of requiring shareholders to surrender their shares must satisfy one of the following conditions:

    (a) Fair Consideration to Shareholders. The terms of the Business Combination must provide for payment of consideration which is at least equivalent to the highest price paid to other shareholders by the Acquiror in acquiring its 20% stock position and must be approved by shareholders as otherwise required by applicable law; or

    (b) Unrelated Director Approval. The Business Combination must be approved as fair to shareholders by a majority of the directors who are not affiliated with the Acquiror and who were directors before the Acquiror acquired its 20% stock position or who were nominated or elected to succeed such directors by the other unaffiliated directors ("Unrelated Directors") and must be approved by shareholders as otherwise required by applicable law; or

    (c) Special Shareholder Vote. The Business Combination must be approved by a Special Shareholder Vote.


The Article containing this provision may be amended only by a vote of 85% of the votes entitled to be cast by all holders of voting stock, unless the amendment is approved unanimously by the Unrelated Directors, in which case only majority shareholder approval would be required.

Chapter 1704 of the Ohio Revised Code (the "Ohio Statute") is similar to the "fair price" provision contained in BANC ONE's Articles. The Ohio Statute prohibits an "Issuing Public Corporation" from engaging in a "Chapter 1704 Transaction" with an "Interested Shareholder" for a period of three years following the date on which the person becomes an "Interested Shareholder" unless, prior to such date, the directors of the "Issuing Public Corporation" approve either the "Chapter 1704 Transaction" or the acquisition of shares pursuant to which such person became an "Interested Shareholder." An "Issuing Public Corporation" is an Ohio corporation with 50 or more shareholders which has its principal place of business, principal executive offices or substantial assets within the State of Ohio. BANC ONE is currently an Issuing Public Corporation. An "Interested Shareholder" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the Issuing Public Corporation. A "Chapter 1704 Transaction" includes any merger, consolidation, combination or majority share acquisition between or involving an Issuing Public Corporation and an Interested Shareholder or an affiliate or associate of an Interested Shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an Issuing Public Corporation or a subsidiary of an Issuing Public Corporation to, with or for the benefit of an Interested Shareholder or an affiliate or associate of an Interested Shareholder unless such transaction is in the ordinary course of business of the Issuing Public Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an Interested Shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the Issuing Public Corporation if such plan is proposed by or on behalf of the Interested Shareholder, or (iii) pledge or extend the credit or financial resources of the Issuing Public Corporation to or for the benefit of the Interested Shareholder.

After the initial three-year moratorium has expired, an Issuing Public Corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an Interested Shareholder received the prior approval of the board of directors of the Issuing Public Corporation,
(ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the Issuing Public Corporation and by the holders of at least a majority of voting shares which are not beneficially owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder, or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

Comparison of BANC ONE Common Stock,
CAPITAL Common Stock and CCB Common Stock

The rights of shareholders of BANC ONE are governed by BANC ONE's Articles and Code of Regulations and the applicable provisions of the Ohio law, while the rights of the shareholders of CAPITAL and CCB are governed by their Articles and Bylaws and the applicable provisions of the Utah Code Annotated. If the holders of CAPITAL Common Stock approve the Merger Agreement and the Merger is subsequently consummated, holders of CAPITAL Common Stock will become holders of BANC ONE Common Stock. Likewise, if the holders of CCB Common Stock, other than CAPITAL, approve the Consolidation Agreement and the Consolidation Agreement is subsequently consummated, those holders of CCB Common Stock will become holders of BANC ONE Common Stock. The following comparison of the rights of holders of CAPITAL Common Stock, CCB Common Stock and BANC ONE Common Stock is based on current terms of the governing documents of the respective companies, and on the current provisions of applicable state law.

The rights of holders of CAPITAL Common Stock, CCB Common Stock and holders of BANC ONE Common Stock are similar in several respects: each shareholder is entitled to one vote for each share held on all matters submitted to a vote of shareholders, each shareholder is entitled to receive pro rata any assets distributed to shareholders upon liquidation, dissolution or winding up of the affairs of the company (after all creditors have been satisfied and requisite preferential amounts are paid to the holders of outstanding preferred stock), each shareholder has no preemptive rights to subscribe for or purchase any stock or other securities in proportion to their respective holdings upon the offering or sale by BANC ONE, CCB or CAPITAL of such securities to others. Although it is impracticable to note all the differences between Ohio law and Utah law generally and all of the differences between the applicable governing documents of BANC ONE, CCB and CAPITAL, the following is intended to be a summary of certain significant differences between the rights of holders of BANC ONE Common Stock and the rights of holders of CAPITAL Common Stock and CCB Common Stock.

Election and Removal of Directors. The directors of CCB, CAPITAL and BANC ONE are elected by the shareholders and may be removed with or without cause by the shareholders. Cumulative voting is not allowed in the election of directors of BANC ONE, Capital or CCB.

Dividends. Under Ohio law, dividends may be paid out of surplus, including both earned surplus and capital surplus, in cash, property or shares of the corporation, provided that such dividend payments are not in violation of the rights of any other class of securities and are not made when the corporation is insolvent or there is reasonable ground to believe that by such payment it will be rendered insolvent. A Utah corporation may pay dividends, except that no such distribution if, after giving it effect (a) the corporation would not be able to pay its debts as they become due in the normal course of business or
(b) the corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The payment of dividends by banks and bank holding companies also is subject to certain regulatory constraints. Dividends paid by both BANC ONE and CAPITAL are subject to Federal income tax. However, it is suggested that in connection with voting on the Merger or Consolidation, stockholders contact their tax advisors to determine the tax consequences of the Merger to them.

Supermajority and Fair Price Provisions. Neither Utah law nor CAPITAL or CCB's Articles contain provisions similar to the provisions of BANC ONE's Articles relating to control share acquisitions and fair price provisions for business combinations. BANC ONE's Articles contain provisions requiring a supermajority vote for certain business combinations. See "COMPARATIVE RIGHTS OF SHAREHOLDERS- Special Voting Requirements for Certain Transactions." Utah law generally requires the affirmative vote of the holders of a majority of the shares of each class entitled to vote to approve a merger, consolidation, share exchange or sale, lease, exchange or other disposition of all or substantially all of CAPITAL's assets. No vote of CAPITAL shareholders is required to approve a merger if (a) CAPITAL is the surviving corporation of the merger, (b) the related plan of merger does not amend CAPITAL's Articles, (c) each share of CAPITAL stock outstanding immediately before the merger is to be an identical outstanding or treasury share of CAPITAL after the merger and (d) the number of shares of CAPITAL to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the voting stock of CAPITAL outstanding immediately before the merger.

In addition to being subject to the laws of Utah and Ohio, respectively, CCB, CAPITAL and BANC ONE, as a bank and bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations and certain other corporate transactions.

Evaluation of Tender Offers and Business Combinations. In evaluating an acquisition proposal, Ohio law includes a provision which permits directors, in determining whether any matter is in the best interests of the corporation, to take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and the nation, community and societal considerations and the long-term and short-term interests of the corporation and its stockholders, including the possibility that such interests may be best served by the continued independence of the corporation. No similar applicable provision is included in the Utah Code Annotated or the Articles of CAPITAL or CCB.

Amendment of Governing Documents. BANC ONE's Articles may be amended by the affirmative vote of the holders of a majority of the voting power of BANC ONE, except that amendments to the "control share acquisition" and "fair price" provisions require a supermajority vote. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Special Voting Requirements for Certain Transactions." The Code of Regulations of BANC ONE may only be amended by the affirmative vote of a majority of the voting power represented by the outstanding voting stock of BANC ONE present in person or by proxy at an annual or special meeting called for such purpose. Under Utah law, amendments to CAPITAL's Articles require the affirmative vote of a majority of the outstanding shares of CAPITAL's Common Stock.

Appraisal Rights.

Under Utah law, any shareholder of CAPITAL or CCB is entitled to receive payment of the fair value of such shareholder's shares of CAPITAL Common Stock or CCB Common Stock if such shareholder dissents from (a) any merger for which a vote of CAPITAL or CCB's shareholders is required or any consolidation to which CAPITAL or CCB is a party, (b) any share exchange to which CAPITAL or CCB is a party other than as the acquiring corporation or (c) any sale, lease, exchange or other disposition of all or substantially all of CAPITAL or CCB's assets not made in the regular course of business. Shareholders of CAPITAL or CCB may exercise dissenters' rights in connection with the Merger. See the more detailed discussion below under "VOTING AND MANAGEMENT INFORMATION - Rights of Dissenting Shareholders". Under Ohio Law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to its articles of incorporation. In addition, shareholders of an Ohio corporation being merged into a new corporation are also entitled to appraisal rights. Shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

Indemnification; Limitation of Liability.

Utah law provides that a corporation may indemnify a director against liability incurred in any proceeding if the director conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests or
(b) in all other cases, that his conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, it is further required that the director have no reasonable cause to believe his conduct was unlawful. A corporation must, unless otherwise limited by the articles of incorporation, indemnify a director as against reasonable expenses incurred by him when the director is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party. Also, unless limited by the articles of incorporation, a director may apply for and a court may order indemnification by the corporation if the court determines the director is entitled to such mandatory indemnification. A corporation may also pay for or reimburse reasonable expenses incurred by a director in advance of the final disposition of the proceeding when certain criteria are met.

A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or when the director is charged with improper personal benefit and he is adjudged liable on the basis that the personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director may apply for and a court may order indemnification by the corporation if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances (a) whether or not the standards of conduct described above are satisfied or (b) whether or not the director was adjudged liable with respect to a proceeding by or in the right of the corporation or in a proceeding charging improper personal benefit. Court-ordered indemnification in these last two situations is limited to reasonable expenses incurred in connection with the proceeding.

Utah law also provides that a corporation's articles of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for any action taken or any failure to take any action, except for the amount of a financial benefit received by a director to which he is not entitled, an intentional infliction to harm on the corporation or shareholders, an intentional violation of criminal law or a violation of Utah Code Annotated
Section 16-10a-842. CAPITAL and CCB's Articles do not provide for such limitations of director liability.

A Utah corporation must indemnify an officer of the corporation who is not a director as to reasonable expenses incurred by the officer when the officer is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, unless otherwise limited by the articles of incorporation. An officer who is not a director may also apply for court-ordered indemnification to the same extent as a director. With regard to officers, employees or agents of the corporation who are not directors, a corporation may indemnify and advance expenses to the same extent as a director and, if provided for by its articles of incorporation, by-laws, resolution of its shareholders or directors, or in a contract, to a greater extent than to a director.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors and officers for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was one with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests. Ohio law does not authorize payment of expenses or judgments to an officer or other agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director or officer acted in good faith and in a manner he reasonably believed to be in (or not opposed to) the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors. The statutory right to indemnity is not exclusive in Ohio. Ohio law provides express authority for Ohio corporations to procure not only insurance policies, but also to furnish protection similar to insurance, including trust funds, letters of credit and self-insurance, or to provide similar protection such as indemnity against loss of insurance.

Ohio law has codified the traditional business judgment rule. Ohio law provides that the business judgment presumption of good faith may only be overcome by clear and convincing evidence, rather than the preponderance of the evidence standard applicable in most states. Further, Ohio law provides specific statutory authority for directors to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation.

                           MISCELLANEOUS INFORMATION

Transfer and Exchange Agents

Bank One, Indianapolis, N.A., Indianapolis, Indiana, serves as Transfer Agent and as Registrar for BANC ONE Common Stock. Bank One, Indianapolis, N.A. will act as Exchange Agent in connection with the Merger and Consolidation. CCB acts as Transfer Agent and as Registrar for CAPITAL and CCB Common Stock.

Interests of Named Experts

The consolidated financial statements of BANC ONE incorporated by reference in this Prospectus have been audited by Coopers & Lybrand, independent public accountants, to the extent and for the years included in their reports, which reports are included or are incorporated herein, and have been so included or incorporated in reliance upon their reports given on the authority of that firm as experts in accounting and auditing. The financial statements of CAPITAL and CCB as of December 31, 1992 and 1991, included herein and elsewhere in the registration statement have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Certain legal matters will be passed upon for CAPITAL and CCB by counsel for CAPITAL, Gerrish & McCreary, P.C., Memphis, Tennessee. An opinion on the Federal income tax consequences of the proposed transaction will be issued by Gerrish & McCreary, P.C. An opinion on the validity of the BANC ONE Common Stock offered hereby has been passed upon by Roman J. Gerber, General Counsel of BANC ONE.

Sources of Information

The information concerning BANC ONE, CAPITAL and CCB has been supplied by the management of the respective companies.

Registration Statement

This Prospectus and Proxy Statement does not include all of the information set forth or incorporated by reference in the Registration Statement on Form S-4 and the exhibits thereto filed by BANC ONE with the Commission under the Securities Act. The Registration Statement may be inspected at the principal office of the Commission in Washington, D.C., and copies may be obtained upon payment of prescribed fees. See "AVAILABLE INFORMATION" for addresses of the Commission's offices. Reference is hereby made to the Registration Statement and exhibits thereto for further information pertaining to BANC ONE and CAPITAL.

Other Matters

The Board of Directors of CAPITAL does not know of any other matters which may come before the CAPITAL Special Meeting. The Board of Directors of CCB does not know of any other matters which may come before the CCB Special Meeting.


                   B.  INFORMATION ABOUT BANC ONE CORPORATION

General -- Business.

BANC ONE is a multi-bank holding company with bank subsidiaries in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Texas, Utah, West Virginia and Wisconsin. At December 31, 1993, BANC ONE had consolidated total assets of $79.9 billion, consolidated total deposits of approximately $60.9 billion and consolidated total stockholders' equity of approximately $7.0 billion. At December 31, 1993, BANC ONE ranked eighth among the nation's publicly-owned bank holding companies in terms of period-end assets and at December 31, 1992, BANC ONE ranked sixth among the nation's publicly owned bank holding companies in terms of period-end common equity. For the year ended December 31, 1993, BANC ONE's return on average assets was 1.53%.

As of December 31, 1993, BANC ONE owned indirectly all of the outstanding stock of 82 commercial banks (the "affiliate banks"). Except for Bank One, Texas, N.A., BANC ONE had no single affiliate bank comprising in excess of 20% of its consolidated assets at December 31, 1993. BANC ONE also owns subsidiaries which offer services in the areas of mortgage banking, credit card processing, consumer finance, equipment leasing, fiduciary and trust services, venture capital, credit life insurance, discount brokerage and data processing.

Since its formation in 1968, BANC ONE has acquired over 125 banking institutions and the number of banking offices of its affiliate banks has increased from 24 to over 1,300. BANC ONE anticipates that it will continue to expand by acquisition in the future. BANC ONE is frequently in discussions regarding possible acquisitions. See "Recent Developments" for information with respect to pending and potential acquisitions.

BANC ONE is a legal entity separate and distinct from its affiliate banks and its nonbanking subsidiaries. Accordingly, the right of BANC ONE, and thus the right of BANC ONE's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate bank or other subsidiary is necessarily subject to the prior claims of creditors of the affiliate bank or subsidiary, except to the extent that claims of BANC ONE in its capacity as a creditor may be recognized. The principal source of BANC ONE's revenues is dividends and fees from its affiliates. See "Certain Regulatory Matters" for a discussion of regulatory restrictions on the ability of the affiliate banks to pay dividends to BANC ONE.

Recent Developments.

In recent years, BANC ONE has pursued an active acquisition program. The following is a list of announced significant acquisitions that have not been consummated as of the date of this Prospectus and Proxy Statement.

    Liberty National Bancorp, Inc., a multi-bank holding company headquartered in Louisville, Kentucky with assets of approximately $4.9 billion as of December 31, 1993, which BANC ONE will acquire for approximately 24 million shares of BANC ONE Common Stock.

BANC ONE has also announced three other acquisitions which are not material in the aggregate. In addition, BANC ONE has recently terminated its pending acquisitions of FirsTier Financial, Inc., a multi-bank holding company headquartered in Omaha, Nebraska with assets of approximately $3.1 billion as of December 31, 1993, and Nebraska Capital Corporation, a single bank holding company headquartered in Lincoln, Nebraska with assets of approximately $95 million as of December 31, 1993.

BANC ONE continues to explore opportunities to acquire banks and nonbank companies permitted by the Bank Holding Company Act of 1956. Discussions are continually being carried on relating to the acquisition of bank-related companies and other banks. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. BANC ONE's acquisition strategy is flexible in that it does not require BANC ONE to effect specific acquisitions so as to enter certain markets or to attain specified growth levels. Rather than being market driven or size motivated, BANC ONE's acquisition strategy reflects BANC ONE's willingness to consider potential acquisitions wherever and whenever such opportunities arise based on the then-existing market conditions and other circumstances. Banks to be acquired must be of sufficient size to support and justify having management of a caliber capable of making lending and other management decisions at the local level under BANC ONE's operating philosophy. BANC ONE also is willing from time to time to acquire a smaller bank when it can be acquired through a reorganization into an existing affiliate. BANC ONE's interest in the acquisition of non-bank companies has been limited to bank-related services with which BANC ONE already has familiarity. BANC ONE's acquisitions may be made by the exchange of stock, through cash purchases, and with other consideration.

Other than as described above, BANC ONE does not currently have any definite understandings or agreements for any acquisitions material to BANC ONE. However, BANC ONE anticipates that it will continue to expand by acquisition in the future.

Certain Regulatory Matters

General

BANC ONE is subject to the supervision of, and to regular inspection by, the Federal Reserve. BANC ONE's principal banking subsidiaries are organized as national banking associations, which are subject to regulation by the Comptroller of the Currency (the "Comptroller"). In addition, various state authorities regulate BANC ONE's state banking subsidiaries. Furthermore, the various banking subsidiaries are subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal bank regulatory bodies.
In addition to banking laws, regulations and regulatory agencies, BANC ONE and its subsidiaries and affiliates are subject to various other laws, regulations and regulatory agencies, all of which directly or indirectly affect BANC ONE's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect BANC ONE.

Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on BANC ONE and its subsidiaries are difficult to determine.

According to Federal Reserve policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of BANC ONE or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of BANC ONE may be assessed for the FDIC's loss, subject to certain exceptions.

BANC ONE's banks are affected by various state and federal laws and by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve uses its powers to regulate reserve requirements of its member banks, the discount rate on its member bank borrowings, interest rates on time and savings deposits of its member banks, and to conduct open market operations in United States government securities so as to exercise control over the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Policies which are directed toward increasing the supply of money and credit and reducing interest rates may have an adverse effect on bank earnings. Future policies of the Federal Reserve and other authorities cannot be predicted, nor can their effect on future bank earnings be predicted. Similarly, future changes in state and federal laws and wage, price and other economic restraints of the federal government cannot be predicted nor can their effect on future bank earnings be predicted.

Capital Requirements

The Federal Reserve, the FDIC and the Comptroller have issued substantially similar minimum risk-based and leverage capital guidelines for United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

The Federal Reserve risk-based guidelines applicable to BANC ONE define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, minority interests less goodwill and certain other intangible assets, and one-half of investments in unconsolidated subsidiaries.

Tier 2 capital consists of mandatory convertible debt, subordinated and other qualifying term debt, preferred stock not qualifying as Tier 1 capital and the allowance for credit losses, subject to certain limitations less one-half of investments in unconsolidated subsidiaries. The sum of Tier 1 and Tier 2 capital represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by the sum of four categories of risk-weighted assets, such risk weights based primarily on relative credit risk. The regulatory minimum qualifying total risk-based capital ratio is 8%, of which at least 4% must consist of Tier 1 capital. BANC ONE's Tier 1 and total risk-based capital ratios under these guidelines at December 31, 1993 were 10.45% and 14.19%, respectively.

The leverage ratio is determined by dividing Tier 1 capital by adjusted total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 4% to 5%. BANC ONE's estimated leverage ratio at December 31, 1993 was 8.67%. Although BANC ONE has not been informed of any specific leverage ratio requirement applicable to it, management believes that BANC ONE meets its leverage ratio requirement.

Dividend Restrictions

Various Federal and state statutory provisions limit the amount of dividends BANC ONE's affiliate banks can pay to BANC ONE without regulatory approval.
The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Under these provisions and various state law restrictions, BANC ONE's affiliate banks could have declared, as of December 31, 1993, without obtaining prior regulatory approval, aggregate dividends of approximately $1.25 billion. In addition, federal bank regulatory authorities have authority to prohibit the affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of BANC ONE's affiliate banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines.

FDICIA

The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), which became law on December 19, 1991, revises several banking statutes, including the Federal Deposit Insurance Act, affecting bank regulation, deposit insurance and provisions for funding of the Bank Insurance Fund (the "BIF") administered by the FDIC. Under FDICIA the bank regulators' authority to intervene is linked to the deterioration of a bank's capital level. In addition, FDICIA places limits on real estate lending and brokered deposit activities, expands audit and reporting requirements, and imposes limitations and requirements on various banking functions. BANC ONE believes that the deposit insurance and brokered deposit limitations under FDICIA will not have any material impact on the liquidity or funding of BANC ONE or its affiliate banks.

Deposit Insurance Assessments

The deposits of each of BANC ONE's banks are insured up to regulatory limits by the FDIC. Accordingly, BANC ONE's banks are subject to deposit insurance assessments to maintain the Bank Insurance Fund (the "BIF") of the FDIC. Pursuant to FDICIA, the FDIC must establish a risk-based insurance assessment system by January 1, 1994.

On September 14, 1992, the FDIC adopted regulations to implement a transitional risk-related insurance assessment system, starting January 1, 1993. Under this system, the FDIC will place each insured bank in one of nine risk categories based on its level of capital and other relevant information (such as supervisory evaluations). Each insured bank's insurance assessment rate will then be determined by the risk category in which it has been classified by the FDIC. Under this transitional system, the average insurance assessment rate will be .254% per $100 of deposits. However, there will be an eight basis point spread between the highest and lowest assessment rates, so that banks classified as strongest by the FDIC will be subject to a rate of $0.23 per $100 of deposits and banks classified as weakest by the FDIC will be subject to a rate of $0.31 per $100 of deposits. The FDIC has indicated that it expects that the majority of banks will be subject to an assessment rate of $0.23 per $100 of deposits (the same rate as under the current flat-rate assessment system). However, the FDIC has also indicated that it expects to recommend that the permanent risk-related premium system, to be implemented in 1994, incorporate a wider differential between the highest and lowest assessment rates.


Market Prices of and Dividends Paid on BANC ONE Common Stock

BANC ONE Common Stock is, and the shares offered hereby will be, listed on the New York Stock Exchange. The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of BANC ONE Common Stock on the New York Stock Exchange Composite Tape and cash dividends per share of BANC ONE Common Stock.

                          Price Range of Common Stock

                              High              Low         Dividends
1992

  First Quarter . . . . .    $36.36           $30.75          $.21
  Second Quarter  . . . .     34.55            30.73           .21
  Third Quarter . . . . .     34.27            30.64           .24
  Fourth Quarter  . . . .     38.91            31.82           .24

1993

  First Quarter . . . . .    $42.27           $36.36          $.25
  Second Quarter. . . . .     44.73            36.73           .26
  Third Quarter . . . . .     42.19            34.55           .28
  Fourth Quarter              39.77            32.27           .28

1994

  First Quarter  . . . .
    (through          , 1994)


BANC ONE intends to continue its present policy of paying quarterly cash dividends to its shareholders so that dividends as a percentage of income will average between 35 and 40 percent of net income. The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of BANC ONE and its subsidiaries, applicable government regulations and other factors deemed relevant by the Board of Directors. Certain debt instruments to which BANC ONE is a party limit its ability to pay dividends on BANC ONE Common Stock. Under the most restrictive of these limitations, BANC ONE would have been permitted to pay cash dividends on BANC ONE Common Stock in excess of its $1.25 billion of retained earnings as of December 31, 1993. As described under "Certain Regulatory Matters," various state and federal laws limit the ability of affiliate banks to pay dividends to BANC ONE.

Incorporation of Certain Information
About BANC ONE By Reference

BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, BANC ONE's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1993, June 30, 1993 and September 30, 1993 and BANC ONE's Current Reports on Form 8-K, including both forms filed February 4, 1993, the Form 8-K filed February 16, 1993, the Form 8-K filed August 20, 1993, the Form 8-K filed November 9, 1993, the Form 8-K filed November 16, 1993, the Form 8-K filed November 24, 1993, the Form 8-K filed January 28, 1994, and the Form 8-K filed February 17, 1994, in each case filed with the Commission pursuant to Section 13 of the Exchange Act and the description of BANC ONE Common Stock which is contained in its registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, are incorporated into this Prospectus and Proxy Statement by reference.

          C.  INFORMATION ABOUT CAPITAL BANCORP AND CAPITAL CITY BANK


General

Capital Bancorp ("CAPITAL") is a bank holding company organized under the laws of the State of Utah with its principal office in Salt Lake City, Utah.
CAPITAL owns 86.39% (81.53% after the exercise of all outstanding options) of the outstanding common stock of Capital City Bank. Capital City Bank is an FDIC insured state-chartered banking institutions with its main offices in Salt Lake City, Utah. Capital City Bank ("Bank") operates seven branch offices in the Salt Lake City metropolitan area and one loan origination office in St. George, Utah. As of September 30, 1993 CAPITAL had total assets of $122,040,691 and deposits of $107,407,194.

Dividends Paid on CAPITAL and Bank Common Stock

As of September 30, 1993 there were approximately 50 holders of record of CAPITAL Common Stock and 60 holders of record of Bank Common Stock. In addition, there was one holder of record of Bank's noncumulative perpetual preferred stock. The shares of CAPITAL and Bank are not listed on any stock exchange nor is there an active market for the securities.

In July 1992, 5,729 shares of CAPITAL Common Stock were sold by a single shareholder to another individual. The price paid for the stock was reported to be $49.00 per share. Neither the buyer nor the seller were insiders or principals of CAPITAL or Bank. Management is unaware of any other significant private transactions involving securities of CAPITAL or Bank during the last three years.

Certain employee benefit plans require that an estimate of the fair market value of the common stock of CAPITAL and Bank be obtained annually. These valuation opinions are rendered by an independent third party solely for the purpose of valuing shares held by the plans. Based on the valuations performed the estimated fair market value per share of stock held by the employee benefit plans was as follows:

                                               Capital Common     Bank Common

As of December 31, 1992                      $46.00            $61.00
As of December 31, 1991                      $30.00            $46.00


In March 1992, Bank sold 6,114 shares on a pro rata basis to existing shareholders at an offering price of $46.00 per share. The total offering represented less than five percent of total shares outstanding. The offering was made in conjunction with the acquisition of United Bank of Murray.

The following table sets forth the cash dividends paid per share for CAPITAL Common Stock and Bank Common Stock for the periods indicated:

 Capital Bancorp                 Capital City Bank

1991
    First Quarter    . . . . . . . . . . . .      $.--             $1.25
    Second Quarter   . . . . . . . . . . . .--     .55
    Third Quarter    . . . . . . . . . . . .       .--               .55
    Fourth Quarter   . . . . . . . . . . . .--     .80

1992
    First Quarter    . . . . . . . . . . . .       .                 .80
    Second Quarter   . . . . . . . . . . . .--     .80
    Third Quarter    . . . . . . . . . . . .       .--               .80
    Fourth Quarter   . . . . . . . . . . . .--     .80

1993
    First Quarter    . . . . . . . . . . . .       .25              1.00
    Second Quarter   . . . . . . . . . . . .25    1.00
    Third Quarter    . . . . . . . . . . . .       .25              1.00
    Fourth Quarter   . . . . . . . . . . . .25    1.00

1994
    First Quarter    . . . . . . . . . . . .
    (through        ,1994)


Beginning with the third calendar quarter of 1993, pursuant to the Merger Agreement, management has agreed not to pay quarterly cash dividends in excess of $1.00 on Bank common shares and $.25 on CAPITAL common shares through and until the effective date of the merger. CAPITAL and Bank will pay no dividends and will make no distributions during the quarter in which the Effective Date occurs, and in which the shareholders of CAPITAL and Bank Common Stock are entitled to receive the regular quarterly dividends on the shares of BANC ONE Common into which the common shares of CAPITAL and Bank are to be converted.


                        CAPITAL BANCORP AND SUBSIDIARY


                   Index to Consolidated Financial Statements



                                                                          Page


Management's Discussion and Analysis of Financial
    Condition and Results of Operations. . . . . . . . . . . . . . . .    46

       Nine Months ended September 30, 1993 and 1992 . . . . . . . . .    46

       Three Year Period ended December 31, 1992 . . . . . . . . . . .    47

Interim Consolidated Financial Statements (Unaudited)  . . . . . . . .    61

    Capital Bancorp and Subsidiary

       Consolidated Statements of Condition as of
       September 30, 1993 and 1992 (Unaudited) . . . .   . . . . . . .    61

       Consolidated Statements of Income for the nine months
       ended September 30, 1993 and 1992 (Unaudited) . . . . . . . . .    63

       Consolidated Statements of Shareholders' Equity for the nine
       months ended September 30, 1993 and 1992 (Unaudited)  . . . . .    65

       Consolidated Statements of Cash Flows for the nine months
       ended September 30, 1993 and 1992 (Unaudited) . . . . . . . . .    66


    Capital City Bank (A Subsidiary of Capital Bancorp)

       Consolidated Statements of Condition as of
       September 30, 1993 and 1992 (Unaudited) . . . .   . . . . . . .    67

       Consolidated Statements of Income for the nine months
       ended September 30, 1993 and 1992 (Unaudited) . . . . . . . . .    69

       Consolidated Statements of Shareholders' Equity for the nine
       months ended September 30, 1993 and 1992 (Unaudited)  . . . . .    70

       Consolidated Statements of Cash Flows for the nine months
       ended September 30, 1993 and 1992 (Unaudited) . . . . . . . . .    71

Audited Annual Financial Statements:

    Capital Bancorp and Subsidiary

       Independent Auditors' Report  . . . . . . . . . . . . . . . . .    73

       Consolidated Statements of Condition as of
       December 31, 1992 and 1991  . . . . . . . . . . . . . . . . . .    74

       Consolidated Statements of Income for the years
       ended December 31, 1992, 1991 and 1990  . . . . . . . . . . . .    76

       Consolidated Statements of Shareholders' Equity for
       the years ended December 31, 1992, 1991 and 1990  . . . . . . .    78

       Consolidated Statements of Cash Flows for the years
       ended December 31, 1992, 1991 and 1990  . . . . . . . . . . . .    79

       Notes to Consolidated Financial Statements  . . . . . . . . . .    81

    Capital city Bank Bank (A Subsidiary of Capital Bancorp)

       Independent Auditors' Report  . . . . . . . . . . . . . . . . .    92

       Consolidated Statements of Condition as of
       December 31, 1992 and 1991  . . . . . . . . . . . . . . . . . .    93

       Consolidated Statements of Income for the years
       ended December 31, 1992, 1991 and 1990  . . . . . . . . . . . .    95

       Consolidated Statements of Shareholders' Equity for
       the years ended December 31, 1992, 1991 and 1990  . . . . . . .    97

       Consolidated Statements of Cash Flows for the years
       ended December 31, 1992, 1991 and 1990  . . . . . . . . . . . .    98

       Notes to Consolidated Financial Statements  . . . . . . . . . .   100


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion and analysis provides information about Capital Bancorp and subsidiary ("Capital"). Capital is a single bank holding company which owns 86.39 percent (81.53 percent after the exercise of all outstanding options) of the outstanding common stock of Capial city Bank (the "Bank"). Unless otherwise indicated the discussion and analysis refers to Capital as a consolidated entity. All material intercompany balances and transactions have been eliminated in consolidation.

Comparisons and changes in financial condition and results of operations for the nine months ended September 30, 1993 and 1992 and the years ended December 31, 1992, 1991 and 1990 are included. The discussion and analysis should be reviewed in conjunction wiht the consolidated Financial Statements and statistical data presented elsewhere herein.

                 Nine Months Ended September 30, 1993 and 1992

Capital's net income for the nine months ended September 30, 1993 was $1,162,230. This represented an increase of 34.2% or $296,375 over the comparable nine month period in 1992. The increase was due to continued strong loan origination and refinancing volume in the mortgage loan department, an increase in related loan servicing income as well as higher fee income in other areas. The results for 1993 include nine months of operations related to the former United Bank of Murray ("United") which was acquired in late March 1992.

At September 30, 1993 Capital's total assets were $122,040,691 compared to $113,456,959 at September 30, 1992. Investment securities and federal funds sold accounted for $7,313,495 of the increase.

Loans and other receivables increased by $2,989,401 or 5.3% from September 30, 1992 to September 30, 1993. Growth in commercial loans and mortgage construction loans was due to a combination of lower interest rates and stronger customer demand. Meanwhile consumers have been paying off higher rate installment loans contributing to a decrease of $818,586 in the installment loan category.

Nonaccrual loans decreased by $185,000 or approximately 15% from September 30, 1992 to September 30, 1993. Capital had no other real estate owned as of September 30, 1993 as compared to $126,483 at September 30, 1992. The ratio of the allowance for loan losses to nonaccrual loans and other real estate owned was 86.3% and 64.3% at September 30, 1993 and 1992 respectively.

Total deposits increased by $12,431,227 from September 30, 1992 to September 30, 1993. The growth occurred primarily in the noninterest-bearing demand category where customers involved in the mortgage refinance and housing markets have seen burgeoning growth.

Total interest income increased from $6,109,932 to $6,846,063 for the nine months ended September 30, 1992 and 1993 respectively. The single reduction in the prime rate from 6.5% to 6.0% in July of 1992 had little impact on interest income. The increase is attributable to higher average loan balances and a shift out of fed funds into higher yielding investment securities.

Other operating income increased from $1,126,237 for the nine months ended September 30, 1992 to $1,420,102 for the nine months ended September 30, 1993. The increase is due to an increase in fees from servicing mortgage loans originated and sold by Capital, higher bankcard volume, increases in service charge fees and sales of annuity products. Other expenses increased from $3,806,308 to $4,212,905 for the nine months ended September 30, 1992 and 1993, respectively. The increases are in part due to the operations of United being included for the full nine month period of 1993 versus approximately six months of the comparable period in 1992.

Income tax expense for the first nine months of 1993 was $891,000 reflecting an effective tax rate of approximately 37%. During the same period in 1992 income tax expense totaled $492,500 or an effective tax rate of approximately 33%.
The lower effective tax rate in 1992 was due to general business credits which were fully exhausted.

On January 1, 1993, Capital adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." The cumulative effect of the change in method of accounting for income taxes was $60,000 and is reflected in the 1993 statement of income.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THREE YEAR PERIOD ENDED DECEMBER 31, 1992

The following analysis of Capital Bancorp and subsidiary's (Capital) financial condition and results of operations as of and for the years ended December 31, 1990 through 1992, should be read in conjunction with the Consolidated Financial Statements of Capital and the statistical data presented elsewhere herein.

Overview

Capital does not engage in any substantial business activity other than as a single bank holding company that holds 86.39 percent (81.53% after the exercise of all outstanding options) of the outstanding common stock of Capital City Bank (Bank). Unless otherwise noted, the following discussion relates to Capital and its subsidiary on a consolidated basis.

Results of Operations

Net Income. Capital reported net income of $1,336,317 for the year ended December 31, 1992, this represented an increase of $222,049 or 19.9% over net income for 1991 of $1,114,268. Net income for 1991 as compared to 1990 rose $494,606 or approximately 80%. Strong earnings during the past two years has been due to the declining interest rate environment which has increased net interest margins and has resulted in increased mortgage loan origination and refinancing volume.

Net Interest Income. Net interest income is interest earned on loans and investments, less interest paid on deposits and debt. Net interest income increased during 1992 by $1,657,591 or 36.9% to $6,155,629. The change was due to an increase in average investments of $13,786,169 which more than offset the effect of lower yields, an increase in average loans of nearly $5 million, and a shift from higher paying certificates of deposit to lower interest bearing savings and demand accounts.

Net interest income for 1991 and 1990 was $4,258,038 and $3,412,725 respectively, representing an increase of $845,313 or 24.8%. The effect of lower interest rates exceeded the impact of higher deposit volume resulting in a decrease in interest expense of $225,621. Higher volume of interest earning assets combined with lower rates resulted in an increase in interest income of $586,192.

Other Operating Income. Other operating income increased by $311,119 or 25.6% during 1992 as compared to the same period in 1991. The increase was due to general growth in existing operations, the acquisition of United which was completed in March 1992 and an increase in gains on the sale of investment securities which totaled $114,543 in 1992 as compared to $44,159 in 1991.
Other operating income increased 16.7% or $174,130 from 1990 to 1991. Included in the increase is a net change from sales of securities of $63,631.

Other Expenses. Other expenses increased by $1,062,068 or 26% during 1992 as compared to 1991. Higher salaries, building and furniture and fixture costs were related to the acquisition of United. Additionally, approximately $125,000 of direct costs related to the acquisition were expensed during the year. From 1990 to 1991 other expenses increased by $366,958 or approximately 10%. The increases were primarily attributable to general growth in operations but also included an increase of $63,346 or 93% in the cost of FDIC insurance premiums.

Income Taxes. The provision for income taxes totaled $799,240 for 1992 reflecting an effective income tax rate of 34%. The rate was lower than expected due to utilization of general business credits. Income tax expense in 1991 and 1990 included the tax benefit of net operating losses which were acquired through a merger with another financial institution in 1987. The extraordinary tax benefit from the tax loss carryforwards was $280,250 in 1991 and $210,800 in 1990.

Financial Condition

Investments. Investment securities held by Capital more than trebled during 1992 increasing by $28,979,602 to $43,026,430. Approximately $10 million of the increase was related to the acquisition of United which had a very low loan to deposit ratio. Weak loan demand and strong growth in deposits resulted in the additional increase in the investment portfolio. The majority of the funds were invested in U.S. treasury and government agency securities.

During the year ended December 31, 1991 the investment portfolio increased by $1,557,659 or 12.5% to total $14,046,828. Corporate securities decreased by $3,630,904 during the period with increased holdings of U.S. treasury and government agency securities accounting for the difference.

Loans. For the year ended December 31, 1992 loans and other receivables increased by nearly $9 million or 19%. During 1991 loans and other receivables experienced a small decrease of $268,521 or less than 1%. The increase during 1992 was primarily a result of the acquisition of United and an increase in mortgage loan and construction activity. Capital emphasizes lending to small businesses engaged in a variety of wholesale, manufacturing and retail industries. No single industry accounts for more than 10% of the commercial loan portfolio and Capital has no foreign or energy loan exposure. Commercial loans account for approximately 70-75% of the loan portfolio with real estate loans making up 15% and the remaining 10% of the portfolio being comprised of consumer; auto, home equity and personal loans. As of December 31, 1992, loans which were 90 days or more past due and accruing interest plus loans on nonaccrual status constituted 3.8% of the loan portfolio as compared to 2.2% as of December 31, 1991 and 2.4% as of December 31, 1990.

The allowance for loan losses totaled $1,001,270 or 1.8% of total loans outstanding as of December 31, 1992. The loan loss allowance as a percentage of total loans was 1.6% and 1.4% for the years ended December 31, 1991 and 1990, respectively. The allowance for loan losses is an amount that management believes will be adequate to absorb losses in the existing portfolio. The allowance is based upon a combination of specific reserves for adversely graded loans and general reserves based on historical net charge off percentages for different categories of credits. The loan loss methodology also considers other factors such as changes in the mix of the loan portfolio, changes in underwriting conditions and current and forecasted changes in the general economy.

Management considers the reserve to be adequate given its method of evaluating risk in the loan portfolio, economic conditions and prior loan loss experience.

Deposits. Total deposits increased by $17.5 million or 24% for the year ended December 31, 1992. The increase in deposits for 1991 as compared to 1990 was $9.1 million or 14.7%. Most of the increase in 1992 was the result of the acquisition of United. The increase in 1991 was attributable to general growth of the Bank. During the past two years Capital as well as the overall banking industry has seen a dramatic change in the deposit mix. Certificates of deposit which comprised 25% of total deposits at December 31, 1990 had decreased to 12.3% of deposits at December 31, 1992. Savings accounts during the same period increased from 4.4% of total deposits at December 31, 1990 to 22.2% of deposits at December 31, 1992. Rates being lowered on certificates of deposit at a faster rate than on savings deposits accounts for the difference in deposit mix. Capital continues to maintain a high level of noninterest bearing deposits in its funding sources. Noninterest bearing demand deposits accounted for 35.7%, 41% and 28.1% of total deposits as of December 31, 1992, 1991 and 1990, respectively. Capital had no brokered deposits during the three years ended December 31, 1992.

Capital. In order to facilitate the acquisition of United in 1992, Bank issued $1,200,000 of noncumulative perpetual preferred stock. Additionally, 6,114 shares of Bank common stock was issued in order to strengthen capital ratios. Effective December 31, 1992, banks are required to maintain minimum levels of capital to risk weighted assets. The Tier 1 minimum capital guideline is four percent and the Tier 2 minimum capital guideline is 8%. As of December 31, 1992 the Bank's Tier 1 risk weighted capital ratio was 12.93% and its Tier 2 ratio was 14.18%. The Bank's average equity to average quarterly assets was 7.01% at December 31, 1992 and 6.92% at December 31, 1991.

Liquidity. Liquidity is the ability to meet cash flow requirements which may arise from existing or new commitments to lend money and meet fluctuating withdrawals from depository accounts. Capital's core deposit base spread over its seven branches has historically provided a stable, low cost source of funds. A portion of these funds have been invested in high credit quality securities of mixed maturities, providing a steady stream of maturing and reinvestable assets, which can be converted to cash without loss of value should the need arise. At December 31, 1992 approximately one half of the loan portfolio was due to mature within one year providing additional flexibility in managing cash flows. As a final measure Capital has available wholesale funding sources including the Federal Home Loan Bank where funding can be obtained on short notice for periods of overnight or up to twenty years.

Inflation. Assets and liabilities of a financial institution are principally monetary in nature. Accordingly, interest rates, which generally correspond with changes in expected inflation, have potentially the most significant effect on Capital's net interest income. Capital attempts to mitigate the effects of inflation (changing interest rates) by matching maturities of interest bearing assets and liabilities as closely as possible.

Income Taxes. For 1992 and prior Capital has computed its income tax liability using the deferred method wherein annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates on timing differences between the determination of net income for financial reporting and tax reporting purposes. Beginning in 1993 Capital was required to adopt Financial Accounting Standard No. 109. Standard No. 109 requires an asset and liability method to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of Capital's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.




            CAPITAL BANCORP AND SUBSIDIARY
                Statements of Condition
               Based on Average Balances



  Assets                                          Years Ended December 31,
                                                     1992           1991
  Cash and cash equivalents:                    -------------- --------------
      Cash and due from banks,
        noninterest-bearing                        $7,003,449      5,902,063
      Due from banks, interest-bearing                472,234          8,562
      Federal funds sold                            8,536,081      3,492,740
                                                -------------- --------------
                                                   16,011,764      9,403,365

  Investment securities                            27,680,368     13,894,199

  Loans and other receivables:
      Commercial loans                             38,135,386     36,329,226
      Installment loans                             6,626,904      5,539,727
      Real estate loans and contracts               8,641,775      6,365,253
      Accrued interest and other                    1,054,035        976,116
      Allowance for loan losses                      (894,807)      (777,358)
                                                -------------- --------------
      Total loans                                  53,563,293     48,432,964

  Premises and equipment                            1,881,419      1,820,610
  Other real estate owned                             154,143        187,177
  Cash surrender value of life insurance              597,291        571,494
  Other assets                                        519,397        319,154
                                                -------------- --------------
                                                 $100,407,675     74,628,963
                                                ============== ==============
  Liabilities and Shareholders' Equity

  Deposits:
      Demand deposits                             $29,329,738     18,736,889
      Demand deposits, interest-bearing            12,387,436      7,941,128
      Savings deposits                             14,407,966      4,709,357
      Money market investment accounts             12,866,027     18,903,738
      Time deposits                                12,578,995     15,459,972
                                                -------------- --------------

                                                   81,570,162     65,751,084

  Securities sold under agreements to repurchase   10,237,640      3,081,762
  Other borrowings                                    235,867              -
  Accrued liabilities                                 818,331        581,203
  Income taxes payable                                131,959         51,799
  Notes payable                                       900,683      1,497,500
                                                -------------- --------------
                                                   93,894,642     70,963,348
  Minority interest                                 1,698,195        686,905
  Shareholders' equity:
      Common stock                                  1,437,067      1,100,000
      Paid-in capital                                 312,183              -
      Undivided profits                             3,128,028      1,941,038
      Treasury stock                                  (62,440)       (62,328)
                                                -------------- --------------
               Net shareholders' equity             4,814,838      2,978,710
                                                -------------- --------------
                                                 $100,407,675     74,628,963
                                                ============== ==============



            CAPITAL BANCORP AND SUBSIDIARY
         SELECTED CONSOLIDATED FINANCIAL DATA

                                                           As of, and for the
                                                           Nine Months Ended          As of, and for the
                                                             September 30,         Year Ended December 31,
                                                          1993           1992           1992           1991
                                                     -------------- -------------- -------------- --------------

  EARNINGS SUMMARY
      Net interest income                               $5,329,029      4,323,541      6,155,629      4,498,038
      Provision for loan losses                            101,000        147,500        200,000        240,000
      Other operating income                             1,420,102      1,126,237      1,525,964      1,214,845
      Other operating expense                            4,212,905      3,806,308      5,140,776      4,078,708
      Net income                                         1,162,230        865,855      1,336,317      1,114,268

  COMMON STOCK DATA
      Earnings per common share                               7.73           5.76           8.89           8.22
      Book value per share at end
          of period  (fully diluted)                         45.49          35.64          38.76          28.52
      Weighted average common
          shares outstanding  (fully diluted)              150,350        150,361        150,361        135,494
      Common shares outstanding at
          end of period                                    150,345        150,361        150,361        107,211

  AVERAGE BALANCE SHEET DATA
      Investment securities                             38,992,317     23,976,668     27,680,368     13,894,199
      Loans (net)                                       56,571,459     52,822,255     53,563,293     48,432,964
      Total interest earning assets                    100,444,359     85,378,037     90,092,748     65,629,707
      Total assets                                     111,231,679     95,491,280    100,407,675     74,628,963
      Interest-bearing deposits                         55,708,163     50,733,616     52,240,424     47,014,195
      Total deposits                                    90,752,894     78,470,120     81,570,162     65,751,084
      Repurchase agreements                              9,256,151      8,806,299     10,237,640      3,081,762
      Long-term debt                                     1,076,933      1,163,767      1,136,550      1,497,500
      Shareholders' equity                               6,367,070      4,524,343      4,814,838      2,978,710

  END OF PERIOD BALANCE SHEET DATA
      Investment securities                             36,207,470     33,843,975     43,026,430     14,046,828
      Loans (net)                                       58,904,429     55,947,229     56,343,178     47,347,917
      Allowance for loan losses                            912,191        879,990      1,001,270        738,021
      Total assets                                     122,040,691    113,456,959    118,519,271     90,658,215
      Total deposits                                   107,407,194     94,975,967     90,359,487     72,888,135
      Repurchase agreements                              3,667,308      9,331,201     18,365,294     11,545,385
      Long-term debt                                     1,056,083      1,064,249      1,209,770      1,385,000
      Shareholders' equity                               6,839,763      5,358,160      5,828,622      3,538,305

      Nonperforming assets:
          Nonaccrual loans                               1,057,000      1,242,000      1,495,000        277,000
          Other real estate owned                                         126,483        175,414         23,041
          Total nonperforming assets                     1,057,000      1,368,483      1,670,414        300,041

  SELECTED RATIOS
      Net interest margin                                     7.07%          6.75%          6.83%          6.85%
      Return on average assets                                1.39%          1.21%          1.33%          1.49%
      Return on average common equity                        24.34%         25.52%         27.90%         37.41%
      Ratio of average common equity to
          average total assets                                5.72%          4.74%          4.77%          3.99%
      Ratio of allowance for loan losses to
          net loans outstanding at period end                 1.55%          1.57%          1.78%          1.56%
      Ratio of allowance for loan losses to
          nonperforming assets                               86.30%         64.30%         59.94%        245.97%


  CAPITAL BANCORP & SUBSIDIARY
  Analysis of Net Interest Earnings
  Years Ended December 31, 1992 and 1991
                                                                       Interest
  1992                                                  Avg Amt         & Fees        Average        Average
                                                      Outstanding       Earned         Yield        Rate Paid
                                                     -------------- -------------- -------------- --------------

  Assets:

    Due from banks, interest-bearing                      $472,234         15,853           3.36%
    Federal funds sold                                   8,536,081        290,965           3.41%
    U.S. Treasury obligations                           13,673,090        863,521           6.32%
    U.S. Government agency obligations                  10,788,592        645,065           5.98%
    Mortgage backed securities                           1,172,968         64,866           5.53%
    Corporate securities                                 1,109,139         49,605           4.47%
    Municipal obligations                                  653,601         48,886           7.48%
    Federal Home Loan Bank stock                           281,970         41,417          14.69%
    Loans                                               53,404,065      6,497,414          12.17%
                                                     -------------- -------------- --------------
        Total                                          $90,091,740      8,517,592           9.45%
                                                     ==============
  Liabilities:
    Interest bearing demand                            $12,387,436        432,869                          3.49%
    Money market accounts                               12,866,027        368,536                          2.86%
    Savings accounts                                    14,407,966        549,367                          3.81%
    Certificates of deposit                             12,578,995        587,042                          4.67%
    Repurchase agreements                               10,237,640        330,336                          3.23%
    Other borrowed money                                   235,867         17,344                          7.35%
    Notes payable                                          900,683         76,469                          8.49%
                                                     -------------- --------------                --------------
        Total                                          $63,614,614      2,361,963                          3.71%
                                                     ============== -------------- --------------
    Net interest income/net yield on average assets                    $6,155,629           6.83%
                                                                    ============== ==============


  1991

  Assets:
    Due from banks, interest-bearing                        $8,562            410           4.79%
    Federal funds sold                                   3,492,740        178,205           5.10%
    U.S. Treasury obligations                            7,540,823        584,653           7.75%
    U.S. Government agency obligations                   3,396,468        270,467           7.96%
    Mortgage backed securities                             212,402         19,647           9.25%
    Corporate securities                                 2,077,114        188,411           9.07%
    Municipal obligations                                  413,014         36,480           8.83%
    Federal Home Loan Bank stock                           254,378         16,854           6.63%
    Loans                                               48,234,206      5,953,903          12.34%
                                                     -------------- -------------- --------------
        Total                                          $65,629,707      7,249,030          11.05%
                                                     ==============
  Liabilities:
    Interest bearing demand                             $7,941,128        398,021                          5.01%
    Money market accounts                               18,903,738        834,120                          4.41%
    Savings accounts                                     4,709,357        244,554                          5.19%
    Certificates of deposit                             15,459,972        958,993                          6.20%
    Repurchase agreements                                3,081,762        163,303                          5.30%
    Other borrowed money                                         -              -                             -
    Notes payable                                        1,497,500        152,001                         10.15%
                                                     -------------- --------------                --------------
       Total                                           $51,593,457      2,750,992                          5.33%
                                                     ============== -------------- --------------
  Net interest income/net yield on average assets                      $4,498,038           6.85%
                                                                    ============== ==============




  Non-accrual loans are included in
    the loan balances above, the effect
    on the analysis is not considered material.

  Fees on loans included in "Interest & Fees Earned" totaled $1,390,461 and $549,160 in 1992 and
    1991, respectively.





  CAPITAL BANCORP & SUBSIDIARY
  Analysis of Change in Interest
  Years Ended December 31, 1992 and 1991
                                                        Interest        Change         Change         Change
  1992                                                   Change        Due to         Due to         Due to
                                                       1992-1991        Volume         Rates       Rate/Volume
                                                     -------------- -------------- -------------- --------------

 Assets:

    Due from banks, interest-bearing                       $15,443         22,204           (123)        (6,638)
    Federal funds sold                                     112,760        257,319        (59,150)       (85,409)
    U.S. Treasury obligations                              278,868        475,445       (108,414)       (88,163)
    U.S. Government agency obligations                     374,598        588,648        (67,387)      (146,663)
    Mortgage backed securities                              45,219         88,852         (7,901)       (35,732)
    Corporate securities                                  (138,806)       (87,803)       (95,514)        44,511
    Municipal obligations                                   12,406         21,250         (5,589)        (3,255)
    Federal Home Loan Bank stock                            24,563          1,828         20,510          2,225
    Loans                                                  543,511        638,154        (85,481)        (9,162)
                                                     -------------- -------------- -------------- --------------
        Total                                           $1,268,562      2,005,897       (409,049)      (328,286)
                                                     ============== ============== ============== ==============
  Liabilities:
    Interest bearing demand                                $34,848        222,854       (120,525)       (67,483)
    Money market accounts                                 (465,584)      (266,412)      (292,639)        93,467
    Savings accounts                                       304,813        503,643        (64,989)      (133,841)
    Certificates of deposit                               (371,951)      (178,709)      (237,500)        44,258
    Repurchase agreements                                  167,033        379,191        (63,864)      (148,294)
    Other borrowed money                                    17,344              -              -         17,344
    Notes payable                                          (75,532)       (60,579)       (24,862)         9,909
                                                     -------------- -------------- -------------- --------------
        Total                                            ($389,029)       599,988       (804,379)      (184,640)
                                                     ============== ============== ============== ==============

                                                        Interest        Change         Change         Change
  1991                                                   Change        Due to         Due to         Due to
                                                       1991-1990        Volume         Rates      Rate/Volume
  Assets:                                            -------------- -------------- -------------- --------------
    Due from banks, interest-bearing                         ($881)          (849)           (94)            62
    Federal funds sold                                      21,767        120,113        (55,632)       (42,714)
    U.S. Treasury obligations                              306,032        350,323        (19,621)       (24,670)
    U.S. Government agency obligations                      81,736         83,929         (1,518)          (675)
    Mortgage backed securities                                 959         (1,133)         2,227           (135)
    Corporate securities                                   (89,522)       (88,283)        (1,816)           577
    Municipal obligations                                    5,658             97          5,544             17
    Federal Home Loan Bank stock                            16,854              -          4,525         12,329
    Loans                                                  243,589        323,863        (75,965)        (4,309)
                                                     -------------- -------------- -------------- --------------
        Total                                             $586,192        788,060       (142,350)       (59,518)
                                                     ============== ============== ============== ==============
  Liabilities:
    Interest bearing demand                                $69,166         87,430        (14,428)        (3,836)
    Money market accounts                                 (211,445)       (15,721)      (198,712)         2,988
    Savings accounts                                       100,141        106,116         (3,444)        (2,531)
    Certificates of deposit                               (247,653)       (28,735)      (224,258)         5,340
    Repurchase agreements                                  115,154        165,548        (11,354)       (39,040)
    Other borrowed money                                         -              -              -              -
    Notes payable                                          (50,984)       (30,601)       (24,001)         3,618
                                                     -------------- -------------- -------------- --------------
        Total                                            ($225,621)       284,037       (476,197)       (33,461)
                                                     ============== ============== ============== ==============


  CAPITAL BANCORP & SUBSIDIARY
  Investment Portfolio
  As of December 31, 1992 and 1991

                                                          1992           1991
                                                     Book Value     Book Value
                                                     -------------- --------------

  U.S. Treasury obligations                            $17,882,822      8,730,890
  U.S. Government agency obligations                    15,332,656      4,343,791
  Mortgage backed securities                             7,096,433        208,247
  Corporate securities                                     981,009              -
  Municipal obligations                                  1,440,310        500,000
  Federal Home Loan Bank stock                             293,200        263,900
                                                     -------------- --------------
                                                       $43,026,430     14,046,828
                                                     ============== ==============


  CAPITAL BANCORP & SUBSIDIARY
  Investment Portfolio Maturity Schedule
  As of December 31, 1992

                                                         Within          1-5            6-10          After
                                                         1 Year         Years          Years         10 Years        Total
                                                     -------------- -------------- -------------- -------------- --------------
  U.S. Treasury Obligations
    Carrying amount                                     $1,334,480     16,293,062        255,280              -     17,882,822
    Weighted average yield                                    7.41%          5.84%          7.36%             -           5.98%

  U.S. Government agency obligations
    Carrying amount                                        521,068     13,922,463        626,417        262,708     15,332,656
    Weighted average yield                                    5.61%          5.37%          4.45%          4.07%          5.32%

  Mortgage backed securities
    Carrying amount                                              -      5,469,412        508,649      1,118,372      7,096,433
    Weighted average yield                                       -           5.54%          6.02%          4.97%          5.48%

  Corporate securities
    Carrying amount                                              -        981,009              -              -        981,009
    Weighted average yield                                       -           4.49%             -              -           4.49%

  Municipal obligations
    Carrying amount                                              -        995,310        445,000              -      1,440,310
    Weighted average yield                                       -           4.35%          8.82%             -           5.75%

  Federal Home Loan Bank stock
    Carrying amount                                              -              -              -        293,200        293,200
    Weighted average yield                                       -              -              -          14.69%         14.69%
                                                     -------------- -------------- -------------- -------------- --------------
                   Total carrying amount                $1,855,548     37,661,256      1,835,346      1,674,280     43,026,430
                                                     ============== ============== ============== ============== ==============

  Yields on tax exempt obligations
    have not been computed on a tax
    equivalent basis.


  CAPITAL BANCORP & SUBSIDIARY
  Loan Portfolio
  As of December 31, 1992 and 1991

                                                          1992           1991
                                                     -------------- --------------

  Commercial                                           $39,162,467     35,174,638

  Real estate - construction                             2,422,927        934,808

  Real estate - permanent                                6,705,146      4,786,090

  Consumer loans                                         6,834,267      5,465,016
                                                     -------------- --------------
              Total                                    $55,124,807     46,360,552
                                                     ============== ==============




  CAPITAL BANCORP & SUBSIDIARY
  Loan Portfolio Maturity Schedule
  As of December 31, 1992


                                                         Within          1-5           After
                                                         1 Year         Years         5 Years         Total
                                                     -------------- -------------- -------------- --------------

  Commercial
    Fixed rate                                          $3,321,249      7,505,641      2,716,956     13,543,846
    Adjustable rate                                     14,745,483      7,660,480      3,212,658     25,618,621

  Real estate - construction
    Fixed rate                                           2,422,927              -              -      2,422,927
    Adjustable rate                                              -              -              -              -

  Real estate - permanent
    Fixed rate                                           1,974,750      1,418,879      2,139,843      5,533,472
    Adjustable rate                                        339,842        706,612        125,220      1,171,674

  Consumer
    Fixed rate                                           1,009,278      3,332,860         38,000      4,380,138
    Adjustable rate                                      2,228,101        226,028              -      2,454,129
                                                     -------------- -------------- -------------- --------------
                                                       $26,041,630     20,850,500      8,232,677     55,124,807
                                                     ============== ============== ============== ==============


  CAPITAL BANCORP & SUBSIDIARY
  Past Due and Nonaccrual Loans
  As of December 31, 1992 and 1991


                                                    1992           1991
                                               -------------- --------------
  Past due 90 days or more
    and still accruing                             $622,000        726,000

  Nonaccrual loans                                1,495,000        277,000
                                              -------------- --------------
              Total                              $2,117,000      1,003,000
                                              ============== ==============



  Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.





  CAPITAL BANCORP & SUBSIDIARY
  Potential Problem Loans
  As of December 31, 1992


  Loans classified as doubtful
  ---------------------------------------------------

  Commercial     $590,000
              ==============


  Loans with inherent weaknesses where collection or liquidation in full is highly questionable, are classified as doubtful. Weaknesses include cash flow deficiencies which would make payment on the loan difficult or insufficient collateral to cover the amount of the loan.




  CAPITAL BANCORP & SUBSIDIARY
  Nonaccrual Loan Detail
  As of December 31, 1992


                                            1992 Interest  1992 Interest
                                            Income Earned      Income
                                             If Accruing      Recorded
                                            -------------- --------------

                                                $90,817         43,602
                                            ============== ==============




  CAPITAL BANCORP & SUBSIDIARY
  Analysis of the Allowance for Loan Losses
  Years Ended December 31, 1992 and 1991

                                                     1992           1991
                                                -------------- --------------
  Balance at beginning of period                   $738,021        637,107

  Charge-offs:
    Commercial                                      299,141        285,339
    Real estate - construction                            -              -
    Real estate - permanent                               -              -
    Consumer                                         60,981         60,764
                                              -------------- --------------
              Total                                 360,122        346,103

  Recoveries:
    Commercial                                      305,197        194,002
    Real estate - construction                            -              -
    Real estate - permanent                               -              -
    Consumer                                         13,650         13,015
                                              -------------- --------------
              Total                                 318,847        207,017

  Net charge-offs                                    41,275        139,086
  Additions charged to operations                   200,000        240,000
  Addition from acquisition                         104,524              -
                                              -------------- --------------
  Balance at end of period                       $1,001,270        738,021
                                              ============== ==============

  Ratio of net charge-offs during
    the period to average loans
    outstanding during the period                      0.08%          0.29%




  CAPITAL BANCORP & SUBSIDIARY
  Allocation of the Allowance for Loan Losses
  Years Ended December 31, 1992 and 1991


                                                                         1992                          1991
                                                                      % of Loans                    % of Loans
                                                                     Per Category                  Per Category
                                                         Amount     To Total Loans     Amount     To Total Loans
                                                     -------------- -------------- -------------- --------------

  Commercial                                              $812,227          71.04%       589,633          75.87%

  Real estate - construction                                28,693           4.40%        12,894           2.02%

  Real estate - permanent                                   79,406          12.16%        66,018          10.32%

  Consumer                                                  80,944          12.40%        69,476          11.79%
                                                     ______________ ______________ ______________ ______________
                                                        $1,001,270         100.00%       738,021         100.00%
                                                     ============== ============== ============== ==============


  CAPITAL BANCORP & SUBSIDIARY
  Deposit Analysis
  Based on averages
  Years Ended December 31, 1992 and 1991


                                                                         1992                          1991

                                                        Average        Average        Average        Average
                                                         Amount       Rate Paid        Amount       Rate Paid
                                                     -------------- -------------- -------------- --------------

  Noninterest bearing demand deposits                  $29,329,738           0.00%    18,736,889           0.00%

  Interest bearing demand deposits                      12,387,436           3.49%     7,941,128           5.01%

  Money market accounts                                 12,866,027           2.86%    18,903,738           4.41%

  Savings accounts                                      14,407,966           3.81%     4,709,357           5.19%

  Certificates of deposit                               12,578,995           4.67%    15,459,972           6.20%
                                                     ______________                ______________
                                                       $81,570,162           2.38%    65,751,084           3.70%
                                                     ==============                ==============



  CAPITAL BANCORP & SUBSIDIARY
  Time Deposit Maturity Schedule
  As of December 31, 1992

                                                        3 Months                                       Over
                                                        Or Less       3-6 Months    6-12 Months      One Year        Total
                                                     -------------- -------------- -------------- -------------- --------------


  Certificates of deposit greater
    than $100,000                                       $1,566,221        300,000        101,095        100,216      2,067,532
                                                     ============== ============== ============== ============== ==============



  CAPITAL BANCORP & SUBSIDIARY
  Return on Equity and Assets
  Years Ended December 31, 1992 and 1991


                                                1992           1991
                                           -------------- --------------

  Return on average assets                      1.33%          1.49%

  Return on average equity                     27.75%         37.41%

  Dividend payout ratio                          n/a            n/a

  Average equity to average assets              4.80%          3.99%



  Capital did not instigate dividend
    payments until 1993




  CAPITAL CITY BANK (subsidiary only)
  Return on Equity and Assets
  Years Ended December 31, 1992 and 1991


                                                1992           1991
                                           -------------- --------------

  Return on average assets                      1.51%          1.61%

  Return on average equity                     21.35%         23.67%

  Dividend payout ratio                        31.01%         20.08%

  Average equity to average assets              7.01%          6.92%













         CAPITAL BANCORP AND SUBSIDIARY
      Consolidated Statements of Condition
           September 30, 1993 and 1992
                   (Unaudited)


                     Assets                         1993          1992
                                                ------------- -------------

 Cash and cash equivalents:
     Cash and due from banks,
       noninterest-bearing                       $10,722,600    11,107,590
     Due from banks, interest-bearing                219,197     1,301,380
     Federal funds sold                           13,100,000     8,150,000
                                                ------------- -------------
                                                  24,041,797    20,558,970

 Investment securities                            36,207,470    33,843,975

 Loans and other receivables:
     Commercial loans                             41,712,174    39,840,122
     Installment loans                             6,127,561     6,946,147
     Real estate loans and contracts               8,130,236     6,498,922
     Loans held for sale at cost,
       which approximates market                   2,894,155     2,496,275
     Accrued interest and other                      952,494     1,045,753
                                                ------------- -------------
                                                  59,816,620    56,827,219

     Less allowance for loan losses                  912,191       879,990
                                                ------------- -------------
                                                  58,904,429    55,947,229

 Premises and equipment                            1,653,678     1,937,501

 Other real estate owned                                   -       126,483

 Cash surrender value of life insurance              626,832       603,191

 Other assets                                        606,485       439,610
                                                ------------- -------------
                                                $122,040,691   113,456,959
                                                ============= =============



         CAPITAL BANCORP AND SUBSIDIARY
      Consolidated Statements of Condition
           September 30, 1993 and 1992
                   (Unaudited)


      Liabilities and Shareholders' Equity          1993          1992
                                                ------------- -------------
 Deposits:
     Demand deposits                             $49,996,189    38,452,246
     Demand deposits, interest-bearing            14,175,010    14,656,264
     Savings deposits                             21,910,271    17,350,290
     Money market investment accounts             13,138,401    12,421,306
     Time deposits                                 8,187,323    12,095,861
                                                ------------- -------------
                                                 107,407,194    94,975,967

 Securities sold under agreements
   to repurchase                                   3,667,308     9,331,201
 Other borrowings                                    727,483       410,649
 Accrued liabilities                                 729,155       774,930
 Income taxes payable                                 87,119        23,512
 Notes payable                                       328,600       653,600
                                                ------------- -------------
                                                 112,946,859   106,169,859

 Minority interest                                 2,254,069     1,928,940

 Shareholders' equity:
     Common stock, par value, $10 per
       share; authorized 200,000 shares;
       issued and outstanding 153,150
       shares in 1993 and 1992                     1,531,500     1,531,500
     Paid-in capital                                 522,500       522,500
     Undivided profits                             4,848,939     3,366,600
     Treasury stock, at cost, 2,805 shares
       in 1993 and 2,789 shares in 1992              (63,176)      (62,440)
                                                ------------- -------------
       Net shareholders' equity                    6,839,763     5,358,160
                                                ------------- -------------
                                                $122,040,691   113,456,959
                                                ============= =============

         CAPITAL BANCORP AND SUBSIDIARY
        Consolidated Statements of Income
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)

                                                    1993          1992
 Interest income:                               ------------- -------------
     Interest and fees on loans                   $5,044,258     4,732,013
     Interest on federal funds sold                   97,582       229,841
     Interest and dividends on investment
       securities                                  1,704,223     1,148,078
                                                ------------- -------------
                Total interest income              6,846,063     6,109,932
                                                ------------- -------------
 Interest expense:
     Interest on demand deposits,                    765,845       725,214
       interest-bearing and savings deposits
     Interest on money market investment             232,613       288,506
       accounts
     Interest on time accounts                       269,667       464,196
     Interest on securities sold under
       agreements to repurchase                      174,469       236,492
     Interest on other borrowings                     54,833         6,268
     Interest on notes payable                        19,607        65,715
                                                ------------- -------------
                 Total interest expense            1,517,034     1,786,391
                                                ------------- -------------
 Net interest income                               5,329,029     4,323,541
 Provision for loan losses                           101,000       147,500
                                                ------------- -------------
 Net interest income after provision
     for loan losses                               5,228,029     4,176,041
                                                ------------- -------------
 Other operating income:
     Service charges on deposit accounts             760,683       655,163
     Bankcard discounts and fees                     211,863       169,587
     Investment securities gains, net                 49,824       104,478
     Other                                           397,732       197,009
                                                ------------- -------------
                                                   1,420,102     1,126,237
 Other expenses:
     Salaries, wages, and benefits                 2,156,841     1,822,303
     Building                                        445,412       470,476
     Furniture and equipment                         324,187       281,100
     Supplies and postage                            208,670       197,341
     Regulatory assessments                          169,655       156,529
     Advertising                                     144,637        96,640
     Bankcard interchange discounts and fees         129,897        91,337
     Professional and legal                          126,597       187,181
     Telephone                                        72,089        82,071
     Other                                           434,920       421,330
                                                ------------- -------------
                                                   4,212,905     3,806,308
                                                ------------- -------------
 Income before income tax expense, cumulative
   effect of change in accounting principle and
   minority interest                               2,435,226     1,495,970
 Income tax expense                                  891,000       492,500
                                                ------------- -------------



         CAPITAL BANCORP AND SUBSIDIARY
   Consolidated Statements of Income Continued
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)




 Income before cumulative effect of change in
   accounting principle and minority interest      1,544,226     1,003,470

 Cumulative effect of change in accounting
   principle                                          60,000             -
                                                ------------- -------------
 Income before minority interest                   1,484,226     1,003,470
 Minority interest in net income
   of subsidiary                                    (321,996)     (137,615)
                                                ------------- -------------
 Net income                                       $1,222,230       865,855
                                                ============= =============

 Weighted average common and common equivalent
   shares outstanding during the period              150,350       150,361
                                                ============= =============

 Net Income per share applicable to
   common stock                                        $7.44          5.59
                                                ============= =============



         CAPITAL BANCORP AND SUBSIDIARY
 Consolidated Statements of Shareholders' Equity
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)


                                                       Common stock                                    Treasury stock
                                                ---------------------------                          -------------------
                                                   Number                     Paid-in    Undivided    Number
                                                  of Shares      Amount       capital      profits   of Shares  Amount      Total
                                                ------------------------------------------------------------------------------------

 Balances at January 1, 1992                         110,000    $1,100,000            -   2,500,745     2,789  ($62,440)  3,538,305

 Exercise of stock options                            43,150       431,500      318,500           -         -         -     750,000

 Tax benefit from exercise of
     stock options                                         -             -      204,000           -         -         -     204,000

 Net income                                                -             -            -     865,855         -         -     865,855
                                                ------------------------------------------------------------------------------------
 Balances at September 30, 1992                      153,150     1,531,500      522,500   3,366,600     2,789   (62,440)  5,358,160
                                                ====================================================================================


 Balances at January 1, 1993                         153,150     1,531,500      522,500   3,837,062     2,789   (62,440)  5,828,622

 Purchase of treasury stock                                -             -            -           -        16      (736)       (736)

 Dividends declared                                        -             -            -    (150,353)        -         -    (150,353)

 Net income                                                -             -            -   1,162,230         -         -   1,162,230
                                                ------------------------------------------------------------------------------------
 Balances at September 30, 1993                      153,150    $1,531,500      522,500   4,848,939     2,805  ($63,176)  6,839,763
                                                ====================================================================================





         CAPITAL BANCORP AND SUBSIDIARY
      Consolidated Statements of Cash Flows
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)

                                                    1993          1992
                                                ------------- -------------
 Cash flows from operating activities:
     Income before minority interest              $1,484,226     1,003,470
     Adjustments to reconcile income before
       minority interest to net cash provided
       by operating activities:
         Provision for loan losses                   101,000       147,500
         Depreciation and amortization on
           premises an equipment                     307,203       237,281
         Amortization of net premium on
           investment securities                     138,129        98,872
         Amortization of intangible assets             5,895         5,895
         Investment securities gains, net            (49,824)     (104,478)
         (Gain) loss on disposal of premises
           and equipment                              (7,800)        3,681
         (Gain) loss on sale of other real
           estate owned                               (6,884)        8,828
         Minority interest in net income of
           subsidiary                               (321,996)     (137,615)
     Change in:
         Accrued interest and other receivables      265,877        95,436
         Cash surrender value of life insurance      (17,620)      (19,626)
         Other assets                               (366,261)      (58,024)
         Accrued liabilities                         222,969       186,292
         Income taxes payable                        (74,393)      116,978
         Minority interest                           165,669       (19,372)
                                                ------------- -------------
      Net cash provided by operating activities    1,846,190     1,565,118

 Cash flows from investing activities:
     Proceeds from sales of investment
       securities                                  7,591,268     4,639,445
     Proceeds from maturities of investment
       securities                                  5,069,526     9,140,275
     Purchases of investment securities           (5,930,139)  (26,726,121)
     Loans originated in excess of principle
       collected                                  (3,997,799)   (2,530,251)
     Proceeds from sales of premises and
       equipment                                     169,781        17,909
     Purchases of premises and equipment            (278,207)     (265,451)
     Proceeds from sales of other real estate        285,411       180,713
     Purchase of treasury stock                         (736)            -
     Cash from acquisition, net of cash paid               -     4,162,585
                                                ------------- -------------
      Net cash provided by (used in) investing
       activities                                  2,909,105   (11,380,896)

 Cash flows from financing activities:
     Net increase in demand deposits, savings
       deposits and money market investment
       accounts                                   19,968,196    11,127,551
     Net decrease in certificates of deposit      (2,920,489)   (6,360,988)
     Increase in securities sold under
       agreements to repurchase                  (14,697,986)   (2,214,184)
     Increase in other borrowings                  3,000,000       415,000
     Payments on other borrowings                 (3,028,687)       (4,351)
     Proceeds from issuance of notes payable               -        11,000
     Payments on notes payable                      (125,000)     (742,400)
     Payment of dividends                           (150,353)            -
     Exercise of stock options                             -       750,000
                                                ------------- -------------
      Net cash provided by financing activities    2,045,681     2,981,628

 Increase (decrease) in cash and
     cash equivalents                              6,800,976    (6,834,150)

 Cash and cash equivalents at beginning of year   17,240,821    27,393,120
                                                ------------- -------------
 Cash and cash equivalents at end
     of nine month period                        $24,041,797    20,558,970
                                                ============= =============

 Supplemental Disclosures of
     Cash Flow Information:

 Cash paid during the period for:
     Interest                                     $1,548,586     1,811,885
     Income taxes                                    890,393       365,522

 Supplemental Schedule of Noncash Investing and Financing Activities

 Acquisitions of real property through
     foreclosure or in lieu of loan repayments       $68,401       292,983







                CAPITAL CITY BANK
        (A Subsidiary of Capital Bancorp)
             Statements of Condition
           September 30, 1993 and 1992
                   (Unaudited)


                     Assets                         1993           1992
                                                -------------  -------------

 Cash and cash equivalents:
     Cash and due from banks,
       noninterest-bearing                       $10,722,600     11,107,590
     Due from banks, interest-bearing                219,197      1,301,380
     Federal funds sold                           13,100,000      8,150,000
                                                -------------  -------------
                                                  24,041,797     20,558,970

 Investment securities                            36,207,470     33,843,975

 Loans and other receivables:
     Commercial loans                             41,529,284     39,550,760
     Installment loans                             6,127,561      6,946,147
     Real estate loans and contracts               8,130,236      6,498,922
     Loans held for sale at cost,
       which approximates market                   2,894,155      2,496,275
     Accrued interest and other                      950,049      1,041,884
                                                -------------  -------------
                                                  59,631,285     56,533,988

     Less allowance for loan losses                  912,191        879,990
                                                -------------  -------------
                                                  58,719,094     55,653,998

 Premises and equipment                            1,653,678      1,937,501

 Other real estate owned                                   -        126,483

 Cash surrender value of life insurance              626,832        603,191

 Other assets                                        566,104        391,370
                                                -------------  -------------
                                                $121,814,975    113,115,488
                                                =============  =============


                CAPITAL CITY BANK
        (A Subsidiary of Capital Bancorp)
             Statements of Condition
           September 30, 1993 and 1992
                   (Unaudited)

      Liabilities and Shareholders' Equity          1993           1992
                                                -------------  -------------
 Deposits:
     Demand deposits                             $49,996,189     38,452,246
     Demand deposits, interest-bearing            14,394,431     14,708,435
     Savings deposits                             21,910,271     17,350,290
     Money market investment accounts             13,138,401     12,421,306
     Time deposits                                 8,187,323     12,095,861
                                                -------------  -------------
                                                 107,626,615     95,028,138

 Securities sold under agreements
   to repurchase                                   3,667,308      9,331,201
 Other borrowings                                    727,483        410,649
 Accrued liabilities                                 802,067        765,227
 Income taxes payable                                 47,000         48,000
                                                -------------  -------------
                                                 112,870,473    105,583,215
                                                -------------  -------------
 Shareholders' equity:
   Capital Stock:
     Noncumulative preferred stock,
       $50 par value; authorized 50,000
       shares; issued and outstanding,
       24,000 shares in 1993 and 1992              1,200,000      1,200,000
     Common stock, par value, $10 per
       share; authorized 200,000 shares;
       issued and outstanding 132,850
       shares in 1993 and 1992                     1,328,500      1,328,500
     Paid-in capital                               2,522,500      2,522,500
     Undivided profits                             3,893,502      2,481,273
                                                -------------  -------------
       Total shareholders' equity                  8,944,502      7,532,273
                                                -------------  -------------
                                                $121,814,975    113,115,488
                                                =============  =============

                CAPITAL CITY BANK
        (A Subsidiary of Capital Bancorp)
        Consolidated Statements of Income
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)

                                                    1993           1992
 Interest income:                               -------------  -------------
     Interest and fees on loans                   $5,031,143      4,721,000
     Interest on federal funds sold                   97,582        229,841
     Interest and dividends on investment
       securities                                  1,704,223      1,148,078
                                                -------------  -------------
                Total interest income              6,832,948      6,098,919
                                                -------------  -------------
 Interest expense:
     Interest on demand deposits,
       interest-bearing and savings deposits         768,208        729,591
     Interest on money market investment
       accounts                                      232,613        288,506
     Interest on time accounts                       269,667        464,196
     Interest on securities sold under
       agreements to repurchase                      174,469        236,492
     Interest on other borrowings                     54,833          6,268
                                                -------------  -------------
                 Total interest expense            1,499,790      1,725,053
                                                -------------  -------------
 Net interest income                               5,333,158      4,373,866
 Provision for loan losses                           101,000        147,500
                                                -------------  -------------
 Net interest income after provision
     for loan losses                               5,232,158      4,226,366
                                                -------------  -------------
 Other operating income:
     Service charges on deposit accounts             760,683        655,163
     Bankcard discounts and fees                     211,863        169,587
     Investment securities gains, net                 49,824        104,478
     Other                                           397,732        197,009
                                                -------------  -------------
                                                   1,420,102      1,126,237
 Other expenses:
     Salaries, wages, and benefits                 2,156,841      1,822,303
     Building                                        445,412        470,476
     Furniture and equipment                         324,187        281,100
     Supplies and postage                            208,670        197,341
     Regulatory assessments                          169,655        156,529
     Advertising                                     144,637         96,640
     Bankcard interchange discounts and fees         129,897         91,337
     Professional and legal                          126,597        187,181
     Telephone                                        72,089         82,071
     Other                                           392,890        408,755
                                                -------------  -------------
                                                   4,170,875      3,793,733
                                                -------------  -------------
 Income before income tax expense and
   cumulative effect of change in accounting
   principle                                       2,481,385      1,558,870
 Income tax expense                                  894,000        549,000
                                                -------------  -------------
 Income before cumulative effect of change
   in accounting principle                         1,587,385      1,009,870
 Cumualtive effect of change in accounting
   principle                                          60,000              -
                                                -------------  -------------
 Net income                                       $1,527,385      1,009,870
                                                =============  =============

 Weighted average common and common
   equivalent shares outstanding during the
   period                                            140,767        137,631
                                                =============  =============

 Net income per share applicable to common
   stock (fully diluted)                              $10.49           7.13
                                                =============  =============


                CAPITAL CITY BANK
        (A Subsidiary of Capital Bancorp)
       Statements of Shareholders' Equity
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)

                                              Noncumulative
                                            preferred stock             Common stock
                                       ---------------------------- ---------------------
                                          Number                     Number                 Paid-in   Undivided
                                         of Shares       Amount     of Shares   Amount      capital     profits       Total
                                       ---------------------------- --------------------------------------------------------


 Balances at January 1, 1992                      - $            -   126,736  $1,267,360   2,302,398   1,939,623    5,509,381

 Preferred stock issued for
     business acquisitions                   24,000      1,200,000         -           -           -           -    1,200,000

 Common stock sold                                -              -     6,114      61,140     220,102           -      281,242

 Net income                                       -              -         -           -           -   1,009,870    1,009,870

 Dividends declared:
     Common                                       -              -         -           -           -    (420,138)    (420,138)
     Preferred                                    -              -         -           -           -     (48,082)     (48,082)
                                       ---------------------------- ---------------------------------------------------------
 Balances at September 30, 1992              24,000      1,200,000   132,850   1,328,500   2,522,500   2,481,273    7,532,273
                                       ============================ =========================================================


 Balances at January 1, 1993                 24,000      1,200,000   132,850   1,328,500   2,522,500   2,981,517    8,032,517

 Net income                                       -              -         -           -           -   1,527,385    1,527,385

 Dividends declared:
     Common                                       -              -         -           -           -    (531,400)    (531,400)
     Preferred                                    -              -         -           -           -     (84,000)     (84,000)
                                       ---------------------------- ---------------------------------------------------------
 Balances at September 30, 1993              24,000     $1,200,000   132,850  $1,328,500   2,522,500   3,893,502    8,944,502
                                       ============================ =========================================================



                CAPITAL CITY BANK
        (A Subsidiary of Capital Bancorp)
            Statements of Cash Flows
  Nine months ended September 30, 1993 and 1992
                   (Unaudited)

                                                    1993           1992
                                                -------------  -------------
 Cash flows from operating activities:
     Net income                                   $1,527,385      1,009,870
     Adjustments to reconcile net income
       to net cash provided by operating
       activities:
         Provision for loan losses                   101,000        147,500
         Depreciation and amortization on
           premises an equipment                     307,203        237,281
         Amortization of net premium on
           investment securities                     138,129         98,872
         Investment securities gains, net            (49,824)      (104,478)
         (Gain) loss on disposal of premises
           and equipment                              (7,800)         3,681
         (Gain) loss on sale of other real
           estate owned                               (6,884)         8,828
     Change in:
         Accrued interest and other receivables      265,517         99,305
         Cash surrender value of life insurance      (17,620)       (19,626)
         Other assets                               (366,261)       (57,964)
         Accrued liabilities                         299,989        198,168
         Income taxes payable                        (89,000)        44,250
                                                -------------  -------------
      Net cash provided by operating activities    2,101,834      1,665,687

 Cash flows from investing activities:
     Proceeds from sales of investment
       securities                                  7,591,268      4,639,445
     Proceeds from maturities of investment
       securities                                  5,069,526      9,140,275
     Purchases of investment securities           (5,930,139)   (26,726,121)
     Loans originated in excess of principle
       collected                                  (4,072,966)    (2,240,889)
     Proceeds from sales of premises and
       equipment                                     169,781         17,909
     Purchases of premises and equipment            (278,207)      (265,451)
     Proceeds from sales of other real estate        285,411        180,713
     Cash from acquisition, net of cash paid               -      4,162,585
                                                -------------  -------------
      Net cash provided by (used in) investing
       activities                                  2,834,674    (11,091,534)

 Cash flows from financing activities:
     Net increase in demand deposits, savings
       deposits and money market investment
       accounts                                   20,127,030     10,943,198
     Net decrease in time deposits                (2,920,489)    (6,360,988)
     Decrease in securities sold under
       agreements to repurchase                  (14,697,986)    (2,214,184)
     Increase in other borrowings                  3,000,000        415,000
     Payments on other borrowings                 (3,028,687)        (4,351)
     Proceeds from issuance of common stock                -        281,242
     Dividends declared                             (615,400)      (468,220)
                                                -------------  -------------
      Net cash provided by financing activities    1,864,468      2,591,697

 Increase (decrease) in cash and
     cash equivalents                              6,800,976     (6,834,150)

 Cash and cash equivalents at beginning of year   17,240,821     27,393,120
                                                -------------  -------------
 Cash and cash equivalents at end
     of nine month period                        $24,041,797     20,558,970
                                                =============  =============

 Supplemental Disclosures of
     Cash Flow Information:

 Cash paid during the period for:
     Interest                                     $1,526,891      1,734,294
     Income taxes                                    902,000        591,000

 Supplemental Schedule of Noncash Investing and Financing Activities

 Acquisitions of real property through
     foreclosure or in lieu of loan repayments       $68,401        292,963









                     CAPITAL BANCORP AND SUBSIDIARY

                    Consolidated Financial Statements

                       December 31, 1992 and 1991


               (With Independent Auditors' Report Thereon)





                      Independent Auditors' Report




The Board of Directors and Shareholders
Capital Bancorp:


We have audited the accompanying consolidated statements of condition of Capital Bancorp and subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capital Bancorp and subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1992 in conformity with generally accepted accounting principles.




                                         KPMG Peat Marwick

Salt Lake City, Utah
January 12, 1993

                     CAPITAL BANCORP AND SUBSIDIARY

                  Consolidated Statements of Condition
                       December 31, 1992 and 1991


  Assets                                             1992        1991
                                                -----------  ----------

Cash and cash equivalents:
 Cash and due from banks, noninterest-bearing   $ 7,094,441   6,882,706
 Due from banks, interest-bearing                 1,646,380      10,414
 Federal funds sold                               8,500,000  20,500,000
                                                -----------  ----------
                                                 17,240,821  27,393,120

Investment securities (note 2)                   43,026,430  14,046,828

Loans and other receivables:
 Commercial loans                                39,162,467  35,174,638
 Installment loans                                6,834,267   5,465,016
 Real estate loans and contracts                  7,198,402   5,720,898
 Loans held for sale at cost,
 which approximates market                        1,929,671    -
 Accrued interest and other                       1,218,371     987,365
                                                 ----------  ----------

                                                 56,343,178  47,347,917

Less allowance for loan losses (note 3)           1,001,270     738,021
                                                 ----------  ----------

                                                 55,341,908  46,609,896

Premises and equipment (note 4)                   1,887,167   1,730,903

Other real estate owned                             175,414      23,041

Cash surrender value of life insurance              609,212     583,565

Other assets                                        238,319     270,862
                                                 ----------  ----------

                                              $ 118,519,271  90,658,215
                                               ============  ==========




                      CAPITAL BANCORP AND SUBSIDIARY

            Consolidated Statements of Condition (continued)
                       December 31, 1992 and 1991


                                                     1992        1991
                                                  -----------  ---------
     Liabilities and Shareholders' Equity
Deposits:
 Demand deposits                                $  32,291,074  29,879,884
 Demand deposits, interest-bearing                 13,120,829   9,537,432
 Savings deposits                                  20,080,760   8,385,167
 Money market investment accounts                  13,759,012  12,318,400
 Time deposits, including deposits of
    $100,000 or more of $2,067,532 in 1992
    and $3,983,504 in 1991                         11,107,812  12,767,252
                                                  -----------  ----------

                                                   90,359,487  72,888,135

Securities sold under agreements to repurchase     18,365,294  11,545,385
Other borrowings                                      756,170           -
Accrued liabilities                                   506,186     442,544
Income taxes payable (note 5)                         161,512     110,534
Notes payable (note 6)                                453,600   1,385,000
                                                  -----------  ----------

      Total liabilities                           110,602,249  86,371,598
                                                  -----------  ----------

Minority interest                                   2,088,400     748,312
                                                  -----------  ----------

Shareholders' equity:
 Common stock, $10 par value; authorized
   200,000 shares; issued and outstanding
   153,150 shares in 1992 and
   110,000 shares in 1991                           1,531,500   1,100,000
 Paid-in capital                                      522,500           -
 Undivided profits                                  3,837,062   2,500,745
 Treasury stock, at cost, 2,789 shares                (62,440)    (62,440)
                                                   ----------  -----------

      Net shareholders' equity                      5,828,622   3,538,305
                                                   ----------  ----------

Commitments and contingencies
  (notes 4, 6, 8, 10, 11, and 12)
                                                $ 118,519,271  90,658,215
                                                 ============  ==========



See accompanying notes to consolidated financial statements.



                     CAPITAL BANCORP AND SUBSIDIARY

                    Consolidated Statements of Income
              Years ended December 31, 1992, 1991, and 1990

                                        1992         1991          1990
                                   -----------     ---------    ----------
Interest income:
 Interest and fees on loans        $ 6,497,413      5,953,903    5,710,314
 Interest on federal funds sold        290,965        178,205      156,438
 Interest and dividends on
   investment securities             1,729,214      1,116,922      796,086
                                    ----------     ----------    ---------

      Total interest income          8,517,592      7,249,030    6,662,838
                                    ----------     ----------    ---------

Interest expense:
 Interest on demand deposits,
   interest-bearing,
   and savings deposits                982,236        642,575      473,268
 Interest on money market
   investment accounts                 368,536        834,120    1,045,565
 Interest on time accounts,
   including interest on
   deposits of $100,000 or
   more of $85,060 in 1992,
   $272,586 in 1991, and
   $404,597 in 1990                    587,042        958,993    1,206,646
 Interest on securities sold under
   agreements to repurchase            330,336        163,303       48,149
 Interest on other borrowings           17,344              -            -
 Interest on notes payable              76,469        152,001      202,985
                                    ----------      ---------    ---------

       Total interest expense        2,361,963      2,750,992    2,976,613
                                    ----------      ---------    ---------

Net interest income                 6,155,629        4,498,038    3,686,225

Provision for loan losses (note 3)    200,000          240,000      273,500
                                    ---------        ---------    ---------

Net interest income after
  provision for loan losses         5,955,629        4,258,038    3,412,725
                                    ---------        ---------    ---------

Other operating income:
 Service charges on deposit
   accounts                           887,185          760,865      684,186
 Bankcard discounts and fees          231,123          189,171      179,125
 Investment securities gains
   (losses), net                      114,543           44,159      (19,472)
 Other                                293,113          220,650      196,876
                                    ---------         --------     --------

                                    1,525,964        1,214,845    1,040,715
                                    ---------        ---------    ---------

Other expenses:
 Salaries, wages, and benefits      2,467,770        2,088,282    1,872,538
 Building                             629,433          483,732      449,915
 Furniture and equipment              389,105          299,160      305,314
 Supplies and postage                 268,156          207,246      204,852
 Professional and legal               217,057          123,981       97,584
 Regulatory assessments               212,116          147,294       78,738
 Advertising                          162,939           84,535       98,370
 Bankcard interchange discounts
   and fees                           127,598          111,830      105,057
 Telephone                            109,244           82,054       86,490
 Other                                557,358          450,594      412,892
                                    ---------        ---------    ---------

                                    5,140,776        4,078,708    3,711,750
                                    ---------        ---------    ---------

                       CAPITAL BANCORP AND SUBSIDIARY

              Consolidated Statements of Income (continued)
              Years ended December 31, 1992, 1991, and 1990

                                            1992        1991        1990
                                         ----------  ----------  ----------

 Income  before  income tax expense and
 extraordinary item                     $ 2,340,817   1,394,175     741,690
Income tax expense (note 5)                 799,240     396,822     217,307

Income before extraordinary item          1,541,577     997,353     524,383
Extraordinary  tax  benefit of
 net operating
 loss carryforward (note 5)                      -      280,250     210,800

Income before minority interest          1,541,577    1,277,603     735,183
Minority interest in net income
 of subsidiary                            (205,260)    (163,335)   (115,521)
                                         ---------    ---------    --------
Net income                             $ 1,336,317    1,114,268     619,662
                                        ==========    =========    ========

Weighted average common and
 common equivalent
 shares outstanding during the year        150,361      135,494     103,149
                                        ==========    =========    ========

Per share applicable to common stock:
   Income before extraordinary item        $ 8.72         6.13        3.86
                                           ======        =====       =====

   Net income                              $ 8.72         8.22        6.01
                                           ======        =====       =====

See accompanying notes to consolidated financial statements.

                     CAPITAL BANCORP AND SUBSIDIARY

             Consolidated Statements of Shareholders' Equity
              Years ended December 31, 1992, 1991, and 1990


                         Common stock                                  Treasury stock
                     --------------------                           -------------------
                     Number                   Paid-in   Undivided   Number
                     of shares     Amount     capital   profits     of shares    Amount    Total
                     ---------    --------    --------  ----------  ---------    ------    -----


  Balances at
  December 31,
  1989                 110,000  $ 1,110,000     23,541    786,635      8,551   $ (1,015)  1,909,161

Sale of subsidiary
  stock at less than
  book value                 -            -    (23,541)   (19,820)        -           -     (43,361)

Sale of common stock         -            -          -          -    (3,400)          -           -

Payment to subsidiary
  for common stock
  held in parent             -            -          -          -         -     (60,750)    (60,750)

Net income                   -            -          -    619,662         -           -     619,662
                       --------   ---------   --------   --------   -------     -------     -------

Balances at
 December 31,
 1990                  110,000    1,100,000          -  1,386,477     5,151     (61,765)      2,424,712

Sale of common stock         -            -          -          -    (2,362)          -           -

Payment to subsidiary
  for common stock held
  in parent                  -            -          -          -         -        (675)           (675)

Net income                   -            -          -  1,114,268         -           -       1,114,268
                       --------   ---------   --------  ---------   --------     ------       ---------

Balances at
  December 31,
  1991                 110,000    1,100,000          -  2,500,745     2,789     (62,440)      3,538,305

Exercise of
  stock options
  (note 8)              43,150      431,500    318,500          -         -           -         750,000

Tax benefit from
  exercise of stock
  options (note 8)           -            -    204,000          -         -           -         204,000

Net income                   -            -          -  1,336,317         -           -       1,336,317
                      --------  -----------  ---------  --------    --------   --------       ---------
Balances at
   December 31,
   1992                153,150  $ 1,531,500    522,500  3,837,062     2,789   $ (62,440)      5,828,622
                      ========  ===========  =========  =========   =======    ========       =========


See accompanying notes to consolidated financial statements.

                     CAPITAL BANCORP AND SUBSIDIARY

                  Consolidated Statements of Cash Flows
              Years ended December 31, 1992, 1991, and 1990

                                                  1992       1991        1990
                                               ----------   --------   --------


Cash flows from operating activities:
 Income before extraordinary item             $ 1,541,577    997,353    524,383
 Adjustments to reconcile income
   before extraordinary item to net cash
   provided by operating activities:
    Provision for loan losses                     200,000    240,000    273,500
    Depreciation and amortization
     on premises
     and equipment                                330,553    287,484    297,939
    Tax benefit from exercise of
     stock options                                204,000          -          -
    Amortization of net premium on
      investment securities                       116,927     59,389     21,095
    Amortization of intangible assets               7,860      7,860      7,860
    Extraordinary tax benefit of net
     operating loss carryforward                        -    280,250    210,800
    Write-down of other real estate owned               -     53,750     32,570
    Investment securities (gains) losses,
     net                                         (114,543)   (44,159)    19,472
    (Gain) loss on disposal of premises
      and equipment                                (3,758)   (17,663)     6,945
    Loss on sales of other real estate owned        8,828     24,869     30,139
    Minority interest in net income of
     subsidiary                                  (205,260)  (163,335)  (115,521)
    Sale of subsidiary stock at less than
     book value                                         -          -    (43,361)
    Change in:
      Accrued interest and other receivables      (77,182)    290,173   (17,177)
      Income taxes receivable                           -       6,058    (6,058)
      Cash surrender value of life insurance      (25,647)    (26,409)  (40,765)
      Other assets                                141,302     (15,248)   (6,359)
      Accrued liabilities                         (82,452)    (45,987)    4,202
      Dividends payable                                 -     (21,892)   21,892
      Income taxes payable                         50,978     110,534    (7,049)
      Minority interest                           140,088     119,348   206,143

          Net cash provided by operating
           activities                           2,233,271   2,142,375 1,490,650

Cash flows from investing activities:
 Proceeds from sales of investment securities   4,950,226   3,867,218 1,313,071
 Proceeds from maturities of investment
  securities                                   10,484,141   4,231,567 3,000,000
 Purchases of investment securities          (37,571,213) (9,671,674)(9,919,971)
 Loans originated in excess of principal
   collected                                  (1,804,812)   (160,738)(2,930,396)
 Proceeds from sales of premises and equipment    25,559      17,879      4,590
 Purchases of premises and equipment            (357,531)   (119,251)  (228,549)
 Proceeds from sales of other real estate owned  180,713     202,631    429,616
 Purchase of treasury stock                            -        (675)   (60,750)
 Cash from acquisition, net of cash paid
   (note 8)                                    4,162,585           -          -

          Net cash used in investing
           activities                        (19,930,332) (1,633,043)(8,392,389)

                     CAPITAL BANCORP AND SUBSIDIARY

            Consolidated Statements of Cash Flows (continued)
              Years ended December 31, 1992, 1991, and 1990

                                                  1992           1991           1990
                                              ------------   -----------   ------------

  Cash flows from financing activities:
  Net increase in demand deposits, savings
   deposits, and money market investment
   accounts                                  $ 7,499,120     12,059,440       6,043,724
  Net (decrease) increase in certificates of
   deposit                                    (7,349,037)    (2,996,000)        868,936
  Increase in securities sold under
   agreements to repurchase                    6,819,909      8,706,884       2,838,501
 Increase in other borrowings                    765,000              -               -
 Payments on other borrowings                     (8,830)             -               -
 Proceeds from issuance of notes payable          11,000         32,000       1,544,400
 Payments on notes payable                      (942,400)      (282,000)     (1,766,900)
 Exercise of stock options                       750,000              -               -
                                             -----------     ----------       ---------

   Net cash provided by financing activities   7,544,762     17,520,324       9,528,661
                                             -----------     ----------       ---------

Increase (decrease) in cash and cash
  equivalents                                (10,152,299)    18,029,656       2,626,922
Cash and cash equivalents at beginning
  of year                                     27,393,120      9,363,464       6,736,542
                                             -----------    -----------       ---------

Cash and cash equivalents at end of year    $ 17,240,821     27,393,120       9,363,464
                                             ===========    ===========       =========


Supplemental Disclosures of Cash Flow
  Information

Cash paid during the year for:
 Interest                                    $ 2,405,352      2,811,054       2,961,124
 Income taxes                                    484,522              -          12,678

Supplemental Schedule of Noncash Investing and Financing Activities

Acquisition  of real property through foreclosure
  or in lieu of loan repayments                $ 292,983              -         252,641
Other real estate owned exchanged for
  advertising                                          -              -          48,532


See accompanying notes to consolidated financial statements.


                     CAPITAL BANCORP AND SUBSIDIARY

               Notes to Consolidated Financial Statements
                    December 31, 1992, 1991, and 1990



(1)  Summary of Significant Accounting Policies

 (a) Description of the Business

 Capital Bancorp and its subsidiary (the Company) operate seven banking locations in the Salt Lake City metropolitan area. The Company grants commercial, residential, and installment loans to customers located primarily in Salt Lake County. The Company emphasizes lending to small businesses that offer a wide range of products and services.

 (b) Principles of Consolidation

     The consolidated financial statements include accounts of Capital Bancorp and its subsidiary. The Company owns 86.39 percent of Capital City Bank's (the Bank) common stock. All material intercompany balances and transactions have been eliminated in consolidation.

 (c) Investment Securities

     Nonequity investment securities are carried at cost, adjusted for amortization of premiums or accretion of discounts. Because it is generally management's intention to hold securities to maturity, they are not adjusted to lower of cost or market. Equity securities are stated at the lower of cost or market. Gain or loss on the sale of an investment is recognized when realized, based upon specific identification.

 (d) Allowance for Loan Losses

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses in the existing portfolio. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and real estate owned. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

 (e) Premises and Equipment

     Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over lives of from 5 to 35 years. Leasehold improvements are amortized over the terms of related leases or the estimated useful lives of the improvements, whichever is shorter.


                       CAPITAL BANCORP AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

 (f) Other Real Estate Owned

 Other real estate owned is carried at the lower of cost or fair market value. For real estate acquired in the settlement of loans, cost includes the uncollected loan balance. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.

 (g) Income Taxes

 The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes," which supersedes SFAS No. 96. The Company elected not to adopt SFAS No. 96 prior to its required effective date. SFAS No. 109 will change the Company's method of accounting for income taxes from the deferred method to the asset and liability method. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates on timing differences between the determination of net income for financial reporting and tax purposes. The objective of the asset and liability method is to establish deferred tax a liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

 The provisions of SFAS No. 109, will be adopted by the Company as of January 1, 1993. SFAS No. 109 may be adopted by (a) cumulative catch-up adjustment to operations in the earliest year of adoption, (b) restatement of prior year statements with cumulative catch-up adjustments to operations in the earliest year of restatement, or (c) restatement of prior year statements with an adjustment of beginning retained earnings if the earliest year of restate-ment is earlier than years presented. The Company has not decided which method will be adopted, nor has it performed a detailed analysis of the actual effects of SFAS No. 109.

 (h) Cash Equivalents

 For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks interest-bearing deposits in other banks, and federal funds sold.

 (i) Loan Origination and Commitment Fees

 Nonrefundable fees and related direct costs associated with the origination of loans are deferred. The net deferred fees and costs are recognized in "interest and fees on loans" over the loan term using methods that generally produce a level yield on the unpaid loan balance. Other nonrefundable fees related to lending activities other than direct loan origination are recognized as other operating income and/or expense over the period the related service is provided.

 (j) Off Balance Sheet Financial Instruments

 In the ordinary course of business the Company has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. Such financial instruments are recorded in the financial statements when they become payable.


                       CAPITAL BANCORP AND SUBSIDIARY

                Notes to Consolidated Financial Statements

 (k) Per Share Applicable to Common Stock

 Per share applicable to common stock is based on the weighted average outstanding common shares during each year, including common stock equivalents, if applicable.

 (l) Reclassifications

 Certain amounts in the prior years' financial statements have been reclassified to conform with the 1992 presentation.

 (2) Investment Securities

 Investment securities are summarized as follows:

                                                    1992
                                ---------------------------------------------

                                              Gross       Gross     Estimated
                                Amortized   unrealized  unrealized    market
                                   cost       gains       losses       value
                                ---------   ----------  ----------  ---------

 U.S. treasury securities      $17,882,822    373,825    74,099     18,182,548
 U.S. government agencies and
   corporations                 15,332,656    173,904    50,506     15,456,054
 Corporate securities              981,009          -     1,878        979,131
 Obligations of states and
   political subdivisions        1,440,310      1,042     3,765      1,437,587
 Mortgage-backed securities      7,096,433     16,143    47,623      7,064,953
 Federal Home Loan Bank stock      293,200          -         -        293,200
                                ----------    -------    -------    ----------

                              $ 43,026,430    564,914    177,871    43,413,473
                               ===========   ========    =======    ==========


                                                    1991
                                          ---------------------------

                                              Gross       Gross      Estimated
                                Amortized   unrealized  unrealized     market
                                   cost       gains       losses        value
                                ----------  ----------  ----------   ---------

 U.S. treasury securities      $ 8,730,890    335,511      2,811     9,063,590
 U.S. government agencies and
   corporations                  4,343,791    177,172          -     4,520,963
 Obligations of states and
   political subdivisions          500,000          -          -       500,000
 Mortgage-backed securities        208,247        144          -       208,391
 Federal Home Loan Bank stock      263,900          -          -       263,900
                               -----------   --------    -------    ----------

                              $ 14,046,828    512,827      2,811    414,556,844
                               ===========   ========     ======    ===========




Interest income (including nontaxable interest of $8,085, $-0-, and $11,366, respectively) on investment securities totaled $1,687,797, $1,100,700, and $794,795 for the years ended December 31, 1992, 1991, and 1990, respectively. Dividends on equity securities totaled $41,417, $14,042, and $-0- for the years ended December 31, 1992, 1991, and 1990, respectively.


                    CAPITAL BANCORP AND SUBSIDIARY

               Notes to Consolidated Financial Statements

(2) Investment Securities (continued)

 The amortized cost and estimated market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               Estimated
                                                Amortized        market
                                                  cost           value
                                                ----------     ----------

               Due in one year or less          $1,855,548      1,903,968
               Due after one year through
                five years                      37,661,256     38,000,214
               Due after five years through
                ten years                        1,835,346      1,839,994
               Due after ten years               1,381,080      1,376,097
               Equity securities                   293,200        293,200
                                                ----------     ----------

                                               $43,026,430     43,413,473
                                                ==========     ==========



 Proceeds from sales of investment securities for the years ended December 31, 1992, 1991, and 1990 were $4,950,226, $3,867,218, and $1,313,071, respectively. Gross gains of $114,543, $48,399, and $11,421, and gross losses of $-0-, $4,240, and $30,893, were realized on those sales for the years ended December 31, 1992, 1991, and 1990, respectively.

 Investment securities with a carrying value of $1,620,000 and $1,350,000 were pledged to secure public deposits as required by law as of December 31, 1992 and 1991, respectively. In addition, U.S. treasury and U.S. government agency securities with a carrying value of $18,462,000 and $11,724,000 as of December 31, 1992 and 1991, respectively, were pledged as collateral for securities sold overnight under agreements to repurchase.


(3) Allowance for Loan Losses

    The allowance for loan losses is summarized as follows:


                                           1992      1991      1990
                                         --------   -------   ------

    Balance at beginning of year        $ 738,021   637,107   674,277
    Additions:
      Provision for loan losses           200,000   240,000   273,500
      Recoveries                          318,847   207,017   316,215
      Acquisition                         104,524         -         -
      Deduction, loan charge-offs        (360,122) (346,103) (626,885)
                                       ----------   -------   -------

      Balance at end of year          $ 1,001,270   738,021   637,107
                                       ==========   =======   =======

                    CAPITAL BANCORP AND SUBSIDIARY

               Notes to Consolidated Financial Statements


 (3) Allowance for Loan Losses (continued)

 Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $1,495,000, $277,000, and $464,000 at December 31, 1992, 1991, and 1990, respectively. At the original contract rates, additional interest income of approximately $43,500, $11,500, and $48,000 would have been recognized for the years ended December 31, 1992, 1991, and 1990, respectively, had these loans performed as originally agreed.


 (4) Premises and Equipment

 Premises and equipment are summarized as follows:

                                                   1992        1991
                                               -----------  ----------

               Land                              $ 451,319    451,319
               Bank premises                       355,117    339,501
               Furniture and equipment           2,263,476  1,812,156
               Leasehold improvements              848,523    824,367
                                                 ---------  ---------

                                                 3,918,435  3,427,343

               Less accumulated depreciation     2,031,268  1,696,440
                                                 ---------  ---------

                      Net book value           $ 1,887,167  1,730,903
                                                ==========  =========


   The Company leases its main office building and certain office facilities under operating lease agreements that expire at various times through December 31, 2009. The Company has an option to purchase the main office building on or about July 15, 1994 for $960,000.

   The schedule of future minimum operating lease payments as of December 31, 1992 is summarized as follows:

                Year ending December 31,

                           1993                 $ 289,000
                           1994                   298,000
                           1995                   254,000
                           1996                   254,000
                           1997                   254,000
                           Thereafter           1,948,000
                                                ---------

               Total minimum lease payments   $ 3,297,000
                                               ==========

   Aggregate rental expense amounted to approximately $330,000, $238,000, and $221,000 for the years ended December 31, 1992, 1991, and 1990, respectively.



                     CAPITAL BANCORP AND SUBSIDIARY

               Notes to Consolidated Financial Statements

(5)Income Taxes

   The Company files a consolidated income tax return with the Bank.

   For financial reporting purposes the Company utilized approximately $749,000 and $579,000 of net operating loss carryforwards and has reflected the related tax benefit of $280,250 and $210,800 as an extraordinary credit in the accompanying statements of income for the years ended December 31, 1991 and 1990, respectively. The remaining tax expense for 1992, 1991, and 1990 results from application of regular and alternative minimum tax rules.


   The provision for income taxes consists of the following:

                                              1992        1991        1990
                                            --------    --------    --------
               Currently payable:
                    Federal                $ 656,090     79,036      6,407
                    State                    107,150     33,786        100
                                            --------    -------     ------

                                             763,240    112,822      6,507

               Deferred federal and state     36,000      3,750          -

                                            $799,240    116,572      6,507
                                            ========    =======     ======



   A reconciliation of income taxes based on applying the federal statutory rate of 34 percent in 1992, 1991, and 1990, is as follows:

                                                 1992       1991      1990
                                              ---------   --------  --------
     Tax based on federal statutory rate     $ 796,000    474,000    252,000
     Effect of tax-exempt income                (7,000)         -    (10,500)
     State taxes, net of federal tax benefit     88,000    46,000     24,500
     General business credits                   (71,000) (140,000)         -
     Alternative minimum tax (credit)           (24,500)   41,000      4,500
     Other                                       17,740   (24,178)   (53,193)
                                              ---------   --------   --------


                                                799,240   396,822    217,307
     Extraordinary tax benefit of net
       operating loss carryforward                    -   280,250    210,800
                                               --------   -------    -------

                                              $ 799,240   116,572      6,507
                                               ========   =======    ========



                     CAPITAL BANCORP AND SUBSIDIARY

               Notes to Consolidated Financial Statements



(5) Income Taxes (continued)

 The components of deferred income taxes and their tax effects are as follows:

                                                 1992       1991       1990
                                               --------   --------   --------

          Depreciation                        $ (8,500)    (4,000)     5,750
          Provision for loan losses             40,500      8,750      4,250
          Employee benefits                    (10,000)   (10,000)   (10,000)
          Dividends on Federal Home Loan Bank
            stock                               14,000      9,000          -
                                               -------     ------     -------

                                              $ 36,000      3,750          -
                                               =======     ======     =======


(6) Notes Payable

 Notes payable are summarized as follows:


                                                           1992       1991
                                                         --------   --------
 Prime plus 1-1/2% (7.5% at December 31, 1992) note
   payable to a director of the Company, quarterly interest
   payments and annual payments of principal; due 1993   $ 125,000  1,017,400

 Prime plus 1-1/2% (7.5% at December 31, 1992) notes
   payable to various directors of the Company, quarterly
   interest payments; principal due August 1994            328,600    337,600

 Prime rate capital debentures (9% floor, 14% ceiling)
   payable to various individuals, including directors,
   annual interest payments; principal due July 1994             -      30,000
                                                          --------   --------

                                                         $ 453,600   1,385,000
                                                          ========   =========


 The note payable to a director of the Company at December 31, 1992 is secured by 114,768 shares of Bank stock and 76,630 shares of Capital Bancorp stock. The note agreement contains certain restrictive covenants.
 The note agreement also specifies that certain financial ratios must be maintained. At December 31, 1992, the Company is in substantial compliance with the note covenants.

 The notes payable to various directors of the Company are subordinate to the note payable to the individual director, and are secured by the same collateral which secures the note payable to such director.

 Current contractual maturities are as follows: 1993, $125,000 and 1994, $328,600.


                     CAPITAL BANCORP AND SUBSIDIARY

               Notes to Consolidated Financial Statements


(7) Employee Benefit Plans

 The Company has adopted an employee stock ownership plan. Contributions to the plan are determined by the Board of Directors and are not to exceed
 15 percent of eligible wages. Employees become eligible for the plan after one year of service. Benefits vest under the plan at 3 vesting after seven years of service. Contributions to the plan amounted to $50,000 for each of the years ended December 31, 1992, 1991, and 1990, respectively.

 The Company also has a 401(k) plan whereby the Company matches 50 percent of employee contributions up to five percent of each participant's compensation. Employer contributions to the plan amounted to approximately $20,000, $17,200, and $15,700 for the years ended December 31, 1992, 1991, and 1990, respectively.


(8) Stock Options

 In 1987, the Company granted stock options to certain key employees and directors for their personal guarantees on a portion of the Company's debt. The option price was set at the fair market value of the Company's common stock on the date of grant and became exercisable after the original debt to which the guarantees apply was reduced by $1,000,000.

 During 1992, all options related to the guarantee of the Company's debt were exercised. Proceeds from the exercise of the options totaled $750,000 and resulted in the issuance of 43,150 shares of the Company's common stock.
 The Company realized a tax benefit from the exercise of the options of approximately $204,000, which is reflected as paid-in capital.


(9) Other Borrowings

 Other borrowings consist of loans from the Federal Home Loan Bank of Seattle. The borrowings require equal monthly payments of $3,188 plus interest, have an average interest rate of 7.23 percent and mature in 2012.


(10) Acquisition

 On March 19, 1992, the Bank acquired approximately 97 percent of the outstanding common shares and all of the outstanding preferred stock of United Bank, a single branch banking operation located in Murray, Utah.
 The assets and liabilities of United Bank at the date of were approximately $19,000,000 and $17,400,000, respectively. The acquisition was completed through the issuance of 24,000 shares of the Bank's
 $50 par value; noncumulative, nonvoting preferred stock and approximately $800,000 in cash. The acquisition was accounted for using the purchase method of accounting.

 The dividend rate on the preferred stock is reset quarterly, at prime plus one percent. In connection with the acquisition, options to purchase 7,917 shares of the Bank's common stock at $60 per share were granted. The options are currently exercisable and expire on March 19, 1997. Payment for the options shall be in cash, or the exchange of preferred stock at par value.


                 CAPITAL BANCORP AND SUBSIDIARY

           Notes to Consolidated Financial Statements



(11) Contingent Liabilities and Commitments

 The Company's financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk, interest rate risk, and liquidity risk.
 These commitments and contingent liabilities are commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. A summary of the Company's commitments and contingent liabilities at December 31, 1992 and 1991, is as follows:

                                                         1992          1991
                                                       --------      --------

               Commitments to extend credit         $ 11,713,000    10,541,000
               Credit card arrangements                3,182,000     2,808,000
               Performance standby letters of credit   2,277,000     1,884,000
               Home equity lines of credit               382,000       229,000

 Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because these instruments have fixed maturity dates and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Company. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and 1-4 family residential properties.

 Performance standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company generally holds cash equivalents as collateral supporting those commitments for which collateral is deemed necessary.

 The Company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will result in no material liability to the Bank.


(12) Regulatory Requirements

 Regulatory authorities require that banks maintain cash balances as reserves based on a percentage of deposits.
 Cash reserve requirements were $963,000 and $730,000 at December 31, 1992 and 1991, respectively.

 Effective December 31, 1992, banks are required to maintain minimum levels of capital to risk weighted assets. The Tier 1 minimum capital guideline is four percent and the Tier 2 minimum capital guideline is eight percent. As of December 31, 1992, the Bank's Tier 1 risk weighted capital ratio was 12.93 percent and its Tier 2 ratio was 14.18 percent. The Bank's leverage ratio (Tier 1 capital to total average quarterly assets) was
 7.01 percent and 6.92 percent at December 31, 1992 and 1991, respectively (unaudited).


                   CAPITAL BANCORP AND SUBSIDIARY

             Notes to Consolidated Financial Statements


(13) Loans to Related Parties

 The following is an analysis for the year ended December 31, 1992, of the aggregate loans made by the Company to directors, executive officers, or principal shareholders of the Company.


                   Balance at                            Balance at
                  December 31,     New                   December 31,
                      1991        loans    Repayments       1992
                  ------------  --------- ------------   -----------

                   $ 206,000     459,000     225,000        440,000
                   =========     =======     =======        =======






                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)

                          Financial Statements

                       December 31, 1992 and 1991


               (With Independent Auditors' Report Thereon)








                      Independent Auditors' Report




The Board of Directors and Shareholders
Capital City Bank:


We have audited the accompanying statements of condition of Capital City Bank (a subsidiary of Capital Bancorp) as of December 31, 1992 and 1991, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1992. These financial statements are theresponsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital City Bank (a subsidiary of Capital Bancorp) as of December 31, 1992 and 1991, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1992 in conformity with generally accepted accounting principles.




                                             KPMG Peat Marwick

Salt Lake City, Utah
January 12, 1993
                           CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                         Statements of Condition
                       December 31, 1992 and 1991





                                                      1992          1991
                                                    ---------    ---------
Assets:

Cash and cash equivalents:
 Cash and due from banks, noninterest-bearing      $ 7,094,441   6,882,706
 Due from banks, interest-bearing                    1,646,380      10,414
 Federal funds sold                                  8,500,000  20,500,000

                                                    17,240,821  27,393,120

Investment securities (note 2)                      43,026,430  14,046,828

Loans and other receivables:
 Commercial loans                                   38,904,410  35,174,638
 Installment loans                                   6,834,267   5,465,016
 Real estate loans and contracts                     7,198,402   5,720,898
 Loans held for sale at cost, which approximates
   market                                            1,929,671           -
 Accrued interest and other                          1,215,566     987,365
                                                    ----------  ----------

                                                    56,082,316  47,347,917

Less allowance for loan losses (note 3)              1,001,270     738,021

                                                    55,081,046  46,609,896

Premises and equipment (note 4)                      1,887,167   1,730,903

Other real estate owned                                175,414      23,041

Cash surrender value of life insurance                 609,212     583,565

Other assets                                           192,043     216,787
                                                   -----------  ----------

                                                 $ 118,212,133  90,604,140
                                                   ===========  ==========






                           CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                   Statements of Condition (continued)
                       December 31, 1992 and 1991




     Liabilities and Shareholders' Equity             1992         1991
Deposits:
 Demand deposits                                $  32,291,074  29,879,884
 Demand deposits, interest-bearing                 13,181,416   9,773,956
 Savings deposits                                  20,080,760   8,385,167
 Money market investment accounts                  13,759,012  12,318,400
 Time deposits, including deposits of
   $100,000 or more
   of $2,067,532 in 1992 and
   $3,983,504 in 1991                              11,107,812  12,767,252
                                                   ----------  ----------

                                                   90,420,074  73,124,659

Securities sold under agreements to repurchase     18,365,294  11,545,385

Other borrowings                                      756,170           -

Accrued liabilities                                   502,078     420,965

Income taxes payable (note 5)                         136,000       3,750
                                                   ----------   ---------

      Total liabilities                           110,179,616  85,094,759
                                                  -----------  ----------

Shareholders' equity:
 Capital Stock:
   Noncumulative preferred stock, $50 par
     value; authorized 50,000 shares;
     issued and outstanding,
     24,000 shares in 1992                         1,200,000           -
   Common stock, $10 par value; authorized
     200,000 shares; issued and outstanding
     132,850 shares in 1992 and
     126,736 shares in 1991                        1,328,500   1,267,360
   Paid-in capital                                 2,522,500   2,302,398
   Undivided profits                               2,981,517   1,939,623
                                                   ---------   ---------

      Net shareholders' equity                     8,032,517   5,509,381
                                                   ---------   ---------
Commitments and contingencies
  (notes 4, 8, 9, and 10)
                                               $ 118,212,133  90,604,140
                                                ============  ==========


See accompanying notes to financial statements.




                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                          Statements of Income
              Years ended December 31, 1992, 1991, and 1990

                                            1992        1991        1990
                                          --------    --------    --------
Interest income:
 Interest and fees on loans             $ 6,480,916   5,953,903   5,710,314
 Interest on federal funds sold             290,965     178,205     156,438
 Interest and dividends on investment
   securities                             1,729,214   1,114,742     794,795
                                          ---------   ---------   ---------

      Total interest income               8,501,095   7,246,850   6,661,547
                                          ---------   ---------   ---------

Interest expense:
 Interest on demand deposits,
   interest-bearing,
   and savings deposits                     987,061     643,850     473,268
 Interest on money market
   investment accounts                      368,536     834,120   1,045,565
 Interest on time accounts, including
   interest on deposits of $100,000
   or more of $85,060 in 1992,
   $272,586 in 1991, and $404,597
   in 1990                                  587,042     958,993   1,206,646
 Interest on securities sold under
   agreements to
   repurchase                               330,336     163,303      48,149
 Interest on other borrowings                17,344           -           -
                                          ---------   ---------   ---------

       Total interest expense             2,290,319   2,600,266   2,773,628
                                          ---------   ---------   ---------

Net interest income                       6,210,776   4,646,584   3,887,919

Provision for loan losses (note 3)          200,000     240,000     273,500
                                          ---------   ---------   ---------
Net interest income after provision
  for loan losses                         6,010,776   4,406,584   3,614,419
                                          ---------   ---------   ---------

Other operating income:
 Service charges on deposit accounts        887,185     760,865     684,186
 Bankcard discounts and fees                231,123     189,171     179,125
 Investment securities gains (losses), net  114,543      44,159     (19,472)
 Other                                      293,113     220,650     196,876
                                            -------     -------     -------

                                          1,525,964   1,214,845    1,040,715
                                          ---------   ---------    ---------

Other expenses:
 Salaries, wages, and benefits            2,467,770   2,088,282    1,872,538
 Building                                   629,433     483,732      449,915
 Furniture and equipment                    389,105     299,160      305,314
 Supplies and postage                       268,156     207,246      204,852
 Professional and legal                     217,057     123,981       97,584
 Regulatory assessments                     212,116     147,294       78,738
 Advertising                                162,939      84,535       98,370
 Bankcard interchange discounts and fees    127,598     111,830      105,057
 Telephone                                  109,244      82,054       93,972
 Other                                      541,468     440,488      392,314
                                           --------    --------     --------

                                          5,124,886   4,068,602    3,698,654
                                          ---------   ---------    ---------

                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                    Statements of Income (continued)
              Years ended December 31, 1992, 1991, and 1990

                                              1992       1991       1990
                                            --------   --------   --------
Income  before  income tax expense and
 extraordinary item                       $ 2,411,854  1,552,827   956,480
Income tax expense (note 5)                   901,740    379,250   342,000
                                            ---------  ----------  -------

Income before extraordinary item            1,510,114  1,173,577   614,480
Extraordinary  tax  benefit of  net
  operating loss carryforward (note 5)              -     25,500   333,400
                                            ---------  ---------   -------

Net income                                $ 1,510,114  1,199,077   947,880
                                           ==========  =========   =======


Weighted average common and common equivalent
 shares outstanding during the year           138,429    126,736   123,986
                                              =======    =======   =======

Per share applicable to common stock:
   Income before extraordinary item           $ 10.70      9.26      4.96
                                              =======     =====     =====

   Net income                                 $ 10.70      9.46      7.65
                                              =======     =====     =====

See accompanying notes to financial statements.



                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                   Statements of Shareholders' Equity
              Years ended December 31, 1992, 1991, and 1990

                  Noncumulative
                 preferred stock           Common stock
                 --------------------   -----------------

                     Number                 Number               Paid-in      Undivided
                   of shares     Amount   of shares    Amount    capital       profits     Total
                   ---------    --------  ---------   --------   -------      ---------    -----

Balances at
  December 31,
  1989                    -  $         -   121,236  $ 1,212,360  2,205,513     727,437   4,145,310

Common stock
   issued for cash        -            -     5,500       55,000     96,885           -     151,885

Net income                -            -         -            -          -     947,880     947,880

Dividends
  declared                -            -         -            -          -    (693,973)   (693,973)
                   --------      -------   -------     --------     -------    -------    --------

Balances at
 December 31,
 1990                     -            -    126,736   1,267,360   2,302,398    981,344   4,551,102

Net income                -            -          -           -           -  1,199,077   1,199,077

Dividends
  declared                -            -          -           -           -   (240,798)   (240,798)
                   --------      -------     ------    --------    --------  ---------   ---------

Balances at
  December 31,
  1991                    -           -     126,736   1,267,360   2,302,398  1,939,623   5,509,381

Preferred stock
  issued for
  business
  acquisition
  (note 8)           24,000   1,200,000           -           -           -          -   1,200,000

Common stock
  sold                    -           -       6,114      61,140     220,102          -     281,242

Net income                -           -           -           -           -  1,510,114   1,510,114

Dividends
  declared:
 Common                   -           -           -           -           -   (420,138)   (420,138)
 Preferred                -           -           -           -           -    (48,082)    (48,082)
                    -------     -------      ------      ------      ------  ---------   ---------

Balances at
   December 31,
   1992              24,000 $ 1,200,000     132,850 $ 1,328,500   2,522,500  2,981,517   8,032,517
                    =======  ==========     =======  ==========   =========  =========   =========




See accompanying notes to financial statements.

                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                        Statements of Cash Flows
              Years ended December 31, 1992, 1991, and 1990

                                                    1992       1991         1990
                                                  --------   --------     --------

Cash flows from operating activities:
 Income before extraordinary item              $ 1,510,114   1,173,577    614,480
 Adjustments to reconcile income before
   extraordinary item to net cash provided by
   operating activities:
    Provision for loan losses                      200,000     240,000    273,500
    Depreciation and amortization on premises
      and equipment                                330,553     287,484    297,939
    Amortization of net premium on investment
      securities                                   116,927      59,389     21,095
    Extraordinary tax benefit of net operating
      loss carryforward                                  -      25,500    333,400
    Write-down of other real estate owned                -      53,750     32,570
    Investment securities (gains) losses, net     (114,543)    (44,159)    19,472
     (Gain) loss on disposal of premises and
      equipment                                     (3,758)    (17,663)     6,945
    Loss on sales of other real estate owned         8,828      24,869     30,139
    Change in:
      Accrued interest and other receivables       (74,377)    350,923    (77,927)
      Income taxes receivable                            -       7,800     (7,800)
      Cash surrender value of life insurance        (25,647)   (26,409)   (40,765)
      Other assets                                  141,363    (16,307     (6,631)
      Accrued liabilities                           (64,981)   (35,295)    80,586
      Dividends payable                                   -   (158,420)   158,420
      Income taxes payable                          132,250      3,750    (16,325)
                                                    -------    -------    -------


       Net cash provided by operating activities  2,156,729  1,928,789  1,719,098
                                                  ---------  ---------  ---------

Cash flows from investing activities:
 Proceeds from sales of investment
   securities                                     4,950,226  3,867,218  1,313,071
 Proceeds from maturities of investment
   securities                                    10,484,141  4,231,567  3,000,000
 Purchases of investment securities             (37,571,213)(9,671,674)(9,919,971)
 Loans originated in excess of principal
   collected                                     (1,546,755)  (160,738)(2,930,396)
 Proceeds from sales of premises and
   equipment                                         25,559     17,879      4,590
 Purchases of premises and equipment               (357,531)  (119,251)  (228,549)
 Proceeds from sales of other real estate
   owned                                            180,713    202,631    429,616
 Cash from acquisition, net of cash paid
   (note 8)                                       4,162,585          -          -
                                                  ---------    -------    -------


    Net cash used in investing activities       (19,672,275)(1,632,368)(8,331,639)
                                                 ==========  =========  =========



                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                  Statements of Cash Flows (continued)
              Years ended December 31, 1992, 1991, and 1990

                                               1992        1991        1990
                                             --------    --------    --------
Cash flows from financing activities:
 Net increase in demand deposits, savings
   deposits, and money market investment
   accounts                                $ 7,323,183  12,295,964  6,043,724
 Net (decrease) increase in certificates of
   deposit                                  (7,349,037) (2,996,000)   868,936
 Increase in securities sold under
   agreements to repurchase                  6,819,909   8,706,884  2,838,501
 Increase in other borrowings                  765,000           -          -
 Payments on other borrowings                   (8,830)          -          -
 Proceeds from issuance of common stock        281,242           -    151,885
 Dividends declared                           (468,220)   (240,798)  (693,973)
                                               -------     -------    -------

          Net cash provided by financing
            activities                       7,363,247  17,766,050  9,209,073
                                             ---------  ----------  ---------


Increase (decrease) in cash and cash
  equivalents                              (10,152,299) 18,062,471  2,596,532
Cash and cash equivalents at
  beginning  of year                        27,393,120   9,330,649  6,734,117
                                            ----------   ---------  ---------

Cash and cash equivalents at end of year  $ 17,240,821  27,393,120  9,330,649
                                           ===========  ==========  =========


Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:
 Interest                                  $ 2,311,412   2,648,362  2,751,828
 Income taxes                                  710,000     342,200     32,725

Supplemental  Schedule of Noncash
  Investing  and
  Financing Activities

Acquisition  of real property through
  foreclosure
  or in lieu of loan repayments             $ 292,983           -     252,641
Other real estate owned exchanged for
  advertising                                       -           -      48,532



See accompanying notes to financial statements.



                           CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                      Notes to Financial Statements
                    December 31, 1992, 1991, and 1990



(1) Summary of Significant Accounting Policies

 (a) Description of the Business

 Capital City Bank (Bank) has seven banking locations in the Salt Lake City metropolitan area. The Bank grants commercial, residential, and installment loans to customers located primarily in Salt Lake City metropolitan area. The Bank emphasizes lending to small businesses that offer a wide range of products and services.

 (b) Ownership

 Capital Bancorp (Parent) owns 86.39 percent of the Bank's common stock.

 (c) Investment Securities

 Nonequity investment securities are carried at cost, adjusted for amortization of premiums or accretion of discounts. Because it is generally management's intention to hold securities to maturity, they are not adjusted to lower of cost or market. Equity securities are stated at the lower of cost or market. Gain or loss on the sale of an investment is recognized when realized, based upon specific identification.

 (d) Allowance for Loan Losses

 The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses in the existing portfolio. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

 Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

 (e) Premises and Equipment

 Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over lives of from 5 to 35 years. Leasehold improvements are amortized over the terms of related leases or the estimated useful lives of the improvements, whichever is shorter.


                           CAPITAL CITY BANK
                   (A Subsidiary of Capital Bancorp)
                     Notes to Financial Statements

 (f) Other Real Estate Owned

 Other real estate owned is carried at the lower of cost or fair market value. For real estate acquired in the settlement of loans, cost includes the uncollected loan balance. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.

 (g) Income Taxes

 The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes," which supersedes SFAS No. 96. The Bank elected not to adopt SFAS No. 96 prior to its required effective date. SFAS No. 109 will change the Bank's method of accounting for income taxes from the deferred method to the asset and liability method. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates on timing differences between the determination of net income for financial reporting and tax purposes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

  The provisions of SFAS No. 109, will be adopted by the Bank as of January 1, 1993. SFAS No. 109 may be adopted by (a) cumulative catch-up adjustment to operations in the earliest year of adoption, (b) restatement of prior year statements with cumulative catch-up adjustments to operations in the earliest year of restatement, or (c) restatement of prior year statements with an adjustment of beginning retained earnings if the earliest year of restatement is earlier than years presented. The Bank has not decided which method will be adopted, nor has it performed a detailed analysis of the actual effects of SFAS No. 109.

 (h) Cash Equivalents

 For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold.

 (i) Loan Origination and Commitment Fees

 Nonrefundable fees and related direct costs associated with the origination of loans are deferred. The net deferred fees and costs are recognized in "interest and fees on loans" over the loan term using methods that generally produce a level yield on the unpaid loan balance. Other nonrefundable fees related to lending activities other than direct loan origination are recognized as other operating income and/or expense over the period the related service is provided.

 (j) Off Balance Sheet Financial Instruments

 In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. Such financial instruments are recorded in the financial statements when they become payable.

 (k) Per Share Applicable to Common Stock

 Per share applicable to common stock is based on the weighted average outstanding common shares during each year, including common stock equivalents, if applicable.

                          CAPITAL CITY BANK
                  (A Subsidiary of Capital Bancorp)
                    Notes to Financial Statements

 (l) Reclassifications

 Certain amounts in the prior years' financial statements have been reclassified to conform with the 1992 presentation.


(2) Investment Securities

   Investment securities are summarized as follows:
                                                   1992
                                     -----------------------------------

                                              Gross      Gross    Estimated
                                  Amortized unrealized unrealized   market
                                    cost      gains      losses      value
                                   -------- ---------- ----------  --------

  U.S. treasury securities       $17,882,822  373,825      74,099  18,182,548
  U.S. government agencies and
    corporations                  15,332,656  173,904      50,506  15,456,054
  Corporate securities               981,009        -       1,878     979,131
  Obligations of states and
    political subdivisions         1,440,310    1,042       3,765   1,437,587
  Mortgage-backed securities       7,096,433   16,143      47,623   7,064,953
  Federal Home Loan Bank stock       293,200        -           -     293,200
                                   ---------   ------      ------   ---------

                                $ 43,026,430  564,914     177,871  43,413,473
                                  ==========  =======     =======  ==========


                                                        1991
                                   -----------------------------------------

                                                Gross      Gross      Estimated
                                  Amortized   unrealized  unrealized   market
                                     cost       gains      losses      value
                                  ---------    ---------  ---------   -------

  U.S. treasury securities       $ 8,730,890    335,511     2,811   9,063,590
  U.S. government agencies and
    corporations                   4,343,791    177,172         -   4,520,963
  Obligations of states and
    political subdivisions           500,000          -         -     500,000
  Mortgage-backed securities         208,247        144         -     208,391
  Federal Home Loan Bank stock       263,900          -         -     263,900
                                  ----------   --------    ------  ----------

                                $ 14,046,828    512,827     2,811  14,556,844
                                  ==========    =======     =====  ==========



   Interest income (including nontaxable interest of $8,085, $-0-, and $11,366, respectively) on investment securities totaled $1,687,797, $1,100,700, and $794,795 for the years ended December 31, 1992, 1991, and
   1990, respectively. Dividends on equity securities totaled $41,417, $14,042, and $-0- for the years ended December 31, 1992, 1991, and 1990, respectively.

                             CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                      Notes to Financial Statements

(2) Investment Securities (continued)

   The amortized cost and estimated market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Estimated
                                                  Amortized     market
                                                    cost        value
                                                  ---------   ---------

         Due in one year or less                 $1,855,548   1,903,968
         Due after one year through
           five years                            37,661,256  38,000,214
         Due after five years through
           ten years                              1,835,346   1,839,994
         Due after ten years                      1,381,080   1,376,097
         Equity securities                          293,200     293,200
                                                 ----------   ---------

                                                $43,026,430  43,413,473
                                                 ==========  ==========



   Proceeds from sales of investment securities for the years ended December 31, 1992, 1991, and 1990 were $4,950,226, $3,867,218, and
   $1,313,071, respectively.  Gross gains of $114,543, $48,399, and
   $11,421, and gross losses of $-0-, $4,240, and $30,893, were realized on those sales for the years ended December 31, 1992, 1991, and 1990, respectively.

   Investment securities with a carrying value of $1,620,000 and $1,350,000 were pledged to secure public deposits as required by law as of December 31, 1992 and 1991, respectively. In addition, U.S. treasury and U.S. government agency securities with a carrying value of $18,462,000 and $11,724,000 as of December 31, 1992 and 1991, respectively, were pledged as collateral for securities sold overnight under agreements to repurchase.


(3) Allowance for Loan Losses

    The allowance for loan losses is summarized as follows:
                                                  1992      1991      1990
                                                --------  --------  --------

    Balance at beginning of year               $ 738,021   637,107   674,277
        Additions:
          Provision for loan losses              200,000   240,000   273,500
          Recoveries                             318,847   207,017   316,215
          Acquisition                            104,524         -         -
        Deduction, loan charge-offs             (360,122) (346,103) (626,885)
                                                 -------   -------   -------

        Balance at end of year               $ 1,001,270   738,021   637,107
                                               =========   =======   =======

                           CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                      Notes to Financial Statements

(3) Allowance for Loan Losses (continued)

   Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $1,495,000, $277,000, and $464,000 at December 31, 1992, 1991, and 1990, respectively. At the original contract rates, additional interest income of approximately $43,500, $11,500, and $48,000 would have been recognized for the years ended December 31, 1992, 1991, and 1990, respectively, had these loans performed as originally agreed.


(4) Premises and Equipment

   Premises and equipment are summarized as follows:

                                                 1992         1991
                                               --------     --------

               Land                           $ 451,319      451,319
               Bank premises                    355,117      339,501
               Furniture and equipment        2,263,476    1,812,156
               Leasehold improvements           848,523      824,367
                                                -------      -------

                                              3,918,435    3,427,343

              Less accumulated depreciation   2,031,268    1,696,440
                                              ---------    ---------

                             Net book value $ 1,887,167    1,730,903
                                             ==========    =========


   The Bank leases its main office building and certain office facilities under operating lease agreements that expire at various times through December 31, 2009. The Bank has an option to purchase the main office building on or about July 15, 1994 for $960,000.

   The schedule of future minimum operating lease payments as of December 31, 1992 is summarized as follows:

               Year ending December 31,

                           1993       $ 289,000
                           1994         298,000
                           1995         254,000
                           1996         254,000
                           1997         254,000
                           Thereafter 1,948,000
                                      ---------

     Total minimum lease payments   $ 3,297,000
                                      =========

   Aggregate rental expense amounted to approximately $330,000, $238,000, and $221,000 for the years ended December 31, 1992, 1991, and 1990, respectively.


                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                      Notes to Financial Statements

(5) Income Taxes

   Federal and state income tax expense have been provided in the accompanying financial statements on a stand-alone basis as though the Bank filed separate income tax returns. However, the Bank files a consolidated return with Capital Bancorp, its majority stockholder. The Bank pays the current portion of its calculated tax to or receives a refund from Capital Bancorp.

   For financial reporting purposes the Bank utilized approximately $-0-, $70,000, and $910,000 of net operating loss carryforwards and has reflected the related tax benefit of $-0-, $25,500, and $333,400 as an extraordinary credit in the accompanying statements of income for the years ended December 31, 1992, 1991, and 1990, respectively. The remaining tax expense for 1992, 1991, and 1990 results from application of regular and alternative minimum tax rules.


   The provision for income taxes consists of the following:

                                                1992      1991     1990
                                               ------    ------   ------

            Currently payable:
                           Federal          $ 747,240    276,200   8,500
                           State              118,500     73,800     100
                                             --------    -------   ------

                                              865,740    350,000    8,600

               Deferred federal and state      36,000      3,750        -
                                              -------    -------    ------

                                            $ 901,740    353,750     8,600
                                             ========    =======     =====




   A reconciliation of income taxes based on applying the federal statutory rate of 34 percent in 1992, 1991, and 1990, is as follows:

                                                 1992       1991       1990
                                                ------     ------     ------

   Tax based on federal statutory rate        $ 820,000    528,000    325,200
   Effect of tax-exempt income                   (7,000)         -    (10,500)
   State taxes, net of federal tax benefit       85,000     51,200     31,600
   General business credits                     (18,190)  (152,800)         -
   Alternative minimum tax (credit)                   -    (20,000)     7,800
   Other                                         21,930    (27,150)   (12,100)
                                                 ------     ------     ------

                                                901,740    379,250    342,000
   Extraordinary tax benefit of net
                operating loss carryforward           -     25,500    333,400
                                                -------    -------    -------

                                              $ 901,740    353,750      8,600
                                                =======    =======      =====

                            CAPITAL CITY BANK
                    (A Subsidiary of Capital Bancorp)
                      Notes to Financial Statements


(5) Income Taxes (continued)

   The components of deferred income taxes and their tax effects are as follows:

                                                   1992      1991      1990
                                                  ------    ------    ------

          Depreciation                          $ (8,500)   (4,000)     5,750
          Provision for loan losses               40,500     8,750      4,250
          Employee benefits                      (10,000)  (10,000)   (10,000)
          Dividends on Federal Home Loan Bank
             stock                                14,000     9,000          -
                                                  ------     -----      -----

                                                $ 36,000     3,750          -
                                                 =======     =====      =====



(6) Employee Benefit Plans

   The Bank has adopted an employee stock ownership plan. Contributions to the plan are determined by the Board of Directors and are not to exceed
   15 percent of eligible wages. Employees become eligible for the plan after one year of service. Benefits vest under the plan at 30 percent after three years of service, with full vesting after seven years of service. Contributions to the plan amounted to $50,000 for each of the years ended December 31, 1992, 1991, and 1990, respectively.

   The Bank also has a 401(k) plan whereby the Bank matches 50 percent of employee contributions up to five percent of each participant's compensation. Employer contributions to the plan amounted to approximately $20,000, $17,200, and $15,700 for the years ended December 31, 1992,
   1991, and 1990, respectively.


(7) Other Borrowings

   Other borrowings consist of loans from the Federal Home Loan Bank of Seattle. The borrowings require equal monthly payments of $3,188 plus interest, have an average interest rate of 7.23 percent and mature in 2012.


(8) Acquisition

   On March 19, 1992, the Bank acquired approximately 97 percent of the outstanding common shares and all of the outstanding preferred stock of United Bank, a single branch banking operation located in Murray, Utah. The assets and liabilities of United Bank at the date of acquisition were approximately $19,000,000 and $17,400,000, respectively. The acquisition was completed through the issuance of 24,000 shares of the Bank's
   $50 par value; noncumulative, nonvoting preferred stock and approximately $800,000 in cash. The acquisition was accounted for using the purchase method of accounting.

   The dividend rate on the preferred stock is reset quarterly, at prime plus one percent. In connection with the acquisition, options to purchase 7,917 shares of the Bank's common stock at $60 per share were granted. The options are currently exercisable and expire on March 19, 1997. Payment for the options shall be in cash, or the exchange of preferred stock at par value.



                          CAPITAL CITY BANK
                   (A Subsidiary of Capital Bancorp)
                     Notes to Financial Statements


(9) Contingent Liabilities and Commitments

   The Bank's financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk, interest rate risk, and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1992 and 1991, is as follows:

                                                    1992         1991
                                                  --------     --------

      Commitments to extend credit             $ 11,713,000   10,541,000
      Credit card arrangements                    3,182,000    2,808,000
      Performance standby letters of credit       2,277,000    1,884,000
      Home equity lines of credit                   382,000      229,000


   Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because these instruments have fixed maturity dates and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and 1-4 family residential properties.

   Performance standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank generally holds cash equivalents as collateral supporting those commitments for which collateral is deemed necessary.

   The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will result in no material liability to the Bank.


(10) Regulatory Requirements

   Regulatory authorities require that banks maintain cash balances as reserves based on a percentage of deposits. Cash reserve requirements were $963,000 and $730,000 at December 31, 1992 and 1991, respectively.

   Effective December 31, 1992, banks are required to maintain minimum levels of capital to risk weighted assets. The Tier 1 minimum capital guideline is four percent and the Tier 2 minimum capital guideline is eight percent. As of December 31, 1992, the Bank's Tier 1 risk weighted capital ratio was 12.93 percent and its Tier 2 ratio was 14.18 percent. The
   Bank's leverage ratio (Tier 1 capital to total average quarterly assets) was
   7.01 percent and 6.92 percent at December 31, 1992 and 1991, respectively (unaudited).


                              CAPITAL CITY BANK
                      (A Subsidiary of Capital Bancorp)
                        Notes to Financial Statements


(11) Loans to Related Parties

   The following is an analysis for the year ended December 31, 1992, of the aggregate loans made by the Bank to directors, executive officers, or principal shareholders of the Bank.


                     Balance at                            Balance at
                    December 31,      New                  December 31,
                        1991         loans    Repayments       1992
                     ----------     ------    ----------    ---------

                     $ 206,000      68,000      92,000       182,000





                     D.  VOTING AND MANAGEMENT INFORMATION


BANC ONE will pay the costs of preparing and printing this Prospectus and Joint Proxy Statement and CAPITAL and CCB will bear the cost of soliciting proxies for the CAPITAL Special Meeting and the CCB Special Meeting. Solicitation of proxies will be made in person, by mail, or by telephone or telegraph by present and former directors, officers and employees of CAPITAL and CCB for which no additional compensation will be paid. CAPITAL will bear the cost of solicitation of proxies from its stockholders. CCB will bear the cost of solicitation of proxies from its stockholders. Copies of the form of proxy and Notice and this Prospectus will be mailed to stockholders on or
about               , 1994.

Voting

The proxy accompanying this Prospectus is solicited by the Boards of Directors of CAPITAL and CCB and, if properly executed and returned, will be voted in accordance with the instructions given therein. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. Any proxy may be revoked at any time before it is voted by furnishing CAPITAL with either written notice of revocation or a subsequently dated proxy or appearing at the Special Meeting and electing to vote in person.

The CAPITAL and CCB Boards have fixed the close of business on February 28, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the CAPITAL Special Meeting and the CCB Special Meeting. As of the record date, 150,345 shares of CAPITAL Common Stock were outstanding, each of which entitled its holder to one vote at the CAPITAL Special Meeting. As of the record date, 132,850 shares of CCB Common Stock were outstanding, each of which entitled its holder to one vote at the CCB Special Meeting. The affirmative vote of a majority of the outstanding shares of CAPITAL Common Stock entitled to vote thereon is required for approval of the Merger Agreement. The affirmative vote of a majority of the outstanding shares of CCB Common Stock entitled to vote thereon is required for approval of the Consolidation Agreement.

The Directors of CAPITAL and CCB have unanimously approved the Merger Agreement and Consolidation Agreement. Each director has indicated an intention to vote all of his shares in favor of the Merger Agreement and CAPITAL intends to vote its shares of CCB in favor of the Consolidation Agreement.

Rights of Dissenting Stockholders

The following summary does not purport to be a complete statement of the procedures to be followed by CAPITAL and CCB shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of Sections 16-10a-1301 and 16-10a-1331 of the Utah Code Annotated, the full texts of which are attached hereto as Exhibit B. As the preservation and the exercise of dissenters' rights require strict adherence to the provisions of these laws, each CAPITAL and CCB shareholder who might desire to exercise such rights should review such laws carefully, timely consult his own legal advisor and strictly adhere to the provisions thereof.

Any shareholder of CAPITAL and CCB may, as an alternative to receiving BANC ONE Common Stock, dissent from the Merger or Consolidation, respectively, and obtain payment of the fair value of such shareholder's shares of CAPITAL Common Stock and CCB Common Stock pursuant to Section 16-10a-1302 and 16-10a-1303 of the Utah Code Annotated. "Fair value" means the value of the shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in such shareholder's name only if such shareholder dissents with respect to all of the shares beneficially owned by any one person and discloses to CAPITAL or CCB, as the case may be, the name and address of the person or persons on whose behalf such shareholder dissents. In that event, such shareholder's rights shall be determined as if the shares as to which such shareholder has dissented and such other shares were registered in the names of different shareholders. A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on such owner's behalf and shall be treated as a dissenting shareholder if a written consent of the shareholder of record of such shares is submitted at the time of or before dissenters' rights are asserted.

Any CAPITAL or CCB shareholder who wishes to dissent must file with CAPITAL or CCB, respectively, prior to the vote on the Merger Agreement or Consolidation Agreement, respectively, a written notice of such shareholder's intent to demand payment of the fair value of such shareholder's shares if the Merger or Consolidation, respectively, is effectuated. In addition, the CAPITAL or CCB shareholder must refrain from voting in favor of the Merger Agreement or Consolidation Agreement, respectively. A shareholder who fails to file the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement and Consolidation Agreement, which will have the effect of waiving that shareholder's dissenters' rights.

If the Merger Agreement is approved by the required vote, CAPITAL will mail a notice to all shareholders who gave a timely notice of intent to demand payment and who did not vote in favor of the Merger Agreement. If the Consolidation Agreement is approved by the required vote, CCB will mail a notice to all shareholders who gave a timely notice of intent to demand payment and who did not vote in favor of the Consolidation Agreement. These notices will state where and when dissenting shareholders' demands for payment should be sent and stock certificates should be deposited, and a time at least 30 days after the mailing of the notice by which such demand and deposit must be made. A shareholder who fails to demand payment and deposit stock certificates as required in the notice will lose dissenters' rights.

Except as described in the following paragraph, CAPITAL and CCB are required, immediately after the later of the Effective Time of the Merger and Consolidation, respectively, and their receipt of the demand and stock certificate in accordance with their notices, to send to the dissenting shareholder a check in the amount of their estimate of the fair value of the dissenter's shares, plus interest from the Effective Time, and certain financial information concerning CAPITAL or CCB, respectively. If CAPITAL or CCB fails to make this payment, or if the dissenting shareholder believes that the amount remitted is less than the fair value of such shareholder's shares or that the interest is not correctly determined, such shareholder may object within 30 days after CAPITAL or CCB mails the payment, by mailing to CAPITAL or CCB such shareholder's own estimate of the fair value of such shares or of the interest and a demand (a "Demand") for payment of the deficiency. If a Demand is not so mailed, the dissenting shareholder is entitled to no more than the amount initially sent by CAPITAL or CCB.

Notwithstanding the foregoing, CAPITAL may elect to withhold payment from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on August 11, 1993, the date of the first announcement to news media of the terms of the Merger and Consolidation. After the Effective Time of the Merger and Consolidation, respectively, CAPITAL and CCB are required to furnish to such dissenters a statement of its estimate of the fair value of the shares and the rate of interest (and the basis for the proposed rate of interest) with an offer to pay that amount. If the dissenter does not accept these amounts, the dissenter must mail an estimate and demand for payment (also a "Demand") within 30 days after the date of mailing of CAPITAL or CCB's offer. Otherwise, the dissenting shareholder is entitled to no more than CAPITAL or CCB's offer.

Within 60 days after any Demand is submitted by a shareholder, if the Demand remains unsettled, CAPITAL or CCB is required to file in an appropriate court in Utah a petition requesting that the fair value of the shares and the interest be determined by the court. All dissenting shareholders making such demand, wherever residing, shall be parties to the proceedings. All dissenting shareholders who are made parties to the petition are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously sent to them, with interest. If CAPITAL or CCB fails to file a petition as required, each dissenting shareholder who has made a demand and who has not already settled such shareholder's claim against CAPITAL or CCB shall be paid by CAPITAL or CCB the amount previously demanded by such shareholder with interest. The costs and expenses of any such court proceedings will be assessed against CAPITAL or CCB except that the court may assess any part of those costs and expenses against dissenters who are parties to the proceedings and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious or not in good faith. Fees and expenses of counsel and experts for the respective parties may be assessed as the court deems equitable against CAPITAL or CCB and in favor of any or all dissenters if CAPITAL or CCB fails to comply substantially with the statutory requirements and may be assessed against either CAPITAL or CCB or a dissenter in favor of any other party, if the court finds that party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against CAPITAL or CCB, it may award to the counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted. Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their stock determined under Sections 16-10a-1328 and 16-10a-1330 of the Utah Code Annotated could be more than, the same as, or less than the value of the consideration they will receive pursuant to the Merger Agreement and Consolidation Agreement if they do not exercise dissenters' rights, and that investment banking opinions as to fairness are not necessarily opinions as to fair value under Sections 16-10a-1328 and 16-10a-1330 of the Utah Annotated Code.

Management and Principal Shareholders of BANC ONE

Information concerning the directors and executive officers of BANC ONE, compensation of directors and executive officers of BANC ONE and any related transactions in which they have an interest, together with information related to principal shareholders of BANC ONE, is set forth in BANC ONE's Proxy Statement, dated March 11, 1993, incorporated herein by reference to BANC ONE's Annual Report on Form 10-K for the year ended December 31, 1992. See "Incorporation by Reference."


                    MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF
                                CAPITAL AND CCB


The names and ages of the present directors and executive officers of CAPITAL and CCB, their business experience during the last five years and certain other information, together with their ownership of stock as of December 31, 1993, are set forth in the following table:

 Name, Year of Birth, Year    Principal Occupations        Annual    Shares of
Became Director & Positions   for Past Five Years          Amount     CAPITAL
& Offices w/CAPITAL or CCB    & Other Information          Income     and CCB

Norton Parker -- 1926         Banking                     $156,000      18,853
Director Capital -- 1980                                       600       3,079
Director CCB -- 1977                                         4,800
Chairman Capital
Chairman & President CCB

John M. Rapp -- 1928          Retired
Director Capital -- 1980                                       600      12,809
Director CCB -- 1977                                         4,800          56

Carman E. Kipp -- 1927        Attorney
Director Capital -- 1980                                       600      12,524
Director CCB -- 1977                                         4,800          52

Martin T. Hart -- 1936        Investments
Director Capital -- 1980                                       600      12,809
                                                                            52

G. Mitchell Morris -- 1920    Travel Industry
Director Capital -- 1980      Consultant                       600      12,809
Director CCB -- 1977                                         4,800          52

Ray S. Robinson -- 1926       Building Products
Director Capital -- 1980                                       600       8,838
Director CCB -- 1977                                         4,800          58

McNeil S. Fiske -- 1934       President, MacCourt Products
Director Capital -- 1980                                       600       7,721
Director CCB -- 1977                                         4,800          52

Michael A. Allem -- 1942       Banking                      95,000
Director Capital -- 1986                                       600       7,242
Director CCB -- 1986                                         4,800       1,211
Senior Executive
  Vice President CCB

Donald E. Foulger -- 1928      Equipment Broker
Director Capital -- 1980                                       600       5,731
                                                                            50

Charles Ehin -- 1935           Professor of Business
Director CCB -- 1990                                         4,800          50

Allen C. Barbieri -- 1958      Banking/Savings & Loan
President Capital                                           70,000

Ronald Leatham -- 1952         Banking
Senior Vice President CCB                                   56,000

Kent R. Jones -- 1962          Banking/Public Accounting
Chief Financial Officer CCB                                 57,000



EXHIBIT A

                            GERRISH & MCCREARY, P.C.
                                   Attorneys
                               Washington Square
                       222 Second Avenue North, Suite 424
                          Nashville, Tennessee  37201


                               February 11, 1994


Shareholders of Capital Bancorp

Capital Bancorp
2200 South State Street
Salt Lake, Utah  84115

Banc One Corporation
100 East Broad Street
Columbus, Ohio  43271-0152


Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences resulting from the merger of Capital Bancorp ("Capital") with and into Banc One Arizona Corporation ("Banc One Arizona") as set forth and more fully described in the Agreement and Plan of Merger between Capital and Banc One Arizona and joined in by Banc One CORPORATION ("Banc One"), dated September 17, 1993, as amended (the "Agreement") including exhibits attached thereto.

We have acted as special counsel to Capital with respect to the merger of Capital into Banc One Arizona (the "Holding Company Merger"). In this capacity, we have examined the Agreement and the Registration Statement (Form S-4) pursuant to which Banc One is issuing additional shares of its common stock, without par value, to the stockholders of Capital pursuant to the merger of Capital with and into Banc One Arizona. All capitalized terms used herein shall, except where the context indicates otherwise, be deemed to have the meanings assigned to such terms in the Registration Statement and the Agreement.

In reaching our opinion, we have relied on certain representations made by the management of Banc One, Banc One Arizona, and Capital Bancorp, including the representations and warranties and undertakings in the Agreement, and have examined such documents, records and other instruments as we have deemed necessary or appropriate, including, without limitations, the Registration Statement and the Agreement. We have assumed that Banc One has previously been and will be in the future maintained and operated in conformance with the laws of the State of Ohio and the terms of the aforementioned documents. We have also assumed that Banc One Arizona has previously been and will be in the future maintained and operated in conformance with the laws of the State of Arizona and the terms of the aforementioned documents.

Banc One is a registered bank holding company organized and existing under the laws of the State of Ohio. Banc One has authorized capital stock consisting of 635,000,000 shares consisting of 600,000,000 shares of common stock without par value ("Banc One Common Stock") of which 341,965,620 shares were issued and outstanding at September 17, 1993 and 35,000,000 shares of preferred stock of which 5,000,000 were issued and outstanding as of such date. Up to 4,405,854 shares of Banc One Common Stock are subject to options. It is anticipated that not more than approximately 353,461 shares of Banc One Common Stock will be issued pursuant to the Holding Company Merger. In addition, it is anticipated that not more than approximately 80,389 shares of Banc One Common Stock will be issued in connection with the Merger of Capital City Bank with and into Bank One, Utah, N.A. (the "Bank Merger").

Capital is a bank holding company duly organized and existing under the laws of the State of Utah and has authorized capital stock consisting of 200,000 shares of common stock, par value $10.00 per share ("Capital Common Stock"), of which 150,345 shares are issued and outstanding and 2,805 of which are shares of treasury stock owned by Capital.

Banc One Arizona is an Arizona corporation duly organized and existing under the laws of the State of Arizona. Banc One owns 100% of the outstanding shares of stock of Banc One Arizona.

Other than noted above, there are no outstanding securities or obligations which are convertible into shares of stock or options, warrants, rights, calls or any other commitments of any nature relating to the unissued shares of Banc One, Capital, or Banc One Arizona.

Pursuant to the Agreement at the Effective Date of the Merger, the following transactions will be consummated:

1. Capital shall merge with and into Banc One Arizona whereby each share of $10.00 par value Capital Common Stock issued and outstanding, other than shares whose holders have perfected their rights to dissent from the Merger, shall be converted into and exchanged for up to 353,461 shares of newly issued Banc One Common Stock without par value. Banc One Arizona shall survive the Merger and the former stockholders of Capital shall become stockholders of Banc One. No fractional shares of Banc One Common Stock shall be issued. The former Capital stockholders entitled to fractional shares of Banc One Common Stock shall be paid cash by Banc One for such fractional shares, the value of which shall be computed by multiplying the fraction thereof by the "Average Price" of Banc One Common Stock. The "Banc One Average Price" is the average of the daily market price of Banc One Common Stock during a ten (10) day period preceding the Effective Time of the Merger as set forth in Section 7(a) of the Agreement.

2. The Merger is subject to various conditions including, among others, approval by a majority of the stockholders of Capital at the Capital Special Meeting and approval by all applicable regulatory authorities.


This opinion is conditioned on the following assumptions and representations being made by the management of Banc One, Banc One Arizona and Capital in connection with the Merger transaction at or before closing:

1. The Merger shall be consummated pursuant to and in accordance with the Agreement.

2. The fair market value of newly issued Banc One Common Stock without par value to be received by Capital stockholders will be, in each instance, approximately equal to the fair market value of the Capital Common Stock to be surrendered in exchange therefor.

3. After consummation of the Merger transaction, Banc One Arizona will continue its historical business in a substantially unchanged manner.

4. The management of Capital knows of no plan or intention by the stockholders of Capital who own 5% or more of the Capital Common Stock or on the part of the remaining stockholders of Capital to sell or otherwise dispose of a number of shares of Banc One Common Stock to be received in the Merger transaction that would reduce the Capital stockholders' ownership of Banc One Common Stock to a number of shares having a value as of the date of the Merger, of less than fifty (50) percent of the value of the formerly outstanding Capital Common Stock as of the same date. For purposes of this representation, shares of Capital Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Banc One Common Stock will be treated as outstanding Capital Common Stock on the date of the transaction. Moreover, shares of Capital Common Stock and shares of Banc One Common Stock held by Capital stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the merger transaction will be considered in making this representation.

5. Banc One Arizona will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Capital immediately prior to the Effective Date of the Merger. For purposes of this representation, amounts paid by Capital to dissenters, amounts paid by Capital to stockholders who receive cash or other property, Capital assets used to pay its reorganization expenses, and all redemptions and other distributions (except for regular, normal dividends) made by Capital immediately preceding the transfer, will be included as assets of Capital held immediately prior to the transaction.

6. Prior to the transaction, Banc One will be in control of Banc One Arizona within the meaning of Section 268(c) of the Internal Revenue Code.

7. Following the transaction, Banc One Arizona will not issue additional shares of its stock that would result in Banc One losing control of Banc One Arizona within the meaning of Section 368(c) of the Code.

8. Banc One has no plan or intention to reacquire any of its stock issued in this transaction.

9. Banc One has no plan or intention to liquidate Banc One Arizona, to merge Banc One Arizona with and into another corporation, to sell or otherwise dispose of the stock of Banc One Arizona or to cause Banc One Arizona to sell or otherwise dispose of any of the assets of Capital acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Code.

10. The liabilities of Capital assumed by Banc One Arizona and the liabilities to which the transferred assets of Capital are subject were incurred by Capital in the ordinary course of its business.

11. Following the transaction, Banc One Arizona will continue the historic business of Capital or use a significant portion of Capital's historical business assets in its business.

12. Each Party to the Agreement will pay its own expenses incurred in connection with the Merger including the cost of soliciting proxies for the Capital Special Meeting. Printing costs and expenses incurred in connection with the Proxy Statement/Prospectus and the associated Banc One Registration Statement to be filed with the Securities and Exchange Commission of which the Proxy Statement/Prospectus forms a part will be paid by Banc One and/or Banc One Arizona.

             If the Merger is not consummated for any reason, except if one Party breaches the agreement, Banc One and Capital each agree to pay the expenses arising from the negotiation and preparation of, and filings and solicitations with respect to the Agreement and the transactions contemplated by such Agreement as follows: Each party will pay its own expenses, except that Banc One will pay the costs of printing the proxy material.

13. There is no intercorporate indebtedness existing between Banc One and Capital or between Banc One Arizona and Capital that was issued, acquired, or will be settled at a discount.

14. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

15. Capital, Banc One or Banc One Arizona is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

16. The fair market value of the assets of Capital transferred to Banc One Arizona will equal or exceed the sum of the liabilities assumed by Banc One Arizona, plus the amount of liabilities, if any, to which the transferred assets are subject.

17.          No stock of Banc One Arizona will be issued in the transaction.

18. None of the compensation received by any stockholder-employee of Capital will be separate consideration for, or allocable to, any of their shares of Capital stock; none of the shares of Banc One stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder- employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

Based solely on the information submitted and on the representations set forth above our opinion is as follows:

1. Provided the proposed merger of Capital with and into Banc One Arizona qualifies under Utah and Arizona law, the acquisition by Banc One Arizona of substantially all of the assets of Capital solely in exchange for Banc One Common Stock and the assumption by Banc One Arizona of the liabilities, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code. For purposes of this opinion, "substantially all" means at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Capital held immediately prior to the proposed transaction. Capital, Banc One and Banc One Arizona will each be "a party to a reorganization" within the meaning of
             Section 368(b).

2. No gain or loss will be recognized by Capital upon the transfer of substantially all of its assets to Banc One Arizona in exchange for Banc One Common Stock and the assumption of Capital's liabilities by Banc One Arizona (Sections 361 and 357(a)).

3. No gain or loss will be recognized by either Banc One or Banc One Arizona upon the acquisition by Banc One Arizona of substantially all of the assets of Capital in exchange for Banc One's Common Stock and the assumption of Capital's liabilities (Rev. Rul. 57-278, 1957-1 C.B. 124).

4. The federal income tax basis of the assets of Capital acquired by Banc One Arizona will be the same in the hands of Banc One Arizona as the basis of such assets in the hands of Capital immediately prior to the exchange (Section 362(b)).

5. The basis of the Banc One Arizona Common Stock in the hands of Banc One will be increased by an amount equal to the basis of the Capital assets in the hands of Banc One Arizona and decreased by the sum of the amount of the liabilities of Capital assumed by Banc One Arizona and the amount of liabilities to which the assets of Capital are subject.

6. The holding period of the assets of Capital received by Capital will, in each instance, include the period for which such assets were held by Capital (Section 1223(2)).

7. No gain or loss will be recognized to the stockholders of Capital upon the exchange of Capital stock solely for Banc One Common Stock (Section 354(a)(1).

8. The basis of the Banc One Common Stock received by the stockholders of Capital will be the same as the basis of the Capital stock surrendered in exchange therefor (Section 358(a)(1)).

9. The holding period of the Banc One Common Stock received by the stockholders of Capital will include the period during which Capital stock surrendered therefor was held, provided the stock of Capital is a capital asset in the hands of the stockholders of Capital on the date of the exchange (Section 1223(1)).

10. As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Income Tax Regulations, Banc One Arizona will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Capital as of the date of transfer. Any deficit in the earnings and profits of Capital or Banc One Arizona will be used only to offset the earnings and profits accumulated after the date of transfer.

11. Where a dissenting Capital stockholder receives cash in exchange for his or her stock, such cash will be treated as having been received by the stockholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code. Rev. Rul. 74-515, 1974-2 C.B. 118.


No opinion in expressed about the tax treatment of the Merger transaction under other provisions of the Code and regulations or about the federal income tax or state income tax treatment of any conditions existing at the time of, or other tax consequences resulting from the Merger transaction that are not specifically covered above.

No opinion is expressed herein with regard to the tax treatment of the merger of Capital City Bank into Bank One, Utah, N.A.

This opinion is addressed only to you and concerns only the transaction described above. This opinion may be relied upon only by Capital, Banc One, Banc One Arizona and the stockholders of Capital.

We consent to the inclusion of this opinion in the Registration Statement (Form S-4) of Banc One relating to the Merger and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement which is part of the Registration Statement.

Very truly yours,

GERRISH & McCREARY, P.C.

GERRISH & MCCREARY, P.C.


EXHIBIT B


                              Utah Code Annotated

                                    Part 13
                               DISSENTERS' RIGHTS

16-10a-1301.  Definitions.

For purposes of Part 13:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the survivor or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) "Fair Value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302.  Rights to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

             (a) consummation of a plan of merger to which the corporation is a party if:

                                        (i)                   shareholder
                                                              approval is
                                                              required for the
                                                              merger by Section
                                                              16-10a-1103 or
                                                              the articles of
                                                              incorporation; or

                                        (ii)                  the corporation
                                                              is a subsidiary
                                                              that is merged
                                                              with its parent
                                                              under Section
                                                              16-10a-1104;

             (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

             (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

             (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

             (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

             (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

             (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

             (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

             (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will beheld of record by more than 2,000 shareholders;

             (c)                        cash in lieu of fractional shares; or

             (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303.  Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

             (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

             (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320.  Notice of dissenters' rights.

(1)          If a proposed corporate action creating dissenters' rights under
             Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

(2)          If a proposed corporate action creating dissenters' rights under
             Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321.  Demand for payment--Eligibility and notice of intent.

(1)          If a proposed corporate action creating dissenters' rights under
             Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

             (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

             (b)                        may not vote any of his shares in favor
                                        of the proposed action.

(2)          If a proposed corporate action creating dissenters' rights under
             Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4)          A shareholder who does not satisfy the requirements of Subsections
             (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322.  Dissenters' notice.

(1)          If proposed corporate action creating dissenters' rights under
             Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

             (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

             (b) state an address at which the corporation will receive payment demands and an address at which certificates for certified shares must be deposits;

             (c) inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received;

             (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

             (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

             (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

             (g)                        be accompanied by a copy of this part.

16-10a-1323.  Procedure to demand payment.

(1)          A shareholder who is given a dissenters' notice described in
             Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

             (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing.

             (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

             (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

(2)          A shareholder who demands payment in accordance with Subsection
             (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324.  Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertified shares.

16-10a-1325.  Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2)          Each payment made pursuant to Subsection (1) must be accompanied by:

             (a) (i)  (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

                      (B) an income statement for that year;

                      (C) a statement of changes in shareholders' equity for
                          that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

                      (D) the latest available interim financial statements,
                          if any;


                  (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;


             (b)   a statement of the corporation's
                   estimate of the fair value of the
                   shares and the amount of interest
                   payable with respect to the shares;

             (c)   a statement of the dissenter's right to
                   demand payment under Section
                   16-10a-1328; and

             (d)   a copy of this part.

16-10a-1326.  Failure to take action.

(1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposits certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1)          A corporation may, with the dissenters' notice given pursuant to
             Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328.  Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325; if:

             (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

             (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

             (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by
                                        Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330.  Judicial appraisal of shares -- Court action.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appoint them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

             (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

             (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331.  Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
             Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

             (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Section 16-10a-1320 through 16-10a-1328; or

             (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Officers and Directors.

Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers, and employees. Those provisions have been adopted by the Registrant in Article V of Registrant's Code of Rights. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.

Item 21.  Exhibits and Financial Statement Schedules.

The following exhibits are filed herewith except those indicated which have been filed previously as shown below and which are incorporated herein by reference.

 2.1 Merger Agreement dated September 17, 1993, by and among CAPITAL BANCORP, Banc One Arizona Corporation and BANC ONE CORPORATION, as amended, including the Bank Merger Agreement dated December 14, 1993, by and among Bank One, Utah, N.A. and Capital City Bank.

 2.3         Form of Proxies to be used by CAPITAL BANCORP and Capital City Bank

 3.1 Amended Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3-1 of the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1991.)

 3.2 Code of Regulations of the Registrant (incorporated by reference from Exhibit 3-2 of the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1991).

 4.1 Form of Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1989).

 5 Opinion of Roman J. Gerber, General Counsel for BANC ONE CORPORATION, regarding the legality of securities being offered, including consent.

 8 Opinion of Gerrish & McCreary, P.C. regarding the Federal income tax consequences of the Merger, including consent.

23           Consents of Coopers & Lybrand and KPMG Peat Marwick

25 Power of attorney is included elsewhere in Part II of this Registration Statement.

Item 22.  Undertakings.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g)          The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

             (2) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 25, 1994.

                                           BANC ONE CORPORATION


                                           By: ROMAN J. GERBER
                                               Roman J. Gerber
                                               Executive Vice President



                               POWER OF ATTORNEY


We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling and William C. Leiter, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                       Date


JOHN B. MCCOY                     Chairman of the Board       February 25, 1994
John B. McCoy                     (Principal Executive Officer
                                  & Director)


DONALD L. MCWHORTER               President and Director      February 25, 1994
Donald L. McWhorter


FREDERICK L. CULLEN               Senior Vice President       February 25, 1994
Frederick L. Cullen               (Principal Financial Officer)


WILLIAM C. LEITER                 Controller (Principal       February 25, 1994
William C. Leiter                 Accounting Officer)


CHARLES E. EXLEY                  Director                    February 25, 1994
Charles E. Exley


E. GORDON GEE                     Director                    February 25, 1994
E. Gordon Gee


JOHN R. HALL                      Director                    February 25, 1994
John R. Hall


LABAN P. JACKSON, JR.             Director                    February 25, 1994
Laban P. Jackson, Jr.


JOHN G. MCCOY                     Director                    February 25, 1994
John G. McCoy


RENE C. MCPHERSON                 Director                    February 25, 1994
Rene C. McPherson


THEKLA R. SHACKELFORD             Director                    February 25, 1994
Thekla R. Shackelford


FREDERICK P. STRATTON, JR.        Director                    February 25, 1994
Frederick P. Stratton, Jr.


                                  Director
Romeo J. Ventres


ROBERT D. WALTER                  Director                    February 25, 1994
Robert D. Walter


LESLIE H. WEXNER                  Director                    February 25, 1994
Leslie H. Wexner